UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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ISABELLA BANK CORPORATION
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ISABELLA BANK CORPORATION
401 N. Main St.
Mt. Pleasant, Michigan 48858
NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 5, 2015

Notice is hereby given that the Annual Meeting of Shareholders of Isabella Bank Corporation will be held on Tuesday, May 5, 2015 at 5:00 p.m. Eastern Daylight Time, at the Comfort Inn Conference Center, 2424 S. Mission Street, Mt. Pleasant, Michigan. The meeting is for the purpose of considering and acting upon the following items of business:

1.	The election of four directors.

2.	To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.
The Board of Directors has fixed March 12, 2015 as the record date for determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournments thereof.
Your vote is important. Even if you plan to attend the meeting, please vote:

1.
By mail: Indicate your choice with respect to the matters to be voted upon, sign, date, and return your proxy form in the enclosed envelope. Note that if stock is held in more than one name, all parties should sign the proxy form; or

2.	By internet - www.proxyvote.com: Have your proxy form in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form; or

3.	By phone - 1-800-690-6903 (toll-free): Have your proxy form in hand and then follow the instructions.
By order of the Board of Directors
Debra Campbell, Secretary
Dated: March 26, 2015

ISABELLA BANK CORPORATION
401 N. Main St.
Mt. Pleasant, Michigan 48858
PROXY STATEMENT
General Information
As used in this Proxy Statement, references to "the Corporation", “Isabella,” “we,” “our,” “us,” and similar terms refer to the consolidated entity consisting of Isabella Bank Corporation and its subsidiary, Isabella Bank. Isabella Bank Corporation refers solely to the parent holding company, and the “Bank” refers to Isabella Bank.
This Proxy Statement is furnished in connection with the solicitation of proxies, to be voted at our Annual Meeting of Shareholders (the “Annual Meeting”) which is to be held on Tuesday, May 5, 2015 at 5:00 p.m. at the Comfort Inn Conference Center, 2424 S. Mission Street, Mt. Pleasant, Michigan, or at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of the Annual Meeting of Shareholders and in this Proxy Statement.
This Proxy Statement has been mailed on March 26, 2015 to all holders of record of common stock as of the record date. If a shareholder’s shares are held in the name of a broker, bank, or other nominee, then that party should give the shareholder instructions for voting the shareholder’s shares.
Voting at the Meeting
We have fixed the close of business on March 12, 2015 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. We have only one class of common stock and no preferred stock. As of March 12, 2015, there were 7,804,200 shares of stock outstanding. Each outstanding share entitles the holder thereof to one vote on each separate matter presented for vote at the meeting. You may vote on matters that are properly presented at the Annual Meeting by attending the meeting and casting a vote, signing and returning the enclosed proxy, voting on the internet, or voting by phone. You may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by filing with the Corporation an instrument revoking it, filing a duly executed proxy bearing a later date (including a proxy given over the internet or by phone) or by attending the meeting and electing to vote in person. You are encouraged to vote by mail, internet, or phone.
We will hold the Annual Meeting if a majority of the shares of common stock entitled to vote are represented in person or by proxy. If you sign and return the proxy, those shares will be counted to determine if there is a quorum, even if you abstain or fail to vote on any of the proposals.
Your broker may not vote on the election of directors if you do not furnish instructions for such proposals. You should use the voting instruction card provided by us to instruct the broker to vote the shares, or else your shares will be considered “broker non-votes.” Broker non-votes are shares held by brokers or nominees as to which voting instructions have not been received from the shares’ beneficial owner or the individual entitled to vote those shares and the broker or nominee does not have discretionary voting power under rules applicable to broker-dealers. Under these rules, Proposal 1 is not an item on which brokerage firms may vote in their discretion on your behalf unless you have furnished voting instructions.
At this year’s Annual Meeting, you will elect four directors to serve for a term of three years. You may vote in favor, against, or withhold votes for any or all nominees. Directors are elected by a plurality of the votes cast at the Annual Meeting. Shares not voted, including broker non-votes, have no effect on the elections.

Proposal 1-Election of Directors
The Board of Directors (the "Board") currently consists of eleven (11) members divided into three classes, with the directors in the class being elected for a term of three years. At the Annual Meeting, Dennis P. Angner, Richard J. Barz, Jae A. Evans, and W. Michael McGuire, whose terms expire at the Annual Meeting, have been nominated for election to serve through the 2018 Annual Meeting for the reasons described below.
Except as otherwise specified, proxies will be voted for election of the four nominees. If a nominee becomes unable or unwilling to serve, proxies will be voted for such other person, if any, as shall be designated. However, we know of no reason to anticipate that this will occur. The four nominees who receive the greatest number of votes cast will be elected directors. Each of the nominees has agreed to serve as a director if elected.
Nominees and current directors, including their principal occupation for the last five or more years, age, and length of service as a director, are listed below.
We unanimously recommend that you vote FOR the election of each of the nominees.
Director Qualifications
Board members are highly qualified and represent your best interests. We select nominees who:

•	Have extensive business leadership.

•	Bring a diverse perspective and experience.

•	Are objective and collegial.

•	Have high ethical standards and have demonstrated sound business judgment.

•	Are willing and able to commit the significant time and effort to effectively fulfill their responsibilities.

•	Are active in and knowledgeable of their respective communities.
Each nominee and current director possesses these qualities and provides a diverse complement of specific business skills and experience.
The following describes the key qualifications each director brings to the Board, in addition to the general qualifications described above and the information included in the biographical summaries provided below.

Director	Professional experience in chosen field	Expertise in financial or related field	Audit Committee Financial Expert	Civic and community involvement	Leadership and team building skills	Diversity by race, gender, or cultural	Geo- graphical diversity	Finance	Tech- nology	Market- ing	Govern- ance	Entre- preneurial skills	Human Resources	Bank business segment represent- ation
David J. Maness	X			X	X				X			X		X
Dennis P. Angner	X	X		X	X			X	X		X
Dr. Jeffrey J. Barnes	X			X	X		X					X		X
Richard J. Barz	X	X		X	X			X		X			X	X
Jae A. Evans	X	X		X	X			X		X			X
G. Charles Hubscher	X	X		X	X							X		X
Thomas L. Kleinhardt	X			X	X		X	X		X		X		X
Joseph LaFramboise	X			X	X		X			X
W. Joseph Manifold	X	X	X	X	X			X	X
W. Michael McGuire	X	X	X	X	X		X	X	X		X
Sarah R. Opperman	X			X	X	X	X			X		X		X

The following table identifies individual Board members serving on each of our standing committees:

Director	Audit	Nominating and Corporate Governance	Compensation and Human Resource	Information Technology
David J. Maness	Xo	Xo	Xc	Xo
Dennis P. Angner
Dr. Jeffrey J. Barnes	X		X
Richard J. Barz
Jae A. Evans
G. Charles Hubscher	X		X
Thomas L. Kleinhardt			X	Xc
Joseph LaFramboise	X	X	X	X
W. Joseph Manifold	Xc	X	X
W. Michael McGuire	X	Xc	X	X
Sarah R. Opperman			X
C — Chairperson
O — Ex-Officio
Director Nominees for Terms Ending in 2018
Dennis P. Angner (age 59) has been a director of Isabella Bank Corporation and the Bank since 2000. Mr. Angner has been principally employed by the Corporation since 1984 and has served as President of Isabella Bank Corporation since December 30, 2001 and CFO since January 1, 2010. Mr. Angner served as Chief Executive Officer of Isabella Bank Corporation from December 30, 2001 through December 31, 2009. He is a past Chair of the Michigan Bankers Association and is currently serving as Chairman of its taxation committee, is a member of the American Bankers Association Government Relations Council, and served on the Central Michigan American Red Cross board for over 20 years.
Richard J. Barz (age 66) has been a director of the Bank since 2000 and of Isabella Bank Corporation since 2002. Mr. Barz retired as Chief Executive Officer of Isabella Bank Corporation on December 31, 2013 after over 41 years of service with the Corporation. Mr. Barz was Chief Executive Officer of Isabella Bank Corporation from 2010 to 2013 and President and Chief Executive Officer of the Bank from 2001 to July 2012. Mr. Barz has been very active in community organizations and events. He is a past Chairman of the Central Michigan Community Hospital Board of Directors, is the current Chairman of the Middle Michigan Development Corporation Board of Directors, and serves on several boards and committees for Central Michigan University and various volunteer organizations throughout mid-Michigan.
Jae A. Evans (age 58) was appointed a director of Isabella Bank Corporation and the Bank and elected Chief Executive Officer of Isabella Bank Corporation effective January 1, 2014. Mr. Evans has been employed by the Corporation since 2008 and has over 38 years of banking experience. He served as Chief Operations Officer of the Bank from June 2011 to December 31, 2013 and President of the Greenville Division of the Bank from January 1, 2008 to June 2011. Mr. Evans is a board member for The Community Bankers of Michigan, Art Reach of Mid Michigan, and is the Chair of the EightCAP governing board. Mr. Evans is also past Vice Chair of the Carson City Hospital, was president of the Greenville Rotary Club, and past Chair of The Community Bankers of Michigan.
W. Michael McGuire (age 65) has been a director of Isabella Bank Corporation since 2007 and of the Bank since January 1, 2010. Mr. McGuire, an attorney, retired in August 2013 as the Director of the Office of the Corporate Secretary and Assistant Secretary of The Dow Chemical Company, a manufacturer of chemicals, plastics and agricultural products, headquartered in Midland, Michigan.
Current Directors with Terms Ending in 2016
Thomas L. Kleinhardt (age 60) has been a director of the Bank since 1998 and of Isabella Bank Corporation since 2010. Mr. Kleinhardt is President of McGuire Chevrolet, is active in the Clare Kiwanis Club, and past coach of the girls Varsity Basketball team for both Farwell High School and Clare High School.
Joseph LaFramboise (age 65) has been a director of the Bank since 2007 and of Isabella Bank Corporation since 2010. He is a retired Sales and Marketing Executive of Ford Motor Company. Mr. LaFramboise is an Ambassador of Eagle Village in Evart, Michigan.

Sarah R. Opperman (age 55) has been a director of the Bank and Isabella Bank Corporation since July 1, 2012. Ms. Opperman is the owner of Opperman Consulting, LLC, which provides public affairs counsel. She was previously employed for 28 years by The Dow Chemical Company, where she held leadership roles in public and government affairs. Ms. Opperman is Vice Chair of the CMU Board of Trustees and chairs the Board's Finance and Facilities Committee.  She also is a member of the CMU Development Board.  She is a member of the Mid Michigan Health's Corporate Board of Directors, as well as its Continuing Care Board and Fund Development Committee.  Ms. Opperman also serves on the United Way of Midland County Board.
Director Nominees for Terms Ending in 2017
Dr. Jeffrey J. Barnes (age 53) has been a director of the Bank since 2007 and of Isabella Bank Corporation since 2010. Dr. Barnes is a physician and shareholder in Lansing Ophthalmology PC. He is a former member of the Central Michigan Community Hospital Board of Directors.
G. Charles Hubscher (age 61) has been a director of the Bank since 2004 and of Isabella Bank Corporation since 2010. Mr. Hubscher is President of Hubscher and Son, Inc., a sand and gravel producer. He is a director of the National Stone and Gravel Association, the Michigan Aggregates Association, serves on the Board of Trustees for the Mt. Pleasant Area Community Foundation, and is a member of the Zoning Board of Appeals for Deerfield Township.
David J. Maness (age 61) has been a director of the Bank since 2003 and of Isabella Bank Corporation since 2004. Mr. Maness has served as Chairman of the Board for the Corporation and the Bank since 2010. He is President of Maness Petroleum, a geological and geophysical consulting services company. Mr. Maness is currently serving as a director for the Michigan Oil & Gas Association, and he previously served on the Mt. Pleasant Public Schools Board of Education.
W. Joseph Manifold (age 63) has been a director of Isabella Bank Corporation since 2003 and of the Bank since January 1, 2010. Mr. Manifold is CFO of Federal Broach Holdings LLC, a holding company which operates several manufacturing companies. Previously, he was a senior manager with Ernst & Young Certified Public Accounting firm working principally on external bank audits and was CFO of the Delfield Company. Prior to joining the Board, Mr. Manifold served on the Isabella Community Credit Union Board and was President of the Mt. Pleasant Public Schools Board of Education.
Each of the directors has been engaged in their stated professions for more than five years.
Other Named Executive Officers
Steven D. Pung (age 65), President of the Bank, has been employed by the Bank since 1979. Jerome E. Schwind (age 48), Executive Vice President and Chief Operating Officer of the Bank, has been employed by the Bank since 1999. David J. Reetz (age 54), Senior Vice President and Chief Lending Officer of the Bank, has been employed by the Bank since 1987.
All officers serve at the pleasure of the Board.

Corporate Governance
Director Independence
We have adopted the director independence standards as defined under of the NASDAQ Stock Market Marketplace Rules. We have determined that Dr. Jeffrey J. Barnes, G. Charles Hubscher, Thomas L. Kleinhardt, Joseph LaFramboise, David J. Maness, W. Joseph Manifold, W. Michael McGuire, and Sarah R. Opperman are independent directors. Richard J. Barz is not independent as he retired as CEO of Isabella Bank Corporation on December 31, 2013. Jae A. Evans is not independent as he is employed as CEO of Isabella Bank Corporation. Dennis P. Angner is not independent as he is employed as President and CFO of Isabella Bank Corporation.
Board Leadership Structure and Risk Oversight
Our Governance Policy provides that only directors who are deemed to be independent as set forth by the NASDAQ Stock Market Marketplace Rules and SEC rules are eligible to hold the office of chairperson. Additionally, the chairpersons of Board established committees must also be independent directors. It is our belief that having a separate chairperson and CEO best serves the interest of the shareholders. The Board elects its chairperson at the first Board meeting following the Annual Meeting. Independent members of the Board meet without inside directors at least twice per year.
Management is responsible for our day-to-day risk management and the Board’s role is to engage in informed oversight. The Board utilizes committees to oversee risks associated with compensation, governance, and information technology. The Isabella Bank Board of Directors is responsible for overseeing credit, investment, interest rate, and trust risks. The chairpersons of the respective boards or committees report on their activities on a regular basis.
Our Audit Committee is responsible for overseeing the integrity of our consolidated financial statements, the independent auditors’ qualifications and independence, the performance of our internal audit function and those of independent auditors, our system of internal controls, our financial reporting and system of disclosure controls, and our compliance with legal and regulatory requirements and with our Code of Business Conduct and Ethics.
Committees of the Board of Directors and Meeting Attendance
The Board met 14 times during 2014. All incumbent directors attended 75% or more of the meetings held in 2014. The Board has an Audit Committee, a Nominating and Corporate Governance Committee, a Compensation and Human Resource Committee, and an Information Technology Committee.
Audit Committee
The Audit Committee is composed of independent directors. Information regarding the functions performed by the Audit Committee, its membership, and the number of meetings held during the year, is set forth in the “Audit Committee Report” included elsewhere in this Proxy Statement. The Audit Committee is governed by a written charter approved by the Board, which is available on the Bank’s website: www.isabellabank.com.
In accordance with the provisions of the Sarbanes-Oxley Act of 2002, directors Manifold and McGuire meet the requirements of Audit Committee Financial Expert and have been so designated. The Audit Committee also consists of directors Barnes, Hubscher, LaFramboise, and Maness (ex-officio).
Nominating and Corporate Governance Committee
We have a standing Nominating and Corporate Governance Committee consisting of independent directors LaFramboise, Maness (ex-officio), Manifold, and McGuire. The Nominating and Corporate Governance Committee held two meeting in 2014, with all committee members attending the meeting. The Board has approved a Nominating and Corporate Governance Committee Charter which is available on the Bank’s website: www.isabellabank.com.
The Nominating and Corporate Governance Committee is responsible for evaluating and recommending individuals for nomination to the Board for approval. This Committee in evaluating nominees, including incumbent directors and any nominees put forth by shareholders, considers business experience, skills, character, judgment, leadership experience, and their knowledge of the geographical markets, business segments or other criteria the Committee deems relevant and appropriate based on the current composition of the Board. This Committee considers diversity in identifying members with respect to our geographical markets served and the business experience of the nominee.
The Nominating and Corporate Governance Committee will consider, as potential nominees, persons recommended by shareholders. Recommendations should be submitted in writing to the Secretary of the Corporation, 401 N. Main St., Mt.

Pleasant, Michigan 48858 and include the shareholder’s name, address and number of shares of the Corporation owned by the shareholder. The recommendation should also include the name, age, address and qualifications of the candidate. Recommendations for the 2016 Annual Meeting of Shareholders should be delivered no later than November 27, 2015. The Nominating and Corporate Governance Committee evaluates all potential director nominees in the same manner, whether the nominations are received from a shareholder, or otherwise.
Compensation and Human Resource Committee
The Compensation and Human Resource Committee is responsible for reviewing and recommending to our Board the compensation of the Chief Executive Officer and other executive officers, benefit plans, and the overall percentage increase in salaries. This Committee consists of independent directors Barnes, Hubscher, Kleinhardt, LaFramboise, Maness, Manifold, McGuire, and Opperman. The Compensation and Human Resource Committee held three meetings during 2014 with all committee members in attendance. This Committee is governed by a written charter approved by the Board that is available on the Bank’s website: www.isabellabank.com.
Information Technology Committee
The Information Technology Committee is responsible for reviewing and monitoring information technology risks. Oversight includes customer data, physical and information security, disaster planning, equipment and programs, and the audit process. This Committee consists of directors Angner, Evans, Kleinhardt, LaFramboise, Maness (ex-officio), and McGuire and other members of senior management. The Information Technology Committee held two meetings during 2014 with all committee members in attendance.
Communications with the Board
Shareholders may communicate with the Board by sending written communications to the attention of the Corporation’s Secretary, Isabella Bank Corporation, 401 N. Main St., Mt. Pleasant, Michigan 48858. Communications will be forwarded to the Board or the appropriate committee, as soon as practicable.
Code of Ethics
Our Code of Business Conduct and Ethics, which is applicable to the CEO and CFO, is available on the Bank’s website: www.isabellabank.com.

Audit Committee Report
The Audit Committee oversees the financial reporting process on behalf of the Board. The 2014 Audit Committee consisted of directors Barnes, Hubscher, LaFramboise, Maness (ex-officio), Manifold, and McGuire.
The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services by our independent auditors, or any other auditing or accounting firm, if those fees are reasonably expected to exceed 5.0% of the current year agreed upon fee for independent audit services. The Audit Committee has established general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and reviews the guidelines with the Board.
Management has the primary responsibility for the consolidated financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements. The Audit Committee also reviewed with management and the independent auditors, management’s assertion on the design and effectiveness of our internal control over financial reporting as of December 31, 2014.
The Audit Committee reviewed with our independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee by the standards of the Public Company Accounting Oversight Board (United States), including those described in Auditing Standard No. 16 “Communications with Audit Committees”, as may be modified or supplemented. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, as may be modified or supplemented, and has discussed with the independent auditor the independent auditors’ independence.
The Audit Committee discussed with our internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and external independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting process. The Audit Committee held five meetings during 2014, and all committee members attended 75% or more of the meetings.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the Securities and Exchange Commission. The Audit Committee has appointed Rehmann Robson LLC as the independent auditors for the 2015 audit.
Respectfully submitted,
W. Joseph Manifold, Audit Committee Chairperson
Dr. Jeffrey J. Barnes
G. Charles Hubscher
Joseph LaFramboise
David J. Maness (ex-officio)
W. Michael McGuire

Compensation Discussion and Analysis
The Compensation and Human Resource Committee is responsible for reviewing and recommending to the Board the compensation and benefits for the CEO, President and CFO, and executive officers. This Committee evaluates and approves our executive officer and senior management compensation plans, policies, and programs. The CEO recommends to this Committee an appropriate salary for the CFO and named executive officers based on their annual performance reviews and the officer’s years of service along with competitive market data.
Compensation Objectives
The Compensation and Human Resource Committee considers asset growth with the safety and soundness objectives and earnings per share to be the primary ratios in measuring financial performance. Our philosophy is to maximize long-term return to shareholders consistent with safe and sound banking practices, while maintaining the commitment to superior customer and community service. We believe that the performance of executive officers in managing the business should be the basis for determining overall compensation. Consideration is also given to overall economic conditions and current competitive forces in the market place. The objectives of this Committee are to effectively balance salaries and potential compensation to an officer’s individual management responsibilities and encourage each of them to realize their potential for future contributions. The objectives are designed to attract and retain high performing executive officers who will provide leadership while attaining earnings and performance goals.
What the Compensation Programs are Designed to Reward
Our compensation programs are designed to reward dedicated and conscientious employment, loyalty in terms of continued employment, attainment of job related goals and overall profitability. In measuring an executive officer’s contributions, the Compensation and Human Resource Committee considers numerous factors including, among other things, our growth in terms of asset size and increase in earnings per share. In rewarding loyalty and long-term service, we provide attractive retirement benefits.
Review of Risks Associated with Compensation Plans
Based on an analysis conducted by management and reviewed by the Compensation and Human Resource Committee, we do not believe that compensation programs for employees are reasonably likely to have a material short or long term adverse effect on our operating results.
Use of Consultants
In 2014 and 2012, the Compensation and Human Resource Committee directly engaged the services of Blanchard Consulting Group, an independent compensation consulting firm, to assist with a total compensation review for the CEO, President and CFO, and executive officers of the Corporation. Blanchard Consulting Group does not perform any additional services for us or any members of senior management. In addition, Blanchard Consulting Group does not have any other personal or business relationships with any Board members or officers. During 2013, the Compensation and Human Resource Committee did not employ any services of outside compensation or benefit consultants to assist it in compensation related initiatives.
Elements of Compensation
Our executive compensation program has consisted primarily of base salary and benefits, annual performance incentives, benefits and perquisites, and participation in our retirement plans.
How Elements Fit into Overall Compensation Objectives
Individual elements of our compensation objectives are structured to reward strong financial performance, continued service, and to incentivize our leaders to excel in the future. We continually review our compensation objectives to ensure that they are sufficient to attract and retain exceptional officers.
Why Each of the Elements of Compensation is Chosen and How We Determine Amounts for Each Element
Base Salaries, which include director fees for certain executive officers, are set to provide competitive levels of compensation to attract and retain officers with strong leadership skills. Each officer’s performance, current compensation, and responsibilities are considered by the Compensation and Human Resource Committee when establishing base salaries. We also believe it is best to pay sufficient base salary because we believe an over-reliance on equity incentive compensation could potentially skew incentives toward short-term maximization of shareholder value as opposed to building long-term shareholder value. Competitive base salary encourages management to operate in a safe and sound manner even when incentive goals may prove unattainable.
The Compensation and Human Resource Committee’s approach to determining the annual base salary of executive officers is to offer competitive salaries in comparison with other comparable financial institutions. In 2014 and 2012, this Committee utilized both an independent compensation consultant, Blanchard Consulting Group, and a survey prepared by the Michigan Bankers Association of similar sized Michigan based financial institutions. The independent compensation consultant established a benchmark peer group of 23 midwest financial institutions in non-urban areas with comparable average assets size ($1 billion—$2.4 billion), number of branch locations, return on average assets, and nonperforming assets. The Michigan Bankers Association 2014 compensation survey was based on the compensation information provided by these organizations for 2013. Specific factors used to decide where an executive officer’s salary should be within the established range include the historical financial performance, financial performance outlook, years of service, and job performance. The Compensation and Human Resource Committee targeted total compensation for the CEO, the President & CFO, and Bank President using ranges obtained from the Michigan Bankers Association compensation survey as well as any ranges obtained from the independent compensation consultant. Compensation for other named executive officers was based on the ranges provided by the Michigan Bankers Association survey. The Michigan Bankers Association survey was utilized in 2013 as well.
Annual Performance Incentives are used to reward executive officers based on our overall financial performance. This element of the compensation program is included in the overall compensation in order to reward employees above and beyond their base salaries when our performance and profitability exceed established annual targets. The inclusion of this modest incentive encourages management to be creative and diligent in managing to achieve specific financial goals without incurring inordinate risks. Annual performance incentives paid in 2014 were determined by reference to six performance measures that related to services performed in 2013. The maximum award that may be granted to each eligible employee equals 10% of the employee’s base salary (the “Maximum Award”).
The payment of 35% of the Maximum Award (“personal performance goals”) is based on the achievement of goals set for each individual. An analysis is conducted by the CEO. The CEO makes a recommendation to the Compensation and Human Resource Committee for the appropriate amount for each individual executive officer. This Committee reviews, modifies if necessary, and approves the recommendations of the CEO. This Committee also reviews the performance of the CEO. The Compensation and Human Resource Committee uses the following factors as quantitative measures of corporate performance in determining annual cash bonus amounts to be paid:

•	Peer group financial performance compensation;

•	1 and 5 year shareholder returns;

•	Earnings per share and earnings per share growth;

•	Budgeted as compared to actual annual operating performance;

•	Community and industry involvement;

•	Results of audit and regulatory exams; and

•	Other strategic goals as established by the Board.
Each of the executive officers who were eligible to participate in 2013 accomplished their personal performance goals and were accordingly paid 35% of the 2013 Maximum Award in 2014.
The payment of the remaining 65% of the Maximum Award (“corporate performance goals”) was conditioned on the achievement of targets in the following six categories:

•	Earnings per share (weighted 40%);

•	Net operating expenses to average assets (weighted 20%);

•	Fully Taxable Equivalent (“FTE”) net interest margin, excluding loan fees (weighted 10%);

•	Loan growth (weighted 10%);

•	In-market deposit growth (weighted 10%); and

•	Exceeding peer group return on average assets (weighted 10%).

The following chart provides the 2013 target for each corporate performance goal, as well as the performance attained for each target.

	2013 Targets				2013 Performance (1)	Target % Obtained
Target	25.00%	50.00%	75.00%	100.00%
Earning per share	$1.57	$1.60	$1.62	$1.64	$1.63	75%
Net operating expenses to average assets	1.64%	1.61%	1.58%	1.55%	1.62%	25%
FTE Net Interest Margin	3.33%	3.35%	3.37%	3.39%	3.28%	—%
In market deposit growth	4.50%	5.00%	5.50%	6.00%	7.07%	100%
Loan growth	4.00%	4.50%	5.00%	5.50%	1.81%	—%
Exceeding peer group return on average assets	1.32%	1.35%	1.39%	1.42%	1.28%	—%

(1)	Adjusted for incentive calculation measures.
Benefits and Perquisites.    Executive officers are eligible for all of the benefits made available to full-time employees (such as health insurance, group term life insurance and disability insurance) on the same basis as other full-time employees and are subject to the same sick leave and other employee policies.
We also provide our executive officers with certain additional perquisites, which we believe are appropriate in order to attract and retain the proper quality of talent for these positions and to recognize that similar executive perquisites are commonly offered by comparable financial institutions. We maintain a plan for qualified officers to provide death benefits to each participant. Insurance policies, designed primarily to fund death benefits, have been purchased on the life of each participant with the Bank as the sole owner and beneficiary of the policies. We believe that perquisites provided to our executive officers in 2014 represented a reasonable percentage of each executive’s total compensation package and are consistent, in the aggregate, with perquisites provided to executive officers of comparable financial institutions. A description and the cost of these perquisites are included in footnote 1 in the “Summary Compensation Table” appearing on page 12, the table outlining the change in pension value on page 13, and the “Nonqualified Deferred Compensation Table” appearing on page 14.
Retirement Plans.    Our retirement plans are designed to assist executives in providing themselves with a financially secure retirement. The retirement plans include a 401(k) plan, a frozen defined benefit pension plan, a frozen non-leveraged employee stock ownership plan (“ESOP”), and a retirement bonus plan.
We have a 401(k) plan, in which substantially all employees are eligible to participate. Employees may contribute up to 100% of their compensation subject to certain limits based on federal tax laws. The plan was amended in 2013 to provide a matching safe harbor contribution for all eligible employees equal to 100% of the first 5.0% of an employee's compensation contributed to the Plan during the year. Employees are 100% vested in the safe harbor matching contributions.
For 2012, we made a 3.0% safe harbor contribution for all eligible employees and matching contributions equal to 50% of the first 4.0% of an employee’s compensation contributed to the Plan during the year. Employees were 100% vested in the safe harbor contributions and were 0% vested through their first two years of employment and were 100% vested after 6 years of service for matching contributions.
Our defined benefit pension plan was curtailed effective March 1, 2007 and the current participants’ accrued benefits were frozen as of that date. Participation in the plan was limited to eligible employees as of December 31, 2006.
Our non-leveraged ESOP was frozen effective December 31, 2006 to new participants. Contributions to the plan are discretionary and approved by the Board.
The retirement bonus plan is a nonqualified plan of deferred compensation benefits for eligible employees effective January 1, 2007. Benefit amounts are determined pursuant to the payment schedule adopted at the sole and exclusive discretion of the Board.

Compensation and Human Resource Committee Report
The Compensation and Human Resource Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Corporation filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Corporation specifically incorporates this Report by reference therein.
The Compensation and Human Resource Committee, which includes all of the independent directors of the Board, has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management, and based on such review and discussion, the Compensation and Human Resource Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Annual Report on Form 10-K.
Submitted by the Compensation and Human Resource Committee of the Board:
David J. Maness, Chairperson
Dr. Jeffrey J. Barnes
G. Charles Hubscher
Thomas L. Kleinhardt
Joseph LaFramboise
W. Joseph Manifold
W. Michael McGuire
Sarah R. Opperman

Executive Officers
Executive officers are compensated in accordance with their employment with the applicable entity. The following table shows information on compensation earned in each of the last three fiscal years ended December 31, 2014, for the CEO, CFO, and our three other most highly compensated executive officers.
Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)(1)	Total ($)
Jae A. Evans (2)	2014	$302,472	$10,698	$65,000	$36,703	$414,873
CEO	2013	176,379	13,320	—	30,832	220,531
Isabella Bank Corporation

Dennis P. Angner	2014	$365,542	$19,809	$259,016	$26,582	$670,949
President and CFO	2013	354,522	25,121	9,918	29,775	419,336
Isabella Bank Corporation	2012	357,335	23,628	131,266	28,208	540,437

Steven D. Pung	2014	$262,953	$13,814	$153,870	$34,673	$465,310
President	2013	227,675	6,003	6,629	29,589	269,896
Isabella Bank	2012	195,128	13,333	67,361	30,111	305,933

Jerome E. Schwind (2)	2014	$219,176	$9,316	$16,000	$28,766	$273,258
Executive Vice President and COO	2013	152,017	10,326	(9,000)	25,474	178,817
Isabella Bank

David J. Reetz	2014	$155,088	$8,981	$90,237	$17,639	$271,945
Sr. Vice President and CLO	2013	133,537	10,598	(9,778)	16,604	150,961
Isabella Bank	2012	129,397	9,708	45,361	17,138	201,604

(1)
For all named executives all other compensation includes 401(k) matching contributions. For Jae A. Evans, Steven D. Pung, and David J. Reetz this also includes club dues and auto allowance. For Dennis P. Angner and Jerome E. Schwind, this also includes auto allowance.

(2)	Not a named executive officer prior to 2013.
Executive officer salary includes compensation voluntarily deferred under our 401(k) plan. Director and advisory board fees are also included and are displayed in the following table for each the last three fiscal years ended December 31, 2014:

	Director and advisory board fees ($)
Name and principal position	2014	2013	2012
Jae A. Evans	$27,300	$675
Dennis P. Angner	45,700	46,525	51,325
Steven D. Pung	24,100	12,675	900
Jerome E. Schwind	—	1,200
David J. Reetz	—	—	—

The change in pension value and nonqualified deferred compensation earnings, listed in the summary compensation table, represents the aggregate non-cash change in the actuarial present value of the noted executive’s accumulated benefit under the Isabella Bank Corporation Pension Plan and also includes the non-cash change in the Isabella Bank Corporation Retirement Bonus Plan. The following table provides the change in values for the last three fiscal years ended December 31, 2014:

	Pension plan ($)			Retirement plan ($)
Name and principal position	2014	2013	2012	2014	2013	2012
Jae A. Evans	—	—		65,000	—
Dennis P. Angner	173,000	(70,000)	64,000	86,016	79,918	67,266
Steven D. Pung	126,000	(29,000)	44,000	27,870	35,629	23,361
Jerome E. Schwind	16,000	(9,000)		—	—
David J. Reetz	66,000	(32,000)	25,000	24,237	22,222	20,361

Pension Benefits
The following table indicates the present value of accumulated benefits as of December 31, 2014 for each named executive officer in the summary compensation table.

Name	Plan name	Number of years of vesting service as of 01/01/14	Present value of accumulated benefit ($)	Payments during last fiscal year
Jae A. Evans	Isabella Bank Corporation Pension Plan	—	—	—
	Isabella Bank Corporation Retirement Bonus Plan	N/A	65,000	—
Dennis P. Angner	Isabella Bank Corporation Pension Plan	31	658,000	—
	Isabella Bank Corporation Retirement Bonus Plan	N/A	563,405	—
Steven D. Pung	Isabella Bank Corporation Pension Plan	36	602,000	—
	Isabella Bank Corporation Retirement Bonus Plan	N/A	254,405	—
Jerome E. Schwind	Isabella Bank Corporation Pension Plan	16	48,000	—
	Isabella Bank Corporation Retirement Bonus Plan	N/A	—	—
David J. Reetz	Isabella Bank Corporation Pension Plan	28	221,000	—
	Isabella Bank Corporation Retirement Bonus Plan	N/A	176,142	—
Defined benefit pension plan.    We sponsor the Isabella Bank Corporation Pension Plan, a frozen defined benefit pension plan. The curtailment, which was effective March 1, 2007, froze the current participant’s accrued benefits as of that date and limited participation in the plan to eligible employees as of December 31, 2006. Due to the curtailment of the plan, the number of years of credited service was frozen. As such, the years of credited service for the plan may differ from the participant’s actual years of service.
Annual contributions are made to the plan as required by accepted actuarial principles, applicable federal tax laws, and to pay expenses related to operating and maintaining the plan. The amount of contributions on behalf of any one participant cannot be separately or individually computed.
Pension plan benefits are based on years of service and the employees’ five highest consecutive years of compensation out of the last ten years of service, through December 31, 2006.
A participant may earn a benefit for up to 35 years of accredited service. Earned benefits are 100% vested after five years of service. Benefit payments normally start when a participant reaches age 65. A participant with more than five years of service may elect to take early retirement benefits anytime after reaching age 55. Benefits payable under early retirement are reduced actuarially for each month prior to age 65 in which benefits begin.
Dennis P. Angner and Steven D. Pung are eligible for early retirement under the plan. Under the provisions of the plan, participants are eligible for early retirement after reaching the age of 55 with at least 5 years of service. The early retirement benefit amount is the accrued benefit payable at normal retirement date reduced by 5/9% for each of the first 60 months and 5/18% for each of the next 60 months that the benefit commencement date precedes the normal retirement date.

Retirement bonus plan.    We sponsor the Isabella Bank Corporation Retirement Bonus Plan. This nonqualified plan is intended to provide eligible employees with additional retirement benefits. To be eligible, the employee needed to be an employee on January 1, 2007, and be a participant in our frozen Executive Supplemental Income Agreement. Participants must also be an officer with at least 10 years of service as of December 31, 2006. We have sole and exclusive discretion to add new participants to the plan by authorizing such participation pursuant to action of the Board.
An initial amount was credited for each eligible employee as of January 1, 2007. Subsequent amounts have been credited on each allocation date thereafter as defined in the plan. The amount of the initial allocation and the annual allocation shall be determined pursuant to the payment schedule adopted at our sole and exclusive discretion, as set forth in the plan.
Dennis P. Angner and Steven D. Pung are eligible for early retirement under the plan. Under the provisions of the plan, participants are eligible for early retirement upon attaining 55 years of age. There is no difference between the calculation of benefits payable upon early retirement and normal retirement.
Nonqualified Deferred Compensation Table

Name	Executive contributions in 2014 ($)	Aggregate earnings in 2014 ($)	Aggregate balance at December 31, 2014 ($)
Jae A. Evans	13,764	974	29,811
Dennis P. Angner	27,564	12,940	344,246
Steven D. Pung	24,100	1,439	45,651
Jerome E. Schwind	—	198	5,120
David J. Reetz	—	—	—
Under the Deferred Compensation Plan for Directors ("Directors Plan"), named executive officers who serve as directors, are required to invest at least 25% of their board fees in our common stock and may invest up to 100% of their earned fees based on their annual election. These amounts are reflected in the above table. These stock investments can be made either through deferred fees or through the purchase of shares through the Isabella Bank Corporation Stockholder Dividend Reinvestment and Employee Stock Purchase Plan ("DRIP Plan"). Deferred fees, under the Directors Plan, are converted on a quarterly basis into shares of our common stock based on the fair market value of shares at that time. Shares credited to a participant’s account are eligible for stock and cash dividends as paid. DRIP Plan shares are purchased on a monthly basis pursuant to the DRIP Plan.
Distribution of deferred fees from the Directors Plan occurs when the participant retires from the Board, attains age 70, or upon the occurrence of certain other events. Distributions must take the form of shares of our common stock. Any common stock issued under deferred fees from the Directors Plan will be considered restricted stock under the Securities Act of 1933, as amended. Common stock purchased through the DRIP Plan are not considered restricted stock under the Securities Act of 1933, as amended.
Potential Payments Upon Termination or Change in Control
The estimated amounts payable to each named executive officer upon severance from employment, retirement, termination upon death or disability or termination following a change in control are described below. For all termination scenarios, the amounts assume such termination took place as of December 31, 2014.
Any Severance of Employment
Regardless of the manner in which a named executive officer’s employment terminates, he or she is entitled to receive amounts earned during his or her term of employment. Such amounts include:

•	Amounts accrued and vested through the Defined Benefit Pension Plan.

•	Amounts accrued and vested through the Retirement Bonus Plan.

•	Amounts deferred in the Directors Plan.

•	Unused vacation pay.
Retirement
In the event of the retirement of an executive officer, the officer would receive the benefits identified above.

Death or Disability
In the event of death or disability of an executive officer, in addition to the benefits listed above, the executive officer will also receive payments under our life insurance plan or under our disability plan as appropriate.
In addition to potential payments upon termination available to all employees, the estates for the executive officers listed below would receive the following payments upon death:

Name	While an Active Employee	Subsequent to Retirement
Jae A. Evans	$530,000	$265,000
Dennis P. Angner	616,000	308,000
Steven D. Pung	460,000	230,000
Jerome E. Schwind	422,000	211,000
David J. Reetz	298,000	149,000
Change in Control
We currently do not have a change in control agreement with any of the executive officers; provided, however, pursuant to the Retirement Bonus Plan each participant would become 100% vested in their benefit under the plan if, following a change in control, they voluntarily terminate employment or are terminated without just cause.
Director Compensation
The following table summarizes the compensation of each non-employee director who served on the Board during 2014.

Name	Fees paid in cash ($)(1)	Fees deferred under Directors Plan ($)(1)	Total fees earned ($)
Dr. Jeffrey J. Barnes	$675	$29,925	$30,600
Richard J. Barz	29,200	—	29,200
G. Charles Hubscher	675	36,025	36,700
Thomas L. Kleinhardt	675	34,025	34,700
Joseph LaFramboise	16,155	20,945	37,100
David J. Maness	26,286	25,614	51,900
W. Joseph Manifold	675	34,525	35,200
W. Michael McGuire	25,963	10,337	36,300
Sarah R. Opperman	31,000	—	31,000

(1)
Directors electing to receive all fees in cash, resulting in no contributions to the Directors Plan, invest at least 25% of their board fees in our common stock under the DRIP Plan as described in our Directors Plan on page 14.

We paid $1,350 per board meeting plus a retainer of $7,500 to each member during 2014. Members of the Audit Committee were paid $600 per Audit Committee meeting attended. Members of the Nominating and Corporate Governance Committee were paid $300 per meeting attended. Members of the Information Technology Committee were paid $225 per meeting attended plus a retainer of $1,000. The chairperson of the Board is paid a retainer of $33,000, the chairperson for the Audit Committee is paid a retainer of $4,000, and the vice chairperson for the Audit Committee is paid a retainer of $2,000.
Under the Directors Plan, upon a participant’s attainment of age 70, retirement from the Board, or the occurrence of certain other events, they are eligible to receive a lump-sum, in-kind distribution of all of the stock that is then credited to their account. The plan does not allow for cash settlement. Stock issued under the Directors Plan is restricted stock under the Securities Act of 1933, as amended.
We established a Rabbi Trust to fund the Directors Plan. The Rabbi Trust is an irrevocable grantor trust to which we may contribute assets for the limited purpose of funding a nonqualified deferred compensation plan. Although we may not reach the assets of the Rabbi Trust for any purpose other than meeting its obligations under the Directors Plan, the assets of the Rabbi Trust remain subject to the claims of our creditors. We may contribute cash or common stock to the Rabbi Trust from time-to-

time for the sole purpose of funding the Directors Plan. The Rabbi Trust will use any cash that we may contribute to purchase shares of our common stock on the open market.
We transferred $338,649 to the Rabbi Trust in 2014, which held 13,934 shares of our common stock for settlement as of December 31, 2014. As of December 31, 2014, there were 173,435 shares of stock credited to participants’ accounts, which credits are unfunded as of such date to the extent that they are in excess of the stock and cash that has been credited to the Rabbi Trust. All amounts are unsecured claims against our general assets. The net cost of this benefit was $154,107 in 2014.
The following table displays the cumulative number of equity shares credited to the accounts of current directors pursuant to the terms of the Directors Plan as of March 12, 2015:

Name	# of shares of stock credited
Dennis P. Angner	15,300
Dr. Jeffrey J. Barnes	8,922
Richard J. Barz	—
Jae A. Evans	1,325
G. Charles Hubscher	12,929
Thomas L. Kleinhardt	19,708
Joseph LaFramboise	8,832
David J. Maness	23,647
W. Joseph Manifold	15,165
W. Michael McGuire	7,934
Sarah R. Opperman	1,932
Compensation and Human Resource Committee Interlocks and Insider Participation
In 2014, the Compensation and Human Resource Committee members were directors Barnes, Hubscher, Kleinhardt, LaFramboise, Maness, Manifold, McGuire and Opperman. No executive officer of the Corporation serves on any board of directors or compensation committee of any entity that compensates any member of the Compensation and Human Resource Committee.
Indebtedness of and Transactions with Management
Certain directors and officers and members of their families were loan customers of the Bank, or have been directors or officers of corporations, members or managers of limited liability companies, or partners of partnerships which have had transactions with the Bank. In our opinion, all such transactions were made in the ordinary course of business and were substantially on the same terms, including collateral and interest rates, as those prevailing at the same time for comparable transactions with customers not related to the Bank. These transactions do not involve more than normal risk of collectability or present other unfavorable features. Total loans to these customers were approximately $3,822,000 as of December 31, 2014. We address transactions with related parties in our Code of Business Conduct and Ethics Policy. Conflicts of interest are prohibited, except under board approved guidelines.
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information as of March 12, 2015 as to the common stock of the Corporation owned of record or beneficially by any person who is known to the Corporation to be the beneficial owner of more than 5% of the common stock of the Corporation.

Name and Address of Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
McGuirk Investments LLC	412,557	5.29%
P.O. Box 222
Mt. Pleasant, MI 48804-0222

(1)
Beneficial ownership is defined by rules of the SEC and includes shares that the person has or shares voting or investment power over and shares that the person has a right to acquire within 60 days from March 12, 2015.

The following table sets forth certain information as of March 12, 2015 as to our common stock owned beneficially by each director and director nominee, by each named executive officer, and by all directors, director nominees and executive officers as a group.

Name of Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Dennis P. Angner	36,186	0.46%
Dr. Jeffrey J. Barnes	15,415	0.19%
Richard J. Barz	31,490	0.40%
Jae A. Evans	10,202	0.13%
G. Charles Hubscher	168,716	2.13%
Thomas L. Kleinhardt	69,422	0.88%
Joseph LaFramboise	10,074	0.13%
David J. Maness	26,692	0.34%
W. Joseph Manifold	20,040	0.25%
W. Michael McGuire	78,864	1.00%
Sarah R. Opperman	4,998	0.06%
Steven D. Pung	23,066	0.29%
David J. Reetz	9,503	0.12%
Jerome E. Schwind	1,440	0.02%
All Directors, nominees and Executive Officers as a Group (14) persons	506,108	6.40%

(1)
Beneficial ownership is defined by rules of the SEC and includes shares that the person has or shares voting or investment power over and shares that the person has a right to acquire within 60 days from March 12, 2015. Totals for directors include shares of stock credited under the Directors Plan as of March 12, 2015 as disclosed in the table on page 16 above. Totals for named executive officers Steven D. Pung and Jerome E. Schwind include shares of stock credited under the Directors Plan as of March 12, 2015 as follows:  Mr. Pung, 2,029 shares; and Mr. Schwind, 228 shares. Participants in the Directors Plan have a right to acquire shares credited to their accounts upon a distributable event. A description of the Directors Plan under which these shares of stock were issued is set forth above in "Director Compensation."

Independent Registered Public Accounting Firm
The Audit Committee has appointed Rehmann Robson LLC as our independent auditors for the year ending December 31, 2015.
A representative of Rehmann Robson LLC is expected to be present at the Annual Meeting to respond to appropriate questions from shareholders and to make any comments Rehmann Robson LLC believes are appropriate.
Fees for Professional Services Provided by Rehmann Robson LLC
The following table shows the aggregate fees billed by Rehmann Robson LLC for the audit and other services provided for:

	2014	2013
Audit fees	$278,178	$271,380
Audit related fees	18,760	29,425
Tax fees	24,210	27,095
Total	$321,148	$327,900
The audit fees were for performing the integrated audit of our consolidated annual financial statements and the internal control attestation report related to the Federal Deposit Insurance Corporation Improvement Act, review of interim quarterly financial statements included in our Forms 10-Q, and services that are normally provided by Rehmann Robson LLC in connection with statutory and regulatory filings or engagements.

The audit related fees are typically for various discussions related to the adoption and interpretation of new accounting pronouncements. During 2014, this includes fees for procedures related to nonrecurring regulatory filings. Also included are fees for auditing of our employee benefit plans.
The tax fees were for the preparation of our state and federal tax returns and for consultation on various tax matters.
The Audit Committee has considered whether the services provided by Rehmann Robson LLC, other than the audit fees, are compatible with maintaining Rehmann Robson LLC’s independence and believes that the other services provided are compatible.
Pre-Approval Policies and Procedures
All audit and non-audit services over $5,000 to be performed by Rehmann Robson LLC must be approved in advance by the Audit Committee if those fees are reasonably expected to exceed 5.0% of the current year agreed upon fee for independent audit services. As permitted by SEC rules, the Audit Committee has authorized its chairperson to pre-approve audit, audit-related, tax and non-audit services, provided that such approved service is reported to the full Audit Committee at its next meeting.
As early as practicable in each calendar year, the independent auditor provides to the Audit Committee a schedule of the audit and other services that the independent auditor expects to provide or may provide during the next twelve months. The schedule will be specific as to the nature of the proposed services, the proposed fees, timing, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline the proposed services. Upon approval, this schedule will serve as the budget for fees by specific activity or service for the next twelve months.
A schedule of additional services proposed to be provided by the independent auditor, or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for their consideration and approval at any time. The schedule will be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline authorization for each proposed new service.
Applicable SEC rules and regulations permit waiver of the pre-approval requirements for services other than audit, review or attest services if certain conditions are met. Out of the services characterized above as audit-related, tax and professional services, none were billed pursuant to these provisions in 2014 and 2013 without pre-approval.
Shareholder Proposals
Any proposals which you intend to present at the next Annual Meeting must be received before November 27, 2015 to be considered for inclusion in our Proxy Statement and proxy for that meeting. Proposals should be made in accordance with Securities and Exchange Commission Rule 14a-8.
Directors’ Attendance at the Annual Meeting of Shareholders
Our directors are encouraged to attend the Annual Meeting. At the 2014 Annual Meeting, all directors were in attendance, with the exception of Dr. Barnes.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and certain officers and persons who own more than 10% of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. These officers, directors, and greater than 10% shareholders are required by SEC regulation to furnish us with copies of these reports.
To our knowledge, based solely on review of the copies of such reports furnished, during the year ended December 31, 2014 all Section 16(a) filing requirements were satisfied, with respect to the applicable officers, directors, and greater than 10% beneficial owners with the exception of the following: Director Barz filed one late report for two reportable transactions, Director Hubscher filed two late reports for one reportable transaction, and Director Opperman filed one late report for two reportable transactions.
Other Matters
We will bear the cost of soliciting proxies. In addition to solicitation by mail, officers and other employees may solicit proxies by telephone or in person, without compensation other than their regular compensation.

As to Other Business Which May Come Before the Meeting
We do not intend to bring any other business before the meeting for action. However, if any other business should be presented for action, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their judgment on such business.
By order of the Board of Directors
Debra Campbell, Secretary

Isabella Bank Corporation
Financial Information Index

Page	Description
22	Common Stock and Dividend Information
24	Summary of Selected Financial Data
26	Management’s Discussion and Analysis of Financial Condition and Results of Operations
46	Quantitative and Qualitative Disclosures about Market Risk
49	Report of Independent Registered Public Accounting Firm
50	Consolidated Financial Statements
56	Notes to Consolidated Financial Statements
94	Shareholders’ Information

Forward Looking Statements
This report contains certain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995, and are included in this statement for purposes of these safe harbor provisions. Forward looking statements, which are based on certain assumptions and describe future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects include, but are not limited to, changes in: interest rates, general economic conditions, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the FRB, the quality or composition of the loan or investment portfolios, demand for loan products, fluctuation in the value of collateral securing our loan portfolio, deposit flows, competition, demand for financial services in our market area, and accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward looking statements and undue reliance should not be placed on such statements. Further information concerning our business, including additional factors that could materially affect our financial results, is included in our filings with the SEC.
The acronyms and abbreviations identified below may be used throughout this Annual Report on Form 10-K or in our other filings. You may find it helpful to refer back to this page while reading this report.

AFS: Available-for-sale	GAAP: U.S. generally accepted accounting principles
ALLL: Allowance for loan and lease losses	GLB Act: Gramm-Leach-Bliley Act of 1999
AOCI: Accumulated other comprehensive income (loss)	IFRS: International Financial Reporting Standards
ASC: FASB Accounting Standards Codification	IRR: Interest rate risk
ASU: FASB Accounting Standards Update	JOBS Act: Jumpstart our Business Startups Act
ATM: Automated Teller Machine	LIBOR: London Interbank Offered Rate
BHC Act: Bank Holding Company Act of 1956	N/A: Not applicable
CFPB: Consumer Financial Protection Bureau	N/M: Not meaningful
CIK: Central Index Key	NASDAQ: NASDAQ Stock Market Index
CRA: Community Reinvestment Act	NASDAQ Banks: NASDAQ Bank Stock Index
DIF: Deposit Insurance Fund	NAV: Net asset value
DIFS: Department of Insurance and Financial Services	NOW: Negotiable order of withdrawal
Directors Plan: Isabella Bank Corporation and Related Companies Deferred Compensation Plan for Directors	NSF: Non-sufficient funds
Dividend Reinvestment Plan: Isabella Bank Corporation Stockholder Dividend Reinvestment Plan and Employee Stock Purchase Plan	OCI: Other comprehensive income (loss)
Dodd-Frank Act: Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010	OMSR: Originated mortgage servicing rights
ESOP: Employee stock ownership plan	OREO: Other real estate owned
Exchange Act: Securities Exchange Act of 1934	OTTI: Other-than-temporary impairment
FASB: Financial Accounting Standards Board	PBO: Projected benefit obligation
FDI Act: Federal Deposit Insurance Act	PCAOB: Public Company Accounting Oversight Board
FDIC: Federal Deposit Insurance Corporation	Rabbi Trust: A trust established to fund the Directors Plan
FFIEC: Federal Financial Institutions Examinations Council	SEC: U.S. Securities & Exchange Commission
FRB: Federal Reserve Bank	SOX: Sarbanes-Oxley Act of 2002
FHLB: Federal Home Loan Bank	TDR: Troubled debt restructuring
Freddie Mac: Federal Home Loan Mortgage Corporation	XBRL: eXtensible Business Reporting Language
FTE: Fully taxable equivalent

Common Stock and Dividend Information
Our authorized common stock consists of 15,000,000 shares, of which 7,776,274 shares are issued and outstanding as of December 31, 2014. As of that date, there were 3,056 shareholders of record.
Our common stock is traded in the over the counter market.  The common stock is quoted on the OTCQX market tier of the OTC Markets Group Inc.’s ("OTC Markets") electronic quotation system (www.otcmarkets.com) under the symbol “ISBA”.  Other trades in the common stock occur in privately negotiated transactions from time-to-time of which we may have little or no information.
We have reviewed the information available as to the range of reported high and low bid quotations, including high and low bid information as reported by OTC Markets. The following table sets forth our compilation of that information for the periods indicated. Price information obtained from OTC Markets reflects inter-dealer prices, without retail mark-up, mark-down, or commissions and may not necessarily represent actual transactions. The following compiled data is provided for information purposes only and should not be viewed as indicative of the actual or market value of our common stock.

	Number of Shares	Sale Price
		Low	High
2014
First Quarter	79,719	$22.25	$23.94
Second Quarter	72,142	22.44	23.50
Third Quarter	94,422	21.73	24.00
Fourth Quarter	67,771	22.10	23.99
	314,054
2013
First Quarter	54,741	$21.55	$25.10
Second Quarter	65,865	24.65	26.00
Third Quarter	105,540	23.40	25.50
Fourth Quarter	116,052	21.12	24.84
	342,198
The following table sets forth the cash dividends paid for the following quarters:

	Per Share
	2014	2013
First Quarter	$0.22	$0.21
Second Quarter	0.22	0.21
Third Quarter	0.22	0.21
Fourth Quarter	0.23	0.21
Total	$0.89	$0.84
We have adopted and publicly announced a common stock repurchase plan. The plan was last amended on October 22, 2014, to allow for the repurchase of an additional 150,000 shares of common stock. These authorizations do not have expiration dates. As shares are repurchased under this plan, they are retired and revert back to the status of authorized, but unissued shares.

The following table provides information for the unaudited three month period ended December 31, 2014, with respect to the common stock repurchase plan:

	Shares Repurchased		Total Number of Shares Purchased as Part of Publicly Announced Plan or Program	Maximum Number of Shares That May Yet Be Purchased Under the Plans or Programs
	Number	Average Price Per Share
Balance, September 30				26,716
October 1 - 22	3,600	$23.61	3,600	23,116
Additional Authorization (150,000 shares)				173,116
October 23 - 31	2,707	23.27	2,707	170,409
November 1 - 30	7,257	22.87	7,257	163,152
December 1 - 31	11,386	22.66	11,386	151,766
Balance, December 31	24,950	$22.93	24,950	151,766
Information concerning securities authorized for issuance under equity compensation plans appears under Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.
Stock Performance
The following graph compares the cumulative total shareholder return on our common stock for the last five years with the cumulative total return on (1) NASDAQ, which is comprised of all United States common shares traded on the NASDAQ and (2) the NASDAQ Banks, which is comprised of bank and bank holding company common shares traded on the NASDAQ over the same period. The graph assumes the value of an investment in the Corporation's common stock and each index was $100 at December 31, 2009 and all dividends are reinvested.

Stock Performance Five-Year Total Return
DOLLARS
250
200
150
100
50
0
2009
2010
2011
2012
2013
2014
ISBA
NASDAQ
NASDAQ Banks

Year	ISBA	NASDAQ	NASDAQ Banks
12/31/2009	$100.00	$100.00	$100.00
12/31/2010	95.20	117.99	114.01
12/31/2011	135.70	117.08	102.08
12/31/2012	128.80	137.80	121.02
12/31/2013	146.20	192.78	171.02
12/31/2014	143.30	221.15	179.24

Results of Operations (Dollars in thousands except per share amounts)
The following table outlines the results of operations and provides certain key performance measures as of, and for the years ended, December 31:

	2014	2013	2012	2011	2010
INCOME STATEMENT DATA
Interest income	$53,951	$54,076	$56,401	$57,905	$57,217
Interest expense	9,970	11,021	13,423	16,203	17,204
Net interest income	43,981	43,055	42,978	41,702	40,013
Provision for loan losses	(668)	1,111	2,300	3,826	4,857
Noninterest income	9,325	10,175	11,530	8,218	9,300
Noninterest expenses	37,906	37,413	37,639	34,530	33,807
Federal income tax expense	2,344	2,196	2,363	1,354	1,604
Net Income	$13,724	$12,510	$12,206	$10,210	$9,045
PER SHARE
Basic earnings	$1.77	$1.63	$1.61	$1.35	$1.20
Diluted earnings	$1.74	$1.59	$1.56	$1.31	$1.17
Dividends	$0.89	$0.84	$0.80	$0.76	$0.72
Tangible book value*	$16.59	$15.62	$14.72	$13.90	$13.22
Quoted market value
High	$24.00	$26.00	$24.98	$24.45	$19.00
Low	$21.73	$21.12	$21.75	$17.10	$15.75
Close*	$22.50	$23.85	$21.75	$23.70	$17.30
Common shares outstanding*	7,776,274	7,723,023	7,671,846	7,589,226	7,550,074
PERFORMANCE RATIOS
Return on average total assets	0.90%	0.86%	0.88%	0.79%	0.76%
Return on average shareholders' equity	8.06%	7.67%	7.60%	6.74%	6.22%
Return on average tangible shareholders' equity	10.80%	10.71%	11.41%	10.30%	9.51%
Net interest margin yield (FTE)	3.45%	3.50%	3.70%	3.87%	4.04%
BALANCE SHEET DATA*
Gross loans	$833,582	$808,037	$772,753	$750,291	$735,304
AFS securities	$567,534	$512,062	$504,010	$425,120	$330,724
Total assets	$1,549,543	$1,493,137	$1,430,639	$1,337,925	$1,225,810
Deposits	$1,074,484	$1,043,766	$1,017,667	$958,164	$877,339
Borrowed funds	$289,709	$279,326	$241,001	$216,136	$194,917
Shareholders' equity	$174,594	$160,609	$164,489	$154,783	$145,161
Gross loans to deposits	77.58%	77.42%	75.93%	78.31%	83.81%
ASSETS UNDER MANAGEMENT*
Loans sold with servicing retained	$288,639	$293,665	$303,425	$302,636	$312,252
Assets managed by our Investment and Trust Services Department	$383,878	$351,420	$319,301	$297,393	$307,983
Total assets under management	$2,222,060	$2,138,222	$2,053,365	$1,937,954	$1,846,045
ASSET QUALITY*
Nonperforming loans to gross loans	0.50%	0.42%	1.00%	0.95%	0.83%
Nonperforming assets to total assets	0.33%	0.32%	0.68%	0.67%	0.67%
ALLL to gross loans	1.21%	1.42%	1.54%	1.65%	1.68%
CAPITAL RATIOS*
Shareholders' equity to assets	11.27%	10.76%	11.50%	11.57%	11.84%
Tier 1 capital to average assets	8.59%	8.46%	8.29%	8.18%	8.24%
Tier 1 risk-based capital	14.08%	13.67%	13.23%	12.92%	12.44%
Total risk-based capital	15.18%	14.92%	14.48%	14.17%	13.69%
* At end of year

The following table outlines our interim results of operations and key performance measures as of, and for the unaudited periods ended:

	Quarter to Date
	December 31 2014	September 30 2014	June 30 2014	March 31 2014	December 31 2013	September 30 2013	June 30 2013	March 31 2013
Total interest income	$13,713	$13,483	$13,391	$13,364	$13,603	$13,505	$13,440	$13,528
Total interest expense	2,504	2,498	2,468	2,500	2,683	2,736	2,781	2,821
Net interest income	11,209	10,985	10,923	10,864	10,920	10,769	10,659	10,707
Provision for loan losses	(64)	(162)	(200)	(242)	245	351	215	300
Noninterest income	2,426	2,216	2,434	2,249	2,130	2,862	2,736	2,447
Noninterest expenses	9,606	9,514	9,300	9,486	9,578	9,320	9,324	9,191
Federal income tax expense	648	444	692	560	303	674	643	576
Net income	$3,445	$3,405	$3,565	$3,309	$2,924	$3,286	$3,213	$3,087
PER SHARE
Basic earnings	$0.44	$0.44	$0.46	$0.43	$0.38	$0.43	$0.42	$0.40
Diluted earnings	0.44	0.43	0.45	0.42	0.37	0.42	0.41	0.39
Dividends	0.23	0.22	0.22	0.22	0.21	0.21	0.21	0.21
Quoted Market value*	22.50	23.60	22.95	23.00	23.85	24.85	24.75	25.00
Tangible book value*	16.59	16.33	16.08	15.82	15.62	15.43	15.19	14.95
* At end of period

Management's Discussion and Analysis of Financial Condition and Results of Operations
ISABELLA BANK CORPORATION FINANCIAL REVIEW
(Dollars in thousands except per share amounts)
The following is management’s discussion and analysis of the financial condition and results of our operations. This discussion and analysis is intended to provide a better understanding of the consolidated financial statements and statistical data included elsewhere in this Annual Report on Form 10-K.
Executive Summary
We reported record net income of $13,724 and earnings per common share of $1.77 for the year ended December 31, 2014. Our continued strong earnings have primarily been the result of a continued improvement in credit quality indicators. These improvements resulted in a decline in the level of the ALLL in both amount and as a percentage of gross loans, resulting in a reversal of provision for loan losses of $668 for the year ended December 31, 2014. Net loan charge-offs during 2014 were $732 as compared to $1,547 in 2013 which is a 52.68% decline. Additionally, we continue to see reductions in loans classified as less than satisfactory.
During the year, total assets grew by 3.78% to $1,549,543, and assets under management increased to $2,222,060 which includes loans sold and serviced, and assets managed by our Investment and Trust Services Department of $672,517. We enjoyed total loan growth of $25,545 which was driven by commercial and agricultural loan growth of $51,989. This was partially offset by declines in both residential real estate and consumer loans of $26,444 as demand for residential real estate loans continued to be soft and the market for consumer loans continued to be dominated by automobile manufacturers.
While our net yield on interest earning assets of 3.45% remains historically low, it has stabilized. The low net yield on interest earning assets is a direct result of Federal Reserve Bank monetary policy. While we expect the Federal Reserve Bank to increase short term interest rates in 2015, we do not anticipate any significant improvements in our net yield on interest earning assets as the rates paid on interest bearing liabilities will likely increase faster than those of interest earning assets. Net interest income will increase only through continued growth in loans, investments, and other income earning assets.
We anticipate that competition for commercial loans will continue to be significant, residential mortgage loan activity will remain soft, and growing our deposit base will be challenging throughout the foreseeable future. Despite these challenges, our unwavering commitment to core community banking principles and long term sustainable growth has, and will continue to, enable us to meet the needs of the communities we serve and increase shareholder value.
Recent Legislation
The Health Care and Education Act of 2010, the Patient Protection and Affordable Care Act, the Dodd-Frank Act, and the JOBS Act, have already had, and are expected to continue to have, a negative impact on our operating results. Of these four acts, the Dodd-Frank Act has had the most significant impact. The Dodd-Frank Act established the CFPB which has made significant changes in the regulation of financial institutions aimed at strengthening the oversight of the federal government over the operation of the financial services sector and increasing the protection of consumers. Rules issued by the CFPB regarding consumer lending, including residential mortgage lending have increased our compensation and outside advisor costs to ensure our compliance with the new regulations and this trend is expected to continue.
On July 2, 2013, the FRB published revised BASEL III Capital standards for banks. The rules redefine what is included or deducted from equity capital, changes risk weighting for certain on and off-balance sheet assets, increases the minimum required equity capital to be considered well capitalized, and introduces a capital cushion buffer. The rules, which will be gradually phased in between 2015 and 2019, are not expected to have a material impact on the Corporation but will require us to hold more capital than we have historically.
Other
We have not received any notices of regulatory actions as of February 27, 2015.

CRITICAL ACCOUNTING POLICIES
Our significant accounting policies are set forth in “Note 1 – Nature of Operations and Summary of Significant Accounting Policies” of the “Notes to Consolidated Financial Statements” in Item 8. Financial Statements and Supplementary Data. Of these significant accounting policies, we consider our policies regarding the ALLL, acquisition intangibles and goodwill, and the determination of the fair value and assessment of OTTI of investment securities to be our most critical accounting policies.
The ALLL requires our most subjective and complex judgment. Changes in economic conditions can have a significant impact on the ALLL and, therefore, the provision for loan losses and results of operations. We have developed policies and procedures for assessing the appropriateness of the ALLL, recognizing that this process requires a number of assumptions and estimates with respect to our loan portfolio. Our assessments may be impacted in future periods by changes in economic conditions, and the discovery of information with respect to borrowers which is not known to us at the time of the issuance of the consolidated financial statements. For additional discussion concerning our ALLL and related matters, see the detailed discussion to follow under the caption “Allowance for Loan and Lease Losses” and “Note 5 – Loans and ALLL” of the “Notes to Consolidated Financial Statements” in Item 8. Financial Statements and Supplementary Data.
U.S. generally accepted accounting principles require that we determine the fair value of the assets and liabilities of an acquired entity, and record their fair value on the date of acquisition. We employ a variety of measures in the determination of the fair value, including the use of discounted cash flow analysis, market appraisals, and projected future revenue streams. For certain items that we believe we have the appropriate expertise to determine the fair value, we may choose to use our own calculations of the value. In other cases, where the value is not easily determined, we consult with outside parties to determine the fair value of the identified asset or liability. Once valuations have been adjusted, the net difference between the price paid for the acquired entity and the net value of assets acquired on our balance sheet, including identifiable intangibles, is recorded as goodwill. Acquisition intangibles and goodwill are qualitatively evaluated to determine if it is more likely than not that the carrying balance is impaired on at least an annual basis.
AFS securities are carried at fair value with changes in the fair value included as a component of other comprehensive income. Declines in the fair value of AFS securities below their cost that are other-than-temporary are reflected as realized losses in the consolidated statements of income. We evaluate AFS securities for indications of losses that are considered other-than-temporary, if any, on a regular basis. The market values for AFS investment securities are typically obtained from outside sources and applied to individual securities within the portfolio.

Average Balances, Interest Rate, and Net Interest Income
The following schedules present the daily average amount outstanding for each major category of interest earning assets, nonearning assets, interest bearing liabilities, and noninterest bearing liabilities for the last three years. These schedules also present an analysis of interest income and interest expense for the periods indicated. All interest income is reported on a FTE basis using a 34% federal income tax rate. Nonaccrual loans, for the purpose of the following computations, are included in the average loan balances. FRB and FHLB restricted equity holdings are included in accrued income and other assets.

	Year Ended December 31
	2014			2013			2012
	Average Balance	Tax Equivalent Interest	Average Yield / Rate	Average Balance	Tax Equivalent Interest	Average Yield / Rate	Average Balance	Tax Equivalent Interest	Average Yield / Rate
INTEREST EARNING ASSETS
Loans	$813,202	$39,432	4.85%	$790,132	$41,233	5.22%	$754,304	$43,396	5.75%
Taxable investment securities	357,250	8,092	2.27%	335,575	7,228	2.15%	309,681	7,555	2.44%
Nontaxable investment securities	194,751	9,877	5.07%	165,774	8,294	5.00%	145,502	7,941	5.46%
Trading securities	174	9	5.17%	1,071	55	5.14%	2,624	142	5.41%
Other	25,610	510	1.99%	27,235	447	1.64%	33,359	486	1.46%
Total earning assets	1,390,987	57,920	4.16%	1,319,787	57,257	4.34%	1,245,470	59,520	4.78%
NONEARNING ASSETS
Allowance for loan losses	(10,973)			(11,877)			(12,408)
Cash and demand deposits due from banks	18,552			18,162			19,409
Premises and equipment	25,957			25,993			25,244
Accrued income and other assets	97,657			96,375			103,368
Total assets	$1,522,180			$1,448,440			$1,381,083
INTEREST BEARING LIABILITIES
Interest bearing demand deposits	$191,750	157	0.08%	$183,665	161	0.09%	$170,851	204	0.12%
Savings deposits	260,469	374	0.14%	242,777	366	0.15%	214,958	451	0.21%
Time deposits	448,971	5,764	1.28%	456,774	6,613	1.45%	473,675	8,476	1.79%
Borrowed funds	274,080	3,675	1.34%	251,590	3,881	1.54%	225,689	4,292	1.90%
Total interest bearing liabilities	1,175,270	9,970	0.85%	1,134,806	11,021	0.97%	1,085,173	13,423	1.24%
NONINTEREST BEARING LIABILITIES
Demand deposits	165,860			141,872			125,443
Other	10,773			8,752			9,785
Shareholders’ equity	170,277			163,010			160,682
Total liabilities and shareholders’ equity	$1,522,180			$1,448,440			$1,381,083
Net interest income (FTE)		$47,950			$46,236			$46,097
Net yield on interest earning assets (FTE)			3.45%			3.50%			3.70%

Net Interest Income
Net interest income is the amount by which interest income on earning assets exceeds the interest expenses on interest bearing liabilities. Net interest income is influenced by changes in the balance and mix of assets and liabilities and market interest rates. We exert some control over these factors; however, FRB monetary policy and competition have a significant impact. For analytical purposes, net interest income is adjusted to an FTE basis by adding the income tax savings from interest on tax exempt loans, and nontaxable investment securities, thus making year to year comparisons more meaningful. Included in interest income are loan fees which are displayed in the following table for the years ended December 31:

	2014	2013	2012
Loan fees	$2,199	$3,182	$3,178
Volume and Rate Variance Analysis
The following table sets forth the effect of volume and rate changes on interest income and expense for the periods indicated. For the purpose of this table, changes in interest due to volume and rate were determined as follows:
Volume—change in volume multiplied by the previous period's FTE rate.
Rate—change in the FTE rate multiplied by the previous period's volume.
The change in interest due to both volume and rate has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the change in each.

	2014 Compared to 2013 Increase (Decrease) Due to			2013 Compared to 2012 Increase (Decrease) Due to
	Volume	Rate	Net	Volume	Rate	Net
Changes in interest income
Loans	$1,179	$(2,980)	$(1,801)	$1,996	$(4,159)	$(2,163)
Taxable investment securities	480	384	864	601	(928)	(327)
Nontaxable investment securities	1,468	115	1,583	1,049	(696)	353
Trading securities	(46)	—	(46)	(80)	(7)	(87)
Other	(28)	91	63	(96)	57	(39)
Total changes in interest income	3,053	(2,390)	663	3,470	(5,733)	(2,263)
Changes in interest expense
Interest bearing demand deposits	7	(11)	(4)	14	(57)	(43)
Savings deposits	26	(18)	8	53	(138)	(85)
Time deposits	(111)	(738)	(849)	(293)	(1,570)	(1,863)
Borrowed funds	329	(535)	(206)	457	(868)	(411)
Total changes in interest expense	251	(1,302)	(1,051)	231	(2,633)	(2,402)
Net change in interest margin (FTE)	$2,802	$(1,088)	$1,714	$3,239	$(3,100)	$139
Our net yield on interest earning assets remains at historically low levels which is a direct result of FRB monetary policy. The persistent low interest rate environment coupled with an increase in the concentration of AFS securities as a percentage of earning assets has also placed downward pressure on net interest margin yield. While we anticipate that the FRB will increase short term interest rates in 2015, we do not expect any significant change in our net yield on interest earning assets as the rates paid on interest bearing liabilities will likely increase faster than those of interest earning assets. Net interest income will increase only through continued balance sheet growth.

	Average Yield / Rate for the Unaudited Three Month Periods Ended:
	December 31 2014	September 30 2014	June 30 2014	March 31 2014	December 31 2013
Total earning assets	4.17%	4.10%	4.14%	4.14%	4.30%
Total interest bearing liabilities	0.85%	0.85%	0.84%	0.85%	0.94%
Net yield on interest earning assets (FTE)	3.46%	3.39%	3.43%	3.42%	3.50%

	Quarter to Date (Unaudited) Net Interest Income (FTE)
	December 31 2014	September 30 2014	June 30 2014	March 31 2014	December 31 2013
Total interest income (FTE)	$14,702	$14,357	$14,282	$14,242	$14,441
Total interest expense	2,504	2,498	2,468	2,500	2,683
Net interest income (FTE)	$12,198	$11,859	$11,814	$11,742	$11,758
One of the the primary contributors to the decline in the net yield on interest earning assets during 2014 was a drastic decline in loan fees. Loan fees have declined as the demand for residential mortgage loans has diminished and the competition for commercial loans remains intense. As shown in the following table, the net yield on interest earning assets and net interest income excluding the impact of loan fees (FTE) has remained essentially unchanged since the fourth quarter of 2013. The following table displays unaudited data for the three month periods ended:

	December 31 2014	September 30 2014	June 30 2014	March 31 2014	December 31 2013
Net interest income (FTE)	$12,198	$11,859	$11,814	$11,742	$11,758
Less loan fees	669	488	566	476	761
Net interest income excluding loan fees (FTE)	$11,529	$11,371	$11,248	$11,266	$10,997
Net yield on interest earning assets excluding loan fees (FTE)	3.27%	3.25%	3.26%	3.28%	3.27%
Allowance for Loan and Lease Losses
The viability of any financial institution is ultimately determined by its management of credit risk. Loans represent our single largest concentration of risk. The ALLL is our estimation of incurred losses within the existing loan portfolio. We allocate the ALLL throughout the loan portfolio based on our assessment of the underlying risks associated with each loan segment. Our assessments include allocations based on specific impairment valuation allowances, historical charge-offs, internally assigned credit risk ratings, and past due and nonaccrual balances. A portion of the ALLL is not allocated to any one loan segment, but is instead a reflection of other qualitative risks that reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.
The following table summarizes our charge-offs, recoveries, provisions for loan losses, and ALLL balances as of, and for the unaudited three month periods ended:

	December 31 2014	September 30 2014	June 30 2014	March 31 2014	December 31 2013
Total charge-offs	$351	$416	$411	$450	$497
Total recoveries	115	278	211	292	152
Net loan charge-offs	236	138	200	158	345
Net loan charge-offs to average loans outstanding	0.03%	0.02%	0.02%	0.02%	0.04%
Provision for loan losses	$(64)	$(162)	$(200)	$(242)	$245
Provision for loan losses to average loans outstanding	(0.01)%	(0.02)%	(0.02)%	(0.03)%	0.03%
ALLL	$10,100	$10,400	$10,700	$11,100	$11,500
ALLL as a% of loans at end of period	1.21%	1.26%	1.31%	1.37%	1.42%

The following table summarizes our charge-off and recovery activity for the years ended December 31:

	2014	2013	2012	2011	2010
ALLL at beginning of period	$11,500	$11,936	$12,375	$12,373	$12,979
Charge-offs
Commercial and agricultural	590	907	1,672	1,984	3,731
Residential real estate	722	1,004	1,142	2,240	2,524
Consumer	316	429	542	552	596
Total charge-offs	1,628	2,340	3,356	4,776	6,851
Recoveries
Commercial and agricultural	550	363	240	461	453
Residential real estate	197	181	122	177	638
Consumer	149	249	255	314	297
Total recoveries	896	793	617	952	1,388
Provision for loan losses	(668)	1,111	2,300	3,826	4,857
ALLL at end of period	10,100	11,500	11,936	12,375	12,373
Net loan charge-offs	$732	$1,547	$2,739	$3,824	$5,463
Net loan charge-offs to average loans outstanding	0.09%	0.20%	0.36%	0.51%	0.75%
ALLL as a% of loans at end of period	1.21%	1.42%	1.54%	1.65%	1.68%
As the level of net loan charge-offs continues to decline and credit quality indicators continue to improve, we have reduced the ALLL in both amount and as a percentage of loans. For further discussion of the allocation of the ALLL, see “Note 5 – Loans and ALLL” of the “Notes to Consolidated Financial Statements” in Item 8. Financial Statements and Supplementary Data.
Loans Past Due and Loans in Nonaccrual Status
Increases in past due and nonaccrual loans can have a significant impact on the ALLL. To determine the potential impact, and corresponding estimated losses, we analyze our historical loss trends on loans past due greater than 30 days and nonaccrual loans. We monitor all loans that are past due and in nonaccrual status for indications of additional deterioration.

	Total Past Due and Nonaccrual
	December 31 2014	September 30 2014	June 30 2014	March 31 2014	December 31 2013
Commercial and agricultural	$4,805	$3,904	$5,045	$4,986	$3,621
Residential real estate	4,181	4,011	4,613	7,067	7,008
Consumer	138	134	98	113	259
Total	$9,124	$8,049	$9,756	$12,166	$10,888

	Total Past Due and Nonaccrual as of December 31
	2014	2013	2012	2011	2010
Commercial and agricultural	$4,805	$3,621	$7,271	$7,420	$9,606
Residential real estate	4,181	7,008	5,431	5,297	8,119
Consumer	138	259	199	186	309
Total	$9,124	$10,888	$12,901	$12,903	$18,034
Declines in past due and nonaccrual loans during 2014 are the result of strengthened loan performance. A summary of loans past due and in nonaccrual status, including the composition of the ending balance of nonaccrual loans by type, is included in “Note 5 – Loans and ALLL” of the “Notes to Consolidated Financial Statements” in Item 8. Financial Statements and Supplementary Data.
Troubled Debt Restructurings
We have taken a proactive approach to avoid foreclosures on borrowers who are willing to work with us in modifying their loans, thus making them more affordable. While this approach has allowed certain borrowers to develop a payment structure that will allow them to continue making payments in lieu of foreclosure, it has contributed to a significant increase in the level of loans classified as TDRs. The modifications have been successful for us and our customers as very few of the modified loans have resulted in foreclosures. At the time of the TDR, the loan is reviewed to determine whether or not to classify the loan as accrual or nonaccrual. The majority of new modifications result in terms that satisfy our criteria for continued interest accrual. TDRs that have been placed in nonaccrual status may be placed back on accrual status after six months of continued performance.
We restructure debt with borrowers who due to temporary financial difficulties are unable to service their debt under the original terms. We may extend the amortization period, reduce interest rates, forgive principal, forgive interest, or a combination of these modifications. Typically, the modifications are for a period of five years or less. There were no TDRs that were Government sponsored as of December 31, 2014 or December 31, 2013.
Losses associated with TDRs, if any, are included in the estimation of the ALLL in the quarter in which a loan is identified as a TDR, and we review the analysis of the ALLL estimation each reporting period to ensure its continued appropriateness.
The following tables provide a roll-forward of TDRs for the years ended December 31, 2013 and 2014:

	Accruing Interest		Nonaccrual		Total
	Number of Loans	Balance	Number of Loans	Balance	Number of Loans	Balance
January 1, 2013	115	$16,531	19	$2,824	134	$19,355
New modifications	76	12,192	5	424	81	12,616
Principal advances (payments)	—	(891)	—	(292)	—	(1,183)
Loans paid-off	(17)	(2,844)	(6)	(800)	(23)	(3,644)
Partial charge-offs	—	(79)	—	(477)	—	(556)
Balances charged-off	(3)	(167)	(1)	(27)	(4)	(194)
Transfers to OREO	(1)	(33)	(7)	(496)	(8)	(529)
Transfers to accrual status	2	133	(2)	(133)	—	—
Transfers to nonaccrual status	(7)	(419)	7	419	—	—
December 31, 2013	165	24,423	15	1,442	180	25,865
New modifications	30	2,647	5	367	35	3,014
Principal advances (payments)	—	(1,501)	—	(254)	—	(1,755)
Loans paid-off	(32)	(2,964)	(3)	(90)	(35)	(3,054)
Partial charge-offs	—	(70)	—	(193)	—	(263)
Balances charged-off	(3)	(13)	(3)	(115)	(6)	(128)
Transfers to OREO	—	—	(5)	(338)	(5)	(338)
Transfers to accrual status	5	502	(5)	(502)	—	—
Transfers to nonaccrual status	(9)	(2,093)	9	2,093	—	—
December 31, 2014	156	$20,931	13	$2,410	169	$23,341
The following table summarizes our TDRs as of December 31:

	2014			2013			2012
	Accruing Interest	Nonaccrual	Total	Accruing Interest	Nonaccrual	Total	Accruing Interest	Nonaccrual	Total
Current	20,012	272	20,284	21,690	1,189	22,879	16,301	941	17,242
Past due 30-59 days	804	592	1,396	2,158	37	2,195	158	561	719
Past due 60-89 days	115	3	118	575	—	575	72	41	113
Past due 90 days or more	—	1,543	1,543	—	216	216	—	1,281	1,281
Total	20,931	2,410	23,341	24,423	1,442	25,865	16,531	2,824	19,355

	2011			2010
	Accruing Interest	Nonaccrual	Total	Accruing Interest	Nonaccrual	Total
Current	16,125	514	16,639	4,798	499	5,297
Past due 30-59 days	1,564	344	1,908	175	26	201
Past due 60-89 days	50	85	135	102	—	102
Past due 90 days or more	—	74	74	—	163	163
Total	17,739	1,017	18,756	5,075	688	5,763
Additional disclosures about TDRs are included in “Note 5 – Loans and ALLL” of the “Notes to Consolidated Financial Statements” in Item 8. Financial Statements and Supplementary Data.
Impaired Loans
The following is a summary of information pertaining to impaired loans as of December 31:

	2014			2013
	Outstanding Balance	Unpaid Principal Balance	Valuation Allowance	Outstanding Balance	Unpaid Principal Balance	Valuation Allowance
TDRs
Commercial real estate	$10,222	$10,501	$1,276	$10,663	$11,193	$1,585
Commercial other	715	945	4	1,310	1,340	62
Agricultural real estate	1,423	1,423	—	1,459	1,459	30
Agricultural other	66	186	—	79	199	—
Residential real estate senior liens	10,462	11,019	1,847	12,266	12,841	2,010
Residential real estate junior liens	246	246	49	20	20	4
Home equity lines of credit	153	453	46	—	—	—
Consumer secured	54	54	1	68	69	—
Total TDRs	23,341	24,827	3,223	25,865	27,121	3,691
Other impaired loans
Commercial real estate	1,009	1,195	3	1,707	2,193	330
Commercial other	83	95	—	136	217	58
Agricultural real estate	106	106	—	—	—	—
Agricultural other	—	—	—	—	—	—
Residential real estate senior liens	1,183	1,763	168	1,795	2,473	268
Residential real estate junior liens	19	29	4	28	45	5
Home equity lines of credit	97	197	29	193	493	—
Consumer secured	10	10	—	51	79	—
Total other impaired loans	2,507	3,395	204	3,910	5,500	661
Total impaired loans	$25,848	$28,222	$3,427	$29,775	$32,621	$4,352
Additional disclosure related to impaired loans is included in “Note 5 – Loans and ALLL” of the “Notes to Consolidated Financial Statements” in Item 8. Financial Statements and Supplementary Data.

Nonperforming Assets
The following table summarizes our nonperforming assets as of December 31:

	2014	2013	2012	2011	2010
Nonaccrual loans	$4,044	$3,244	$7,303	$6,389	$5,610
Accruing loans past due 90 days or more	148	142	428	760	486
Total nonperforming loans	4,192	3,386	7,731	7,149	6,096
Foreclosed assets	885	1,412	2,018	1,876	2,067
Total nonperforming assets	$5,077	$4,798	$9,749	$9,025	$8,163
Nonperforming loans as a % of total loans	0.50%	0.42%	1.00%	0.95%	0.83%
Nonperforming assets as a % of total assets	0.33%	0.32%	0.68%	0.67%	0.67%
After a loan is 90 days past due, it is generally placed in nonaccrual status unless it is well secured and in the process of collection. Upon transferring the loans to nonaccrual status, we perform an evaluation to determine the net realizable value of the underlying collateral. This evaluation is used to help determine if any charge-offs are necessary. Loans may be placed back on accrual status after six months months of continued performance.
Included in the nonaccrual loan balances above were loans currently classified as TDRs as of December 31:

	2014	2013	2012	2011	2010
Commercial and agricultural	$1,995	$833	$2,325	$520	$115
Residential real estate	262	609	499	497	573
Consumer	153	—	—	—	—
Total	$2,410	$1,442	$2,824	$1,017	$688
Additional disclosures about nonaccrual loans are included in “Note 5 – Loans and ALLL”of the “Notes to Consolidated Financial Statements” in Item 8. Financial Statements and Supplementary Data.
We continue to devote considerable attention to identifying impaired loans and adjusting the net carrying value of these loans to their current net realizable values through the establishment of a specific reserve or the recording of a charge-off. We believe that all loans deemed to be impaired have been identified.
We believe that the level of the ALLL is appropriate as of December 31, 2014 and we will continue to closely monitor overall credit quality and our policies and procedures related to the analysis of the ALLL to ensure that the ALLL remains appropriate.

Noninterest Income and Noninterest Expenses
Noninterest income consists of service charges and fees, gains on sale of mortgage loans, earnings on corporate owned life insurance policies, gains and losses on sales of AFS securities, and other income. Significant account balances are highlighted in the following table with additional descriptions of significant fluctuations for the years ended December 31:

			Change			Change
	2014	2013	$	%	2012	$	%
Service charges and fees
NSF and overdraft fees	$2,156	$2,243	$(87)	(3.88)%	$2,367	$(124)	(5.24)%
ATM and debit card fees	2,084	1,944	140	7.20%	1,874	70	3.74%
Freddie Mac servicing fee	720	737	(17)	(2.31)%	757	(20)	(2.64)%
Service charges on deposit accounts	354	373	(19)	(5.09)%	337	36	10.68%
Net OMSR income (loss)	(36)	269	(305)	(113.38)%	(89)	358	N/M
All other	133	116	17	14.66%	125	(9)	(7.20)%
Total service charges and fees	5,411	5,682	(271)	(4.77)%	5,371	311	5.79%
Gain on sale of mortgage loans	514	962	(448)	(46.57)%	1,576	(614)	(38.96)%
Earnings on corporate owned life insurance policies	751	732	19	2.60%	698	34	4.87%
Gains (losses) on sale of AFS securities	97	171	(74)	(43.27)%	1,119	(948)	(84.72)%
Other
Trust and brokerage advisory fees	2,069	1,858	211	11.36%	1,635	223	13.64%
Other	483	770	(287)	(37.27)%	1,131	(361)	(31.92)%
Total other	2,552	2,628	(76)	(2.89)%	2,766	(138)	(4.99)%
Total noninterest income	$9,325	$10,175	$(850)	(8.35)%	$11,530	$(1,355)	(11.75)%
Significant changes in noninterest income are detailed below:

•
As customers continue to increase their dependence on ATM and debit cards, we have realized a corresponding increase in fees. We do not anticipate significant changes to our ATM and debit fee structure; however, we do expect that these fees will continue to increase as the usage of ATM and debit cards increase.

•
Offering rates on residential mortgage loans, as well as the decline in loan demand, are the most significant drivers behind fluctuations in the gain on sale of mortgage loans and net OMSR income (loss). As a result of the lack of demand in residential mortgage loan originations, we are experiencing declines in both the gain on sale of mortgage loans and net OMSR income (loss). As mortgage rates are expected to approximate current levels in the foreseeable future and purchase money mortgage activity will likely remain soft, we do not anticipate any significant changes in origination volumes or the gain on sale of mortgage loans.

•
We are continually analyzing our AFS securities for potential sale opportunities. These analyses identified several mortgage-backed securities pools in 2014, 2013, and 2012 that made economic sense to sell.

•
In recent periods, we have invested considerable efforts to increase our market share in trust and brokerage advisory services. These efforts have translated into increases in trust fees and brokerage and advisory fees.

•	The fluctuations in all other income is spread throughout various categories, none of which are individually significant.

Noninterest expenses include compensation and benefits, furniture and equipment, occupancy, net AFS security impairment loss, and other expenses. Significant account balances are highlighted in the following table with additional descriptions of significant fluctuations for the years ended December 31:

			Change			Change
	2014	2013	$	%	2012	$	%
Compensation and benefits
Employee salaries	$16,114	$15,677	$437	2.79%	$15,374	$303	1.97%
Employee benefits	5,191	5,788	(597)	(10.31)%	5,853	(65)	(1.11)%
Total compensation and benefits	21,305	21,465	(160)	(0.75)%	21,227	238	1.12%
Furniture and equipment
Service contracts	2,542	2,277	265	11.64%	1,995	282	14.14%
Depreciation	1,850	1,889	(39)	(2.06)%	1,796	93	5.18%
ATM and debit card fees	722	710	12	1.69%	690	20	2.90%
All other	59	69	(10)	(14.49)%	79	(10)	(12.66)%
Total furniture and equipment	5,173	4,945	228	4.61%	4,560	385	8.44%
Occupancy
Outside services	718	671	47	7.00%	605	66	10.91%
Depreciation	701	667	34	5.10%	621	46	7.41%
Utilities	524	502	22	4.38%	463	39	8.42%
Property taxes	515	499	16	3.21%	501	(2)	(0.40)%
All other	340	314	26	8.28%	329	(15)	(4.56)%
Total occupancy	2,798	2,653	145	5.47%	2,519	134	5.32%
Net AFS securities impairment loss	—	—	—	—	282	(282)	(100.00)%
Other
Marketing and community relations	1,431	1,131	300	26.53%	1,965	(834)	(42.44)%
FDIC insurance premiums	842	1,082	(240)	(22.18)%	864	218	25.23%
Audit and related fees	809	738	71	9.62%	711	27	3.80%
Director fees	775	819	(44)	(5.37)%	885	(66)	(7.46)%
Education and travel	625	502	123	24.50%	588	(86)	(14.63)%
Postage and freight	397	387	10	2.58%	389	(2)	(0.51)%
Printing and supplies	367	396	(29)	(7.32)%	424	(28)	(6.60)%
Loan underwriting fees	361	423	(62)	(14.66)%	403	20	4.96%
Consulting fees	349	315	34	10.79%	482	(167)	(34.65)%
Legal fees	320	359	(39)	(10.86)%	268	91	33.96%
Other losses	250	109	141	129.36%	300	(191)	(63.67)%
Amortization of deposit premium	183	221	(38)	(17.19)%	260	(39)	(15.00)%
State taxes	171	140	31	22.14%	187	(47)	(25.13)%
Foreclosed asset and collection	122	211	(89)	(42.18)%	202	9	4.46%
All other	1,628	1,517	111	7.32%	1,123	394	35.08%
Total other	8,630	8,350	280	3.35%	9,051	(701)	(7.75)%
Total noninterest expenses	$37,906	$37,413	$493	1.32%	$37,639	$(226)	(0.60)%

Significant changes in noninterest expenses are detailed below:

•
Employee salaries have increased as a result of normal merit increases and additional staffing required by our continued growth. The decline in employee benefits is related to health care costs as a result of lower than anticipated claims. Employee benefits are expected to increase moderately in future periods as a result of anticipated increases in health care costs.

•
We have consistently been a strong supporter of the various communities, schools, and charities in the markets we serve. We sponsor a foundation, which we established in 1996, that is funded by discretionary donations. The affiliated foundation provides centralized oversight for donations to organizations that benefit our communities. Included in marketing and community relations were discretionary donations to the foundation of $500, $200, and $850 for the years ended December 31, 2014, 2013, and 2012, respectively.

•
FDIC insurance premiums were elevated in 2013 due to us receiving less of a refund for prepaid FDIC insurance premiums than we had anticipated. FDIC insurance premiums have returned to normalized levels and are anticipated to approximate current levels in 2015.

•	We place a strong emphasis on employee development through continuous education. Education and travel expenses vary from year to year based on the timing of various programs that our employees attend.

•	Loan underwriting fees have declined in 2014 as a result of declines in residential real estate loan originations.

•
Other losses increased significantly in 2014 primarily as a result of losses incurred related to fraudulent activities. Also contributing to losses in both 2014 and 2012 were losses related to the repurchase of loans that we previously sold to a third party. While other losses fluctuate from period to period, they are expected to approximate 2013 levels in 2015.

•	The fluctuations in all other expenses are spread throughout various categories, none of which are individually significant.

Analysis of Changes in Financial Condition
The following table shows the composition and changes in our balance sheet as of December 31:

			Change
	2014	2013	$	%
ASSETS
Cash and cash equivalents	$19,326	$41,558	$(22,232)	(53.50)%
Certificates of deposit held in other financial institutions	580	580	—	—
Trading securities	—	525	(525)	(100.00)%
AFS securities
Amortized cost of AFS securities	561,893	517,614	44,279	8.55%
Unrealized Gains (losses) on AFS securities	5,641	(5,552)	11,193	N/M
AFS securities	567,534	512,062	55,472	10.83%
Mortgage loans AFS	901	1,104	(203)	(18.39)%
Loans
Gross loans	833,582	808,037	25,545	3.16%
Less allowance for loan and lease losses	10,100	11,500	(1,400)	(12.17)%
Net loans	823,482	796,537	26,945	3.38%
Premises and equipment	25,881	25,719	162	0.63%
Corporate owned life insurance policies	25,152	24,401	751	3.08%
Accrued interest receivable	5,851	5,442	409	7.52%
Equity securities without readily determinable fair values	20,076	18,293	1,783	9.75%
Goodwill and other intangible assets	46,128	46,311	(183)	(0.40)%
Other assets	14,632	20,605	(5,973)	(28.99)%
TOTAL ASSETS	$1,549,543	$1,493,137	$56,406	3.78%
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits	$1,074,484	$1,043,766	$30,718	2.94%
Borrowed funds	289,709	279,326	10,383	3.72%
Accrued interest payable and other liabilities	10,756	9,436	1,320	13.99%
Total liabilities	1,374,949	1,332,528	42,421	3.18%
Shareholders’ equity	174,594	160,609	13,985	8.71%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,549,543	$1,493,137	$56,406	3.78%
As shown above, total assets have increased $56,406 since December 31, 2013. During 2014, we increased our cost basis of AFS securities by $44,279 while loans grew by $25,545. Contributing to the increase in our AFS securities portfolio were $11,193 in unrealized gains observed during the year. This balance sheet growth was funded by increases in both deposits and borrowed funds. While we do anticipate that generating quality loans will continue to be competitive, we expect that loans will continue to grow in 2015.
A discussion of changes in balance sheet amounts by major categories follows:
Cash and cash equivalents
Included in cash and cash equivalents are funds held with FRB which fluctuate from period-to-period.
Certificates of deposit held in other financial institutions
As certificates of deposit held in other financial institutions mature, the funds are reinvested into AFS investment securities to increase net interest margins (as the yields on AFS investment securities exceeded the potential reinvestment rates for certificates of deposits held in other financial institutions during the year). While there were no maturities in 2014 to reinvest, the maturities in 2015 will likely continue this trend.
AFS investment securities
The primary objective of our investing activities is to provide for safety of the principal invested. Secondary considerations include the need for earnings, liquidity, and our overall exposure to changes in interest rates.
The following is a schedule of the carrying value of AFS investment securities as of December 31:

	2014	2013	2012	2011	2010
Government sponsored enterprises	$24,136	$23,745	$25,776	$397	$5,404
States and political subdivisions	215,345	201,988	182,743	174,938	169,717
Auction rate money market preferred	2,619	2,577	2,778	2,049	2,865
Preferred stocks	6,140	5,827	6,363	5,033	6,936
Mortgage-backed securities	166,926	144,115	155,345	143,602	102,215
Collateralized mortgage obligations	152,368	133,810	131,005	99,101	43,587
Total	$567,534	$512,062	$504,010	$425,120	$330,724
Excluding those holdings in government sponsored enterprises and municipalities within the State of Michigan, there were no investments in securities of any one issuer that exceeded 10% of shareholders’ equity. We have a policy prohibiting investments in securities that we deem are unsuitable due to their inherent credit or market risks. Prohibited investments include stripped mortgage backed securities, zero coupon bonds, nongovernment agency asset backed securities, and structured notes. Our holdings in mortgage-backed securities and collateralized mortgage obligations include only government agencies and government sponsored agencies as we hold no investments in private label mortgage-backed securities or collateralized mortgage obligations.

The following is a schedule of maturities of AFS investment securities and their weighted average yield as of December 31, 2014. Weighted average yields have been computed on an FTE basis using a tax rate of 34%. Our auction rate money market preferred is a long term floating rate instrument for which the interest rate is set at periodic auctions. At each successful auction, we have the option to sell the security at par value. Additionally, the issuers of auction rate securities generally have the right to redeem or refinance the debt. Because of their lack of contractual maturities, auction rate money market preferred and preferred stocks are not reported by a specific maturity group. Mortgage-backed securities and collateralized mortgage obligations are not reported by a specific maturity group due to their variable monthly payments. Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations.

	Maturing
	Within One Year		After One Year But Within Five Years		After Five Years But Within Ten Years		After Ten Years		Securities with Variable Monthly Payments or Noncontractual Maturities
	Amount	Yield (%)	Amount	Yield (%)	Amount	Yield (%)	Amount	Yield (%)	Amount	Yield (%)
Government sponsored enterprises	$—	—	$18,765	1.46	$5,371	1.51	$—	—	$—	—
States and political subdivisions	13,975	2.61	58,229	4.95	100,619	4.44	42,522	4.59	—	—
Mortgage-backed securities	—	—	—	—	—	—	—	—	166,926	2.19
Collateralized mortgage obligations	—	—	—	—	—	—	—	—	152,368	2.29
Auction rate money market preferred	—	—	—	—	—	—	—	—	2,619	6.35
Preferred stocks	—	—	—	—	—	—	—	—	6,140	5.78
Total	$13,975	2.61	$76,994	4.10	$105,990	4.29	$42,522	4.59	$328,053	2.34
Loans
Loans are the largest component of earning assets. The proper management of credit and market risk inherent in the loan portfolio is critical to our financial well-being. To control these risks, we have adopted strict underwriting standards. These standards include specific criteria against lending outside our defined market areas, lending limits to a single borrower, and strict loan to collateral value limits. We also monitor and limit loan concentrations to specific industries. We have no foreign loans and there were no concentrations greater than 10% of total loans that are not disclosed as a separate category in the following table.
The following table presents the composition of the loan portfolio for the years ended December 31:

	2014	2013	2012	2011	2010
Commercial	$431,961	$392,104	$371,505	$365,714	$348,852
Agricultural	104,721	92,589	83,606	74,645	71,446
Residential real estate	264,595	289,931	284,148	278,360	284,029
Consumer	32,305	33,413	33,494	31,572	30,977
Total	$833,582	$808,037	$772,753	$750,291	$735,304

The following table presents the change in the loan portfolio categories for the years ended December 31:

	2014		2013		2012
	$ Change	% Change	$ Change	% Change	$ Change	% Change
Commercial	$39,857	10.16%	$20,599	5.54%	$5,791	1.58%
Agricultural	12,132	13.10%	8,983	10.74%	8,961	12.00%
Residential real estate	(25,336)	(8.74)%	5,783	2.04%	5,788	2.08%
Consumer	(1,108)	(3.32)%	(81)	(0.24)%	1,922	6.09%
Total	$25,545	3.16%	$35,284	4.57%	$22,462	2.99%
We continue to see declines in residential real estate loans which have been offset by increases in commercial and agricultural loans. This trend is likely to continue as the demand for residential real estate loans is anticipated to remain soft due to continuing uncertainty in the residential real estate markets, increases in interest rates, and the implementation of CFPB underwriting guidelines. We expect loans to increase moderately in 2015, with most of the growth in commercial loans.
Equity securities without readily determinable fair values
Included in equity securities without readily determinable fair values are restricted securities, which are carried at cost and investments in unconsolidated entities accounted for under the equity method of accounting (see “Note 1 – Nature of Operations and Summary of Significant Accounting Policies” and “Note 19 – Fair Value” of the “Notes to Consolidated Financial Statements” in Item 8. Financial Statements and Supplementary Data).
Deposits
Deposits are our primary source of funding. The following table presents the composition of the deposit portfolio as of December 31:

	2014	2013	2012	2011	2010
Noninterest bearing demand deposits	$181,826	$158,428	$143,735	$119,072	$104,902
Interest bearing demand deposits	190,984	192,089	181,259	163,653	142,259
Savings deposits	261,412	243,237	228,338	193,902	177,817
Certificates of deposit	339,824	362,473	376,790	395,777	386,435
Brokered certificates of deposit	72,134	56,329	55,348	54,326	53,748
Internet certificates of deposit	28,304	31,210	32,197	31,434	12,178
Total	$1,074,484	$1,043,766	$1,017,667	$958,164	$877,339
The following table presents the change in the deposit categories for the years ended December 31:

	2014		2013		2012
	$ Change	% Change	$ Change	% Change	$ Change	% Change
Noninterest bearing demand deposits	$23,398	14.77%	$14,693	10.22%	$24,663	20.71%
Interest bearing demand deposits	(1,105)	(0.58)%	10,830	5.97%	17,606	10.76%
Savings deposits	18,175	7.47%	14,899	6.52%	34,436	17.76%
Certificates of deposit	(22,649)	(6.25)%	(14,317)	(3.80)%	(18,987)	(4.80)%
Brokered certificates of deposit	15,805	28.06%	981	1.77%	1,022	1.88%
Internet certificates of deposit	(2,906)	(9.31)%	(987)	(3.07)%	763	2.43%
Total	$30,718	2.94%	$26,099	2.56%	$59,503	6.21%
Overall, deposits continued to grow during 2014. As a result of the current interest rate environment, we continue to see declines in certificates of deposits, but these declines have been offset by increases in noninterest bearing demand deposits and savings accounts. We expect this trend to continue for the foreseeable future. Growth is anticipated to continue to come in the form of non-contractual deposits, while certificates of deposit are expected to approximate current levels.

The remaining maturity of time certificates and other time deposits of $100 or more as of December 31, 2014 was as follows:

Maturity
Within 3 months	$42,416
Within 3 to 6 months	22,303
Within 6 to 12 months	55,257
Over 12 months	124,924
Total	$244,900
Borrowed Funds
Borrowed funds include FHLB advances and securities sold under agreements to repurchase. The balance of borrowed funds fluctuates from period to period based on our funding needs including changes in loans, investments, and deposits. The current interest rate environment has made it almost impossible to increase net interest income without increasing earning assets. As deposit growth has generally outpaced loan demand, we continue to deploy deposits into purchases of AFS securities to provide additional interest income. In addition to utilizing deposits, we also utilize borrowings and brokered deposits to fund earning assets.
The following table presents borrowed funds balances for the years ended December 31:

	2014	2013	2012	2011	2010
FHLB advances	$192,000	$162,000	$152,000	$142,242	$113,423
Securities sold under agreements to repurchase without stated maturity dates	95,070	106,025	66,147	57,198	45,871
Securities sold under agreements to repurchase with stated maturity dates	439	11,301	16,284	16,696	19,623
Federal funds purchased	2,200	—	6,570	—	16,000
Total	$289,709	$279,326	$241,001	$216,136	$194,917
For additional disclosure related to borrowed funds, see “Note 9 – Borrowed Funds” of “Notes to Consolidated Financial Statements” in Item 8. Financial Statements and Supplementary Data.
Accrued interest payable and other liabilities
Included in accrued interest payable and other liabilities are obligations related to our defined benefit pension plan. Our liability related to the plan increased in 2014 as a result of changes in mortality tables and discount rates used to determine the current benefit obligation. For more information on the defined benefit pension plan, see "Note 16 – Benefit Plans" of the “Notes to Consolidated Financial Statements” in Item 8. Financial Statements and Supplementary Data).

Contractual Obligations and Loan Commitments
We have various financial obligations, including contractual obligations and commitments, which may require future cash payments. The following schedule summarizes our non-cancelable obligations and future minimum payments as of December 31, 2014:

	Minimum Payments Due by Period
	Due in One Year or Less	After One Year But Within Three Years	After Three Years But Within Five Years	After Five Years	Total
Deposits
Deposits with no stated maturity	$634,222	$—	$—	$—	$634,222
Certificates of deposit with stated maturities	217,505	131,583	73,451	17,723	440,262
Total deposits	851,727	131,583	73,451	17,723	1,074,484
Borrowed funds
Short-term borrowings	97,270	—	—	—	97,270
Long-term borrowings	42,439	40,000	60,000	50,000	192,439
Total borrowed funds	139,709	40,000	60,000	50,000	289,709
Total contractual obligations	$991,436	$171,583	$133,451	$67,723	$1,364,193
We also have loan commitments that may impact liquidity. The following schedule summarizes our loan commitments and expiration dates by period as of December 31, 2014. Commitments to grant loans include loans to be sold to the secondary market. Since many of these commitments historically have expired without being drawn upon, the total amount of these commitments does not necessarily represent our future cash requirements.

	Expiration Dates by Period
	Due in One Year or Less	After One Year But Within Three Years	After Three Years But Within Five Years	After Five Years	Total
Unused commitments under lines of credit	$68,056	$27,330	$18,527	$3,022	$116,935
Commitments to grant loans	13,988	—	—	—	13,988
Commercial and standby letters of credit	4,985	—	—	—	4,985
Total loan commitments	$87,029	$27,330	$18,527	$3,022	$135,908
For additional disclosure related to Contractual Obligations and Loan Commitments, see “Note 12 – Off-Balance-Sheet Activities” of the “Notes to Consolidated Financial Statements” in Item 8. Financial Statements and Supplementary Data.

Capital
Capital consists solely of common stock, retained earnings, and accumulated other comprehensive income (loss). We are currently authorized to raise capital through dividend reinvestment, employee and director stock purchases, and shareholder stock purchases. Pursuant to these authorizations, we issued 182,755 shares or $4,227 of common stock during 2014, and 149,191 shares or $3,618 of common stock in 2013. We also offer the Directors Plan in which participants either directly purchase stock or purchase stock units through deferred fees, in lieu of cash payments. Pursuant to this plan, we increased shareholders’ equity by $495 and $554 during 2014 and 2013, respectively.
We have approved a publicly announced common stock repurchase plan. Pursuant to this plan, we repurchased 135,630 shares or $3,122 of common stock compared to 98,014 shares for $2,375 during 2014 and 2013, respectively. As of December 31, 2014, we were authorized to repurchase up to an additional 151,766 shares of common stock.
There are no significant regulatory constraints placed on our capital. The FRB’s current recommended minimum primary capital to assets requirement is 6.00%. Our primary capital to adjusted average assets, which consists of shareholders' equity plus the ALLL acquisition intangibles, was 8.59% as of December 31, 2014.

The FRB has established minimum risk based capital guidelines. Pursuant to these guidelines, a framework has been established that assigns risk weights to each category of on and off balance sheet items to arrive at risk adjusted total assets. Regulatory capital is divided by the risk adjusted assets with the resulting ratio compared to the minimum standard to determine whether a corporation has adequate capital. The minimum standard is 8.00%, of which at least 4.00% must consist of equity capital net of goodwill. The following table sets forth the percentages required under the Risk Based Capital guidelines and our values as of:

	2014	2013	Required
Equity Capital	14.08%	13.67%	4.00%
Secondary Capital	1.10%	1.25%	4.00%
Total Capital	15.18%	14.92%	8.00%
Secondary capital includes only the ALLL. The percentage for the secondary capital under the required column is the maximum amount allowed from all sources.
The FRB and FDIC also prescribe minimum capital requirements for Isabella Bank. At December 31, 2014, the Bank exceeded these minimum capital requirements. On July 2, 2013, the FRB published revised BASEL III Capital standards for banks. The rules redefine what is included or deducted from equity capital, changes risk weighting for certain on and off-balance sheet assets, increases the minimum required equity capital to be considered well capitalized, and introduces a capital cushion buffer. The rules, which will be gradually phased in between 2015 and 2019, are not expected to have a material impact on the Corporation but will require us to hold more capital than we have historically. For further information regarding the Bank’s capital requirements, see “Note 15 – Minimum Regulatory Capital Requirements” of the “Notes to Consolidated Financial Statements” in Item 8. Financial Statements and Supplementary Data.
Fair Value
We utilize fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. AFS securities and certain liabilities are recorded at fair value on a recurring basis. Additionally, from time-to-time, we may be required to record at fair value other assets on a nonrecurring basis, such as mortgage loans AFS, foreclosed assets, OMSR, and certain other assets and liabilities. These nonrecurring fair value adjustments typically involve the application of lower of cost or market accounting or write-downs of individual assets.
For further information regarding fair value measurements, see “Note 1 – Nature of Operations and Summary of Significant Accounting Policies” and “Note 19 – Fair Value” of the “Notes to Consolidated Financial Statements” in Item 8. Financial Statements and Supplementary Data.

Interest Rate Sensitivity
Interest rate sensitivity is determined by the amount of earning assets and interest bearing liabilities repricing within a specific time period, and their relative sensitivity to a change in interest rates. We strive to achieve reasonable stability in the net interest margin through periods of changing interest rates. One tool we use to measure interest rate sensitivity is gap analysis. As shown in the table below, the gap analysis depicts our position for specific time periods and the cumulative gap as a percentage of total assets.
Fixed interest rate AFS securities are scheduled according to their contractual maturity. Fixed rate loans are included in the appropriate time frame based on their scheduled amortization. Variable rate loans, which totaled $172,432 as of December 31, 2014, are included in the time frame of their earliest repricing. Time deposit liabilities are scheduled based on their contractual maturity except for variable rate time deposits in the amount of $1,123 that are included in the 0 to 3 month time frame.
Savings and NOW accounts have no contractual maturity date and are believed by us to be predominantly noninterest rate sensitive. These accounts have been classified in the gap table according to their estimated withdrawal rates based upon our analysis of deposit decay over the past five years. We believe this decay experience is consistent with our expectation for the future. As of December 31, 2014, we had a positive cumulative gap within one year. A positive gap position results when more assets, within a specified time frame, have the potential to mature or reprice than liabilities.
The following table shows the time periods and the amount of assets and liabilities available for interest rate repricing as of December 31, 2014. The interest rate sensitivity information for investment securities is based on the expected prepayments and call dates versus stated maturities. For purposes of this analysis, nonaccrual loans and the ALLL are excluded.

	0 to 3 Months	4 to 12 Months	1 to 5 Years	Over 5 Years
Interest sensitive assets
AFS securities	$23,984	$85,277	$273,600	$184,673
Loans	203,326	84,090	390,966	151,156
Total	$227,310	$169,367	$664,566	$335,829
Interest sensitive liabilities
Borrowed funds	$117,709	$22,000	$100,000	$50,000
Time deposits	68,939	149,036	204,564	17,723
Savings	7,360	22,619	88,940	142,493
NOW	2,604	7,812	36,104	144,464
Total	$196,612	$201,467	$429,608	$354,680
Cumulative gap	$30,698	$(1,402)	$233,556	$214,705
Cumulative gap as a % of assets	1.98%	(0.09)%	15.07%	13.86%
The following table shows the maturity of commercial and agricultural loans outstanding at December 31, 2014. Also provided are the amounts due after one year, classified according to the sensitivity to changes in interest rates.

	1 Year or Less	1 to 5 Years	Over 5 Years	Total
Commercial and agricultural	$96,084	$269,425	$171,173	$536,682
Interest sensitivity
Loans maturing after one year that have:
Fixed interest rates		$231,583	$166,707
Variable interest rates		37,842	4,466
Total		$269,425	$171,173

Liquidity
Liquidity is monitored regularly by our Market Risk Committee, which consists of members of senior management. The committee reviews projected cash flows, key ratios, and liquidity available from both primary and secondary sources.
Our primary sources of liquidity are cash and cash equivalents, certificates of deposit held in other financial institutions, and AFS securities. These categories totaled $587,440 or 37.91% of assets as of December 31, 2014 as compared to $554,725 or 37.15% as of December 31, 2013. Liquidity is important for financial institutions because of their need to meet loan funding commitments, depositor withdrawal requests, and various other commitments including expansion of operations, investment opportunities, and payment of cash dividends. Liquidity varies significantly daily, based on customer activity.
Our primary source of funds is deposit accounts. We also have the ability to borrow from the FHLB, the FRB, and through various correspondent banks in the form of federal funds purchased and a line of credit. These funding methods typically carry a higher interest rate than traditional market deposit accounts. Some borrowed funds, including FHLB advances, FRB Discount Window advances, and repurchase agreements, require us to pledge assets, typically in the form AFS securities or loans as collateral. As of December 31, 2014, we had available lines of credit of $112,301.
The following table summarizes our sources and uses of cash for the years ended December 31:

	2014	2013	$ Variance
Net cash provided by (used in) operating activities	$17,334	$22,741	$(5,407)
Net cash provided by (used in) investing activities	(74,598)	(64,931)	(9,667)
Net cash provided by (used in) financing activities	35,032	58,828	(23,796)
Increase (decrease) in cash and cash equivalents	(22,232)	16,638	(38,870)
Cash and cash equivalents January 1	41,558	24,920	16,638
Cash and cash equivalents December 31	$19,326	$41,558	$(22,232)
Quantitative and Qualitative Disclosures about Market Risk
Our primary market risks are interest rate risk and liquidity risk. We have no significant foreign exchange risk and do not utilize interest rate swaps or derivatives, except for interest rate locks and forward loan commitments, in the management of IRR. Any changes in foreign exchange rates or commodity prices would have an insignificant impact on our interest income and cash flows.
IRR is the exposure of our net interest income to changes in interest rates. IRR results from the difference in the maturity or repricing frequency of a financial institution's interest earning assets and its interest bearing liabilities. IRR is the fundamental method by which financial institutions earn income and create shareholder value. Excessive exposure to IRR could pose a significant risk to our earnings and capital.
The FRB has adopted a policy requiring us to effectively manage the various risks that can have a material impact on our safety and soundness. The risks include credit, interest rate, liquidity, operational, and reputational. We have policies, procedures, and internal controls for measuring and managing these risks. Specifically, our Funds Management policy and procedures include defining acceptable types and terms of investments and funding sources, liquidity requirements, limits on investments in long term assets, limiting the mismatch in repricing opportunity of assets and liabilities, and the frequency of measuring and reporting to our Board.
The primary technique to measure IRR is simulation analysis. Simulation analysis forecasts the effects on the balance sheet structure and net interest income under a variety of scenarios that incorporate changes in interest rates, the shape of yield curves, interest rate relationships, and loan prepayments. These forecasts are compared against net interest income projected in a stable interest rate environment. While many assets and liabilities reprice either at maturity or in accordance with their contractual terms, several balance sheet components demonstrate characteristics that require an evaluation to more accurately reflect their repricing behavior. Key assumptions in the simulation analysis include prepayments on loans, probable calls of investment securities, changes in market conditions, loan volumes and loan pricing, deposit sensitivity, and customer preferences. These assumptions are inherently uncertain as they are subject to fluctuation and revision in a dynamic environment. As a result, the simulation analysis cannot precisely forecast the impact of rising and falling interest rates on net interest income. Actual results will differ from simulated results due to many other factors, including changes in balance sheet components, interest rate changes, changes in market conditions, and management strategies.
Our interest rate sensitivity is estimated by first forecasting the next 12 and 24 months of net interest income under an assumed environment of a constant balance sheet and constant market interest rates (base case). We then compare the results of various simulation analyses to the base case. At December 31, 2014, we projected the change in net interest income during the next 12 and 24 months assuming market interest rates were to immediately decrease by 100 basis points and increase by 100, 200, 300, and 400 basis points in a parallel fashion over the entire yield curve during the same time period. We did not project scenarios showing decreases in interest rates beyond 100 basis points as this is considered extremely unlikely given current interest rate levels. These projections were based on our assets and liabilities remaining static over the next 12 and 24 months, while factoring in probable calls and prepayments of certain investment securities and real estate residential and consumer loans. While it is extremely unlikely that interest rates would immediately increase to these levels, we feel that these extreme scenarios help us identify potential gaps and mismatches in the repricing characteristics of assets and liabilities. We regularly monitor our projected net interest income sensitivity to ensure that it remains within established limits.
The following table summarizes our interest rate sensitivity for 12 and 24 months as of:

	December 31, 2014
	12 Months					24 Months
Immediate basis point change assumption (short-term)	(100)	100	200	300	400	(100)	100	200	300	400
Percent change in net interest income vs. constant rates	(1.66)%	0.29%	0.45%	(3.18)%	(4.39)%	(1.83)%	0.25%	1.04%	(2.70)%	(3.98)%

	December 31, 2013
	12 Months					24 Months
Immediate basis point change assumption (short-term)	(100)	100	200	300	400	(100)	100	200	300	400
Percent change in net interest income vs. constant rates	(2.85)%	0.25%	(0.28)%	(0.99)%	(2.16)%	(3.24)%	0.04%	0.29%	0.41%	(0.35)%
Gap analysis, the secondary method to measure IRR, measures the cash flows and/or the earliest repricing of our interest bearing assets and liabilities. This analysis is useful for measuring trends in the repricing characteristics of the balance sheet. Significant assumptions are required in this process because of the embedded repricing options contained in assets and liabilities. Residential real estate and consumer loans allow the borrower to repay the balance prior to maturity without penalty, while commercial and agricultural loans have prepayment penalties. The amount of prepayments is dependent upon many factors, including the interest rate of a given loan in comparison to the current offering rates, the level of sales of used homes, and the overall availability of credit in the market place. Generally, a decrease in interest rates will result in an increase in cash flows from these assets. A significant portion of our securities are callable or have prepayment options. The call and prepayment options are more likely to be exercised in a period of decreasing interest rates. Savings and demand accounts may generally be withdrawn on request without prior notice. The timing of cash flows from these deposits is estimated based on historical experience. Certificates of deposit have penalties that discourage early withdrawals.
The following tables provide information about assets and liabilities that are sensitive to changes in interest rates as of December 31, 2014 and December 31, 2013. The principal amounts of investments, loans, other interest earning assets, borrowings, and time deposits maturing were calculated based on the contractual maturity dates. Estimated cash flows for savings and NOW accounts are based on our estimated deposit decay rates.

	December 31, 2014
	2015	2016	2017	2018	2019	Thereafter	Total	Fair Value
Rate sensitive assets
Other interest bearing assets	$1,748	$—	$100	$—	$—	$—	$1,848	$1,847
Average interest rates	0.36%	—	0.35%	—	—	—	0.36%
Trading securities	$—	$—	$—	$—	$—	$—	$—	$—
Average interest rates	—	—	—	—	—	—	—
AFS securities	$109,261	$93,324	$80,147	$53,017	$47,112	$184,673	$567,534	$567,534
Average interest rates	2.22%	2.26%	2.32%	2.39%	2.46%	2.62%	2.41%
Fixed interest rate loans (1)	$119,028	$98,865	$128,954	$91,854	$71,293	$151,156	$661,150	$655,017
Average interest rates	4.90%	4.83%	4.53%	4.32%	4.47%	4.25%	4.54%
Variable interest rate loans (1)	$71,435	$26,938	$19,836	$13,929	$14,706	$25,588	$172,432	$172,432
Average interest rates	4.46%	3.97%	3.95%	3.39%	3.37%	4.01%	4.08%
Rate sensitive liabilities
Borrowed funds	$139,709	$10,000	$30,000	$40,000	$20,000	$50,000	$289,709	$293,401
Average interest rates	0.33%	2.15%	1.95%	2.35%	3.11%	2.53%	1.41%
Savings and NOW accounts	$40,395	$36,417	$32,717	$29,423	$26,487	$286,957	$452,396	$452,396
Average interest rates	0.11%	0.11%	0.11%	0.11%	0.11%	0.10%	0.11%
Fixed interest rate certificates of deposit	$216,852	$74,722	$56,391	$50,550	$22,901	$17,723	$439,139	$439,841
Average interest rates	0.96%	1.66%	1.47%	1.31%	1.48%	1.77%	1.25%
Variable interest rate certificates of deposit	$653	$470	$—	$—	$—	$—	$1,123	$1,123
Average interest rates	0.40%	0.40%	—	—	—	—	0.40%

	December 31, 2013
	2014	2015	2016	2017	2018	Thereafter	Total	Fair Value
Rate sensitive assets
Other interest bearing assets	$19,903	$480	$—	$—	$—	$—	$20,383	$20,385
Average interest rates	0.25%	1.15%	—	—	—	—	0.27%
Trading securities	$525	$—	$—	$—	$—	$—	$525	$525
Average interest rates	2.77%	—	—	—	—	—	2.77%
AFS securities	$131,892	$73,723	$63,190	$52,078	$37,972	$153,207	$512,062	$512,062
Average interest rates	2.26%	2.23%	2.42%	2.48%	2.48%	2.80%	2.48%
Fixed interest rate loans (1)	$115,183	$94,841	$91,140	$118,479	$85,448	$134,614	$639,705	$639,914
Average interest rates	5.31%	5.17%	4.93%	4.53%	4.33%	4.33%	4.75%
Variable interest rate loans (1)	$69,036	$29,460	$20,332	$14,208	$15,699	$19,597	$168,332	$168,332
Average interest rates	4.76%	3.90%	4.06%	3.36%	3.35%	3.99%	4.19%
Rate sensitive liabilities
Borrowed funds	$126,950	$32,376	$10,000	$30,000	$40,000	$40,000	$279,326	$283,060
Average interest rates	0.43%	0.86%	2.15%	1.95%	2.35%	3.02%	1.35%
Savings and NOW accounts	$47,000	$33,569	$30,200	$27,198	$24,522	$272,837	$435,326	$435,326
Average interest rates	0.19%	0.12%	0.11%	0.11%	0.11%	0.11%	0.12%
Fixed interest rate certificates of deposit	$206,514	$81,038	$58,627	$46,336	$39,214	$17,144	$448,873	$451,664
Average interest rates	0.89%	1.93%	1.95%	1.63%	1.34%	1.66%	1.36%
Variable interest rate certificates of deposit	$764	$375	$—	$—	$—	$—	$1,139	$1,139
Average interest rates	0.04%	0.40%	—	—	—	—	0.16%
 (1) The fair value reported is exclusive of the allocation of the ALLL.
We do not believe that there has been a material change in the nature or categories of our primary market risk exposure, or the particular markets that present the primary risk of loss. As of the date of this report, we do not know of or expect there to be any material change in the general nature of our primary market risk exposure in the near term. As of the date of this report, we do not expect to make material changes in those methods in the near term. We may change those methods in the future to adapt to changes in circumstances or to implement new techniques.

Report of Independent Registered Public Accounting Firm
Shareholders and Board of Directors
Isabella Bank Corporation
Mount Pleasant, Michigan
We have audited the accompanying consolidated balance sheets of Isabella Bank Corporation as of December 31, 2014 and 2013, and the related consolidated statements of changes in shareholders’ equity, income, comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2014. We also have audited Isabella Bank Corporation’s internal control over financial reporting as of December 31, 2014, based on criteria established in the Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) (the COSO criteria). Isabella Bank Corporation’s management is responsible for these consolidated financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on these consolidated financial statements and an opinion on the effectiveness of Isabella Bank Corporation’s internal control over financial reporting, based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the consolidated financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material misstatement exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. We believe that our audits provide a reasonable basis for our opinion.
A corporation’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external purposes in accordance with generally accepted accounting principles. A corporation’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the corporation; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of consolidated financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the corporation are being made only in accordance with authorizations of management and directors of the corporation; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the corporation’s assets that could have a material effect on the consolidated financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Isabella Bank Corporation as of December 31, 2014 and 2013, and the consolidated results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2014 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion Isabella Bank Corporation maintained, in all material respects, effective internal control over financial reporting as of December 31, 2014, based on the COSO criteria.

Rehmann Robson LLC
Saginaw, Michigan
March 9, 2015

Consolidated Financial Statements
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	December 31
	2014	2013
ASSETS
Cash and cash equivalents
Cash and demand deposits due from banks	$18,058	$21,755
Interest bearing balances due from banks	1,268	19,803
Total cash and cash equivalents	19,326	41,558
Certificates of deposit held in other financial institutions	580	580
Trading securities	—	525
AFS securities (amortized cost of $561,893 in 2014 and $517,614 in 2013)	567,534	512,062
Mortgage loans AFS	901	1,104
Loans
Commercial	431,961	392,104
Agricultural	104,721	92,589
Residential real estate	264,595	289,931
Consumer	32,305	33,413
Gross loans	833,582	808,037
Less allowance for loan and lease losses	10,100	11,500
Net loans	823,482	796,537
Premises and equipment	25,881	25,719
Corporate owned life insurance policies	25,152	24,401
Accrued interest receivable	5,851	5,442
Equity securities without readily determinable fair values	20,076	18,293
Goodwill and other intangible assets	46,128	46,311
Other assets	14,632	20,605
TOTAL ASSETS	$1,549,543	$1,493,137
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest bearing	$181,826	$158,428
NOW accounts	190,984	192,089
Certificates of deposit under $100 and other savings	456,774	455,547
Certificates of deposit over $100	244,900	237,702
Total deposits	1,074,484	1,043,766
Borrowed funds	289,709	279,326
Accrued interest payable and other liabilities	10,756	9,436
Total liabilities	1,374,949	1,332,528
Shareholders’ equity
Common stock — no par value 15,000,000 shares authorized; issued and outstanding 7,776,274 shares (including 13,934 shares held in the Rabbi Trust) in 2014 and 7,723,023 shares (including 12,761 shares held in the Rabbi Trust) in 2013	138,755	137,580
Shares to be issued for deferred compensation obligations	4,242	4,148
Retained earnings	32,103	25,222
Accumulated other comprehensive income (loss)	(506)	(6,341)
Total shareholders’ equity	174,594	160,609
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,549,543	$1,493,137

The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(Dollars in thousands except per share amounts)

	Common Stock
	Shares Outstanding	Amount	Shares to be Issued for Deferred Compensation Obligations	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Totals
Balance, January 1, 2012	7,589,226	$134,734	$4,524	$13,036	$2,489	$154,783
Comprehensive income (loss)	—	—	—	12,206	2,518	14,724
Issuance of common stock	124,530	2,898	—	—	—	2,898
Common stock issued for deferred compensation obligations	41,676	814	(814)	—	—	—
Common stock transferred from the Rabbi Trust to satisfy deferred compensation obligations	—	619	(619)	—	—	—
Share-based payment awards under equity compensation plan	—	—	643	—	—	643
Common stock purchased for deferred compensation obligations	—	(505)	—	—	—	(505)
Common stock repurchased pursuant to publicly announced repurchase plan	(83,586)	(1,980)	—	—	—	(1,980)
Cash dividends ($0.80 per share)	—	—	—	(6,074)	—	(6,074)
Balance, December 31, 2012	7,671,846	136,580	3,734	19,168	5,007	164,489
Comprehensive income (loss)	—	—	—	12,510	(11,348)	1,162
Issuance of common stock	149,191	3,618	—	—	—	3,618
Common stock issued for deferred compensation obligations	—	—	—	—	—	—
Common stock transferred from the Rabbi Trust to satisfy deferred compensation obligations	—	140	(140)	—	—	—
Share-based payment awards under equity compensation plan	—	—	554	—	—	554
Common stock purchased for deferred compensation obligations	—	(383)	—	—	—	(383)
Common stock repurchased pursuant to publicly announced repurchase plan	(98,014)	(2,375)	—	—	—	(2,375)
Cash dividends ($0.84 per share)	—	—	—	(6,456)	—	(6,456)
Balance, December 31, 2013	7,723,023	137,580	4,148	25,222	(6,341)	160,609
Comprehensive income (loss)	—	—	—	13,724	5,835	19,559
Issuance of common stock	182,755	4,227	—	—	—	4,227
Common stock issued for deferred compensation obligations	6,126	143	(143)	—	—	—
Common stock transferred from the Rabbi Trust to satisfy deferred compensation obligations	—	258	(258)	—	—	—
Share-based payment awards under equity compensation plan	—	—	495	—	—	495
Common stock purchased for deferred compensation obligations	—	(331)	—	—	—	(331)
Common stock repurchased pursuant to publicly announced repurchase plan	(135,630)	(3,122)	—	—	—	(3,122)
Cash dividends ($0.89 per share)	—	—	—	(6,843)	—	(6,843)
Balance, December 31, 2014	7,776,274	$138,755	$4,242	$32,103	$(506)	$174,594
The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands except per share amounts)

	Year Ended December 31
	2014	2013	2012
Interest income
Loans, including fees	$39,432	$41,233	$43,396
AFS securities
Taxable	8,092	7,228	7,555
Nontaxable	5,911	5,132	4,870
Trading securities	6	36	94
Federal funds sold and other	510	447	486
Total interest income	53,951	54,076	56,401
Interest expense
Deposits	6,295	7,140	9,131
Borrowings	3,675	3,881	4,292
Total interest expense	9,970	11,021	13,423
Net interest income	43,981	43,055	42,978
Provision for loan losses	(668)	1,111	2,300
Net interest income after provision for loan losses	44,649	41,944	40,678
Noninterest income
Service charges and fees	5,411	5,682	5,371
Net gain on sale of mortgage loans	514	962	1,576
Earnings on corporate owned life insurance policies	751	732	698
Net gains (losses) on sale of AFS securities	97	171	1,119
Other	2,552	2,628	2,766
Total noninterest income	9,325	10,175	11,530
Noninterest expenses
Compensation and benefits	21,305	21,465	21,227
Furniture and equipment	5,173	4,945	4,560
Occupancy	2,798	2,653	2,519
AFS securities impairment loss
Total other-than-temporary impairment loss	—	—	486
Portion of loss reported in other comprehensive income (loss)	—	—	(204)
Net AFS securities impairment loss	—	—	282
Other	8,630	8,350	9,051
Total noninterest expenses	37,906	37,413	37,639
Income before federal income tax expense	16,068	14,706	14,569
Federal income tax expense	2,344	2,196	2,363
NET INCOME	$13,724	$12,510	$12,206
Earnings per common share
Basic	$1.77	$1.63	$1.61
Diluted	$1.74	$1.59	$1.56
Cash dividends per common share	$0.89	$0.84	$0.80

The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Dollars in thousands)

	Year Ended December 31
	2014	2013	2012
Net income	$13,724	$12,510	$12,206
Unrealized gains (losses) on AFS securities
Unrealized gains (losses) arising during the year	11,290	(18,971)	3,921
Reclassification adjustment for net realized (gains) losses included in net income	(97)	(171)	(1,119)
Reclassification adjustment for impairment loss included in net income	—	—	282
Net unrealized gains (losses)	11,193	(19,142)	3,084
Tax effect (1)	(3,684)	6,257	(348)
Unrealized gains (losses), net of tax	7,509	(12,885)	2,736
Change in unrecognized pension cost on defined benefit pension plan
Change in unrecognized pension cost arising during the year	(2,836)	2,120	(580)
Reclassification adjustment for net periodic benefit cost included in net income	300	208	251
Net change in unrecognized pension cost	(2,536)	2,328	(329)
Tax effect	862	(791)	111
Change in unrealized pension cost, net of tax	(1,674)	1,537	(218)
Other comprehensive income (loss), net of tax	5,835	(11,348)	2,518
Comprehensive income (loss)	19,559	1,162	14,724

(1)	See “Note 17 – Accumulated Other Comprehensive Income (Loss)” in the accompanying notes to consolidated financial statements for tax effect reconciliation.

The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Year Ended December 31
	2014	2013	2012
OPERATING ACTIVITIES
Net income	$13,724	$12,510	$12,206
Reconciliation of net income to net cash provided by operating activities:
Provision for loan losses	(668)	1,111	2,300
Impairment of foreclosed assets	123	156	166
Depreciation	2,551	2,556	2,417
Amortization of OMSR	265	522	787
Amortization of acquisition intangibles	183	221	260
Net amortization of AFS securities	1,830	2,028	2,277
AFS securities impairment loss	—	—	282
Net (gains) losses on sale of AFS securities	(97)	(171)	(1,119)
Net unrealized (gains) losses on trading securities	5	28	52
Net gain on sale of mortgage loans	(514)	(962)	(1,576)
Net unrealized (gains) losses on borrowings measured at fair value	—	—	(33)
Increase in cash value of corporate owned life insurance policies	(751)	(732)	(698)
Share-based payment awards under equity compensation plan	495	554	643
Deferred income tax (benefit) expense	207	(1,208)	616
Origination of loans held-for-sale	(28,135)	(53,632)	(99,353)
Proceeds from loan sales	28,852	57,123	100,501
Net changes in operating assets and liabilities which provided (used) cash:
Trading securities	520	1,020	3,085
Accrued interest receivable	(409)	(215)	621
Other assets	(2,145)	(122)	(2,610)
Accrued interest payable and other liabilities	1,298	1,954	(1,360)
Net cash provided by (used in) operating activities	17,334	22,741	19,464
INVESTING ACTIVITIES
Net change in certificates of deposit held in other financial institutions	—	3,885	4,459
Activity in AFS securities
Sales	13,362	16,229	40,677
Maturities, calls, and principal repayments	68,188	86,225	89,112
Purchases	(127,562)	(131,505)	(207,035)
Loan principal (originations) collections, net	(27,648)	(38,503)	(27,103)
Proceeds from sales of foreclosed assets	1,775	2,122	1,594
Purchases of premises and equipment	(2,713)	(2,488)	(3,578)
Purchases of corporate owned life insurance policies	—	(1,092)	—
Proceeds from redemption of corporate owned life insurance policies	—	196	—
Net cash provided by (used in) investing activities	(74,598)	(64,931)	(101,874)

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(Dollars in thousands)

	Year Ended December 31
	2014	2013	2012
FINANCING ACTIVITIES
Net increase (decrease) in deposits	30,718	26,099	59,503
Increase (decrease) in borrowed funds	10,383	38,325	24,898
Cash dividends paid on common stock	(6,843)	(6,456)	(6,074)
Proceeds from issuance of common stock	4,227	3,618	2,898
Common stock repurchased	(3,122)	(2,375)	(1,980)
Common stock purchased for deferred compensation obligations	(331)	(383)	(505)
Net cash provided by (used in) financing activities	35,032	58,828	78,740
Increase (decrease) in cash and cash equivalents	(22,232)	16,638	(3,670)
Cash and cash equivalents at beginning of year	41,558	24,920	28,590
Cash and cash equivalents at end of year	$19,326	$41,558	$24,920
SUPPLEMENTAL CASH FLOWS INFORMATION:
Interest paid	$10,045	$11,139	$13,639
Federal income taxes paid	1,454	2,093	2,357
SUPPLEMENTAL NONCASH INFORMATION:
Transfers of loans to foreclosed assets	$1,371	$1,672	$1,902

The accompanying notes are an integral part of these consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands except per share amounts)
Note 1 – Nature of Operations and Summary of Significant Accounting Policies
BASIS OF PRESENTATION AND CONSOLIDATION: The consolidated financial statements include the accounts of Isabella Bank Corporation, a financial services holding company, and its wholly owned subsidiary, Isabella Bank. All intercompany balances and accounts have been eliminated in consolidation.
NATURE OF OPERATIONS: Isabella Bank Corporation is a financial services holding company offering a wide array of financial products and services in several mid-Michigan counties. Our banking subsidiary, Isabella Bank, offers banking services through 27 locations, 24 hour banking services locally and nationally through shared automatic teller machines, 24 hour online banking, mobile banking, and direct deposits to businesses, institutions, and individuals. Lending services offered include commercial loans, agricultural loans, residential real estate loans, and consumer loans. Deposit services include interest and noninterest bearing checking accounts, savings accounts, money market accounts, and certificates of deposit. Other related financial products include trust and investment services, safe deposit box rentals, and credit life insurance. Active competition, principally from other commercial banks, savings banks and credit unions, exists in all of our principal markets. Our results of operations can be significantly affected by changes in interest rates or changes in the local economic environment.
For additional information, see “Note 18 – Related Party Transactions.”
USE OF ESTIMATES: In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, we make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheet and reported amounts of revenues and expenses during the reporting year. Actual results could differ from those estimates.
Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the ALLL, the fair value of AFS investment securities, and the valuation of goodwill and other intangible assets.
FAIR VALUE MEASUREMENTS: Fair value refers to the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants in the market in which the reporting entity transacts such sales or transfers based on the assumptions market participants would use when pricing an asset or liability. Assumptions are developed based on prioritizing information within a fair value hierarchy that gives the highest priority to quoted prices in active markets and the lowest priority to unobservable data, such as the reporting entity’s own data. We may choose to measure eligible items at fair value at specified election dates.
For assets and liabilities recorded at fair value, it is our policy to maximize the use of observable inputs and minimize the use of unobservable inputs when developing fair value measurements for those financial instruments for which there is an active market. In cases where the market for a financial asset or liability is not active, we include appropriate risk adjustments that market participants would make for nonperformance and liquidity risks when developing fair value measurements. Fair value measurements for assets and liabilities for which limited or no observable market data exists are accordingly based primarily upon estimates, are often calculated based on the economic and competitive environment, the characteristics of the asset or liability and other factors. Therefore, the results cannot be determined with precision and may not be realized in an actual sale or immediate settlement of the asset or liability. Additionally, there may be inherent weaknesses in any calculation technique, and changes in the underlying assumptions used, including discount rates and estimates of future cash flows, could significantly affect the results of current or future values.
We utilize fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. Investment securities AFS are recorded at fair value on a recurring basis. Additionally, from time-to-time, we may be required to record other assets and liabilities at fair value on a nonrecurring basis, such as mortgage loans AFS, impaired loans, foreclosed assets, OMSR, goodwill, and certain other assets and liabilities. These nonrecurring fair value adjustments typically involve the application of lower of cost or market accounting or write-downs of individual assets.

Fair Value Hierarchy
Under fair value measurement and disclosure authoritative guidance, we group assets and liabilities measured at fair value into three levels, based on the markets in which the assets and liabilities are traded, and the reliability of the assumptions used to determine fair value, based on the prioritization of inputs in the valuation techniques. These levels are:

Level 1:	Valuation is based upon quoted prices for identical instruments traded in active markets.
Level 2:
Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active and model based valuation techniques for which all significant assumptions are observable in the market.

Level 3:
Valuation is generated from model based techniques that use at least one significant assumption not observable in the market. These unobservable assumptions reflect estimates of assumptions that market participants would use in pricing the asset or liability.

The asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. Transfers between measurement levels are recognized at the end of reporting periods.
For further discussion of fair value considerations, refer to “Note 19 – Fair Value.”
SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK: Most of our activities conducted are with customers located within the central Michigan area. A significant amount of our outstanding loans are secured by commercial and residential real estate. Other than these types of loans, there is no significant concentration to any other industry or any one customer.
CASH AND CASH EQUIVALENTS: For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and balances due from banks, federal funds sold, and other deposit accounts. Generally, federal funds sold are for a P1D period. We maintain deposit accounts in various financial institutions which generally exceed federally insured limits or are not insured. We do not believe we are exposed to any significant interest, credit or other financial risk as a result of these deposits.
CERTIFICATES OF DEPOSIT HELD IN OTHER FINANCIAL INSTITUTIONS: Certificates of deposits held in other financial institutions consist of interest bearing certificates of deposit with terms of three years or less and are carried at cost.
AFS SECURITIES: Purchases of investment securities are generally classified as AFS. However, we may elect to classify securities as either held to maturity or trading. Securities classified as AFS are recorded at fair value, with unrealized gains and losses, net of the effect of deferred income taxes, excluded from earnings and reported in other comprehensive income. Included in AFS securities are auction rate money market preferreds and preferred stocks. These investments are considered equity securities for federal income tax purposes, and as such, no estimated federal income tax impact is expected or recorded. Auction rate money market preferred securities and preferred stocks are recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income. Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Realized gains and losses on the sale of AFS securities are determined using the specific identification method.
AFS securities are reviewed quarterly for possible OTTI. In determining whether an OTTI exists for debt securities, we assert that: (a) we do not have the intent to sell the security; and (b) it is more likely than not we will not have to sell the security before recovery of its cost basis. If these conditions are not met, we recognize an OTTI charge through earnings for the difference between the debt security’s amortized cost basis and its fair value, and such amount is included in noninterest income. For debt securities that do not meet the above criteria, and we do not expect to recover the security’s amortized cost basis, the security is considered other-than-temporarily impaired. For these debt securities, we separate the total impairment into the credit risk loss component and the amount of the loss related to market and other risk factors. In order to determine the amount of the credit loss for a debt security, we calculate the recovery value by performing a discounted cash flow analysis based on the current cash flows and future cash flows we expect to recover. The amount of the total OTTI related to the credit risk is recognized in earnings and is included in noninterest income. The amount of the total OTTI related to other risk factors is recognized as a component of other comprehensive income. For debt securities that have recognized an OTTI through earnings, if through subsequent evaluation there is a significant increase in the cash flow expected, the difference between the amortized cost basis and the cash flows expected to be collected is accreted as interest income.
AFS equity securities are reviewed for OTTI at each reporting date. This evaluation considers a number of factors including, but not limited to, the length of time and extent to which the fair value has been less than cost, the financial condition and near term prospects of the issuer, and our ability and intent to hold the securities until fair value recovers. If it is determined that we do not have the ability and intent to hold the securities until recovery or that there are conditions that indicate that a security may not recover in value then the difference between the fair value and the cost of the security is recognized in earnings and is included in noninterest income.
LOANS: Loans that we have the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding principal balance adjusted for any charge-offs, the ALLL, and any deferred fees or costs on originated loans. Interest income on loans is accrued over the term of the loan based on the principal amount outstanding. Loan origination fees and certain direct loan origination costs are capitalized and recognized as a component of interest income over the term of the loan using the level yield method.
The accrual of interest on agricultural, commercial and mortgage loans is discontinued at the time the loan is 90 days or more past due unless the credit is well secured and in the process of collection. Consumer loans are typically charged-off no later than 180 days past due. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful. For loans that are placed on nonaccrual status or charged-off, all interest accrued in the current calendar year, but not collected, is reversed against interest income while interest accrued in prior calendar years, but not collected is charged against the ALLL. The interest on these loans is accounted for on the cash-basis, until qualifying for return to accrual status. Loans are returned to accrual status when all principal and interest amounts contractually due are brought current and future payments are reasonably assured. For impaired loans not classified as nonaccrual, interest income continues to be accrued over the term of the loan based on the principal amount outstanding.
ALLOWANCE FOR LOAN LOSSES: The ALLL is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when we believe the uncollectability of the loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.
We evaluate the ALLL on a regular basis and is based upon our periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.
The ALLL consists of specific, general, and unallocated components. The specific component relates to loans that are deemed to be impaired. For such loans that are also analyzed for specific allowance allocations, an allowance is established when the discounted cash flows or collateral value or observable market price of the impaired loan is lower than the carrying value of that loan. The general component covers non classified loans and is based on historical loss experience. An unallocated component is maintained to cover uncertainties that we believe affect our estimate of probable losses based on qualitative factors. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.
Loans may be classified as impaired if they meet one or more of the following criteria:

1.	There has been a charge-off of its principal balance;

2.	The loan has been classified as a TDR; or

3.	The loan is in nonaccrual status.
Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral, less cost to sell, if the loan is collateral dependent. Large groups of smaller balance homogeneous loans are collectively evaluated for impairment.
LOANS HELD FOR SALE: Mortgage loans held for sale on the secondary market are carried at the lower of cost or fair value as determined by aggregating outstanding commitments from investors or current investor yield requirements. Net unrealized losses, if any, would be recognized as a component of other noninterest expenses.
Mortgage loans held for sale are sold with the mortgage servicing rights retained by us. The carrying value of mortgage loans sold is reduced by the cost allocated to the associated mortgage servicing rights. Gains or losses on sales of mortgage loans are recognized based on the difference between the selling price and the carrying value of the related mortgage loans sold.

TRANSFERS OF FINANCIAL ASSETS: Transfers of financial assets, including mortgage loans and participation loans are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is determined to be surrendered when 1) the assets have been legally isolated from us, 2) the transferee obtains the right (free of conditions that constrain it from taking advantage of the right) to pledge or exchange the transferred assets, and 3) we do not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity. Other than servicing, we have no substantive continuing involvement related to these loans.
SERVICING: Servicing assets are recognized as separate assets when rights are acquired through purchase or through sale of financial assets. We have no purchased servicing rights. For sales of mortgage loans, a portion of the cost of originating the loan is allocated to the servicing right based on relative fair value. Fair value is based on market prices for comparable mortgage servicing contracts, when available, or alternatively, is based on a valuation model that calculates the present value of estimated future net servicing income. The valuation model incorporates assumptions that market participants would use in estimating future net servicing income, such as the cost to service, the discount rate, the custodial earnings rate, an inflation rate, ancillary income, prepayment speeds and default rates and losses.
Servicing assets are evaluated for impairment based upon the fair value of the rights as compared to amortized cost. Impairment is determined by stratifying rights into tranches based on predominant risk characteristics, such as interest rate, loan type, and investor type. Impairment is recognized through a valuation allowance for an individual tranche, to the extent that fair value is less than the capitalized amount for the tranche. If we later determine that all or a portion of the impairment no longer exists for a particular tranche, a reduction of the valuation allowance may be recorded as an increase to income. Capitalized servicing rights are reported in other assets and are amortized into noninterest income in proportion to, and over the period of, the estimated future net servicing income of the underlying financial assets. The unpaid principal balance of mortgages serviced for others was $288,639 and $293,665 with capitalized servicing rights of $2,519 and $2,555 at December 31, 2014 and 2013, respectively.
Servicing fee income is recorded for fees earned for servicing loans for others. The fees are based on a contractual percentage of the outstanding principal; or a fixed amount per loan and are recorded as income when earned. We recorded servicing fee revenue of $720, $737, and $757 related to residential mortgage loans serviced for others during 2014, 2013, and 2012, respectively, which is included in other noninterest income.
FORECLOSED ASSETS: Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at the lower of our carrying amount or fair value less estimated selling costs at the date of transfer, establishing a new cost basis. Any write-downs based on the asset’s fair value at the date of acquisition are charged to the ALLL. After foreclosure, property held for sale is carried at the lower of the new cost basis or fair value less costs to sell. Impairment losses on property to be held and used are measured at the amount by which the carrying amount of property exceeds its fair value. Costs relating to holding these assets are expensed as incurred. We periodically perform valuations and any subsequent write-downs are recorded as a charge to operations, if necessary, to reduce the carrying value of a property to the lower of our carrying amount or fair value less costs to sell. Foreclosed assets of $885 and $1,412 as of December 31, 2014 and 2013, respectively, are included in other assets.
PREMISES AND EQUIPMENT: Land is carried at cost. Buildings and equipment are carried at cost, less accumulated depreciation which is computed principally by the straight-line method based upon the estimated useful lives of the related assets, which range from 3 to 40 years. Major improvements are capitalized and appropriately amortized based upon the useful lives of the related assets or the expected terms of the leases, if shorter, using the straight-line method. Maintenance, repairs and minor alterations are charged to current operations as expenditures occur. We annually review these assets to determine whether carrying values have been impaired.
EQUITY SECURITIES WITHOUT READILY DETERMINABLE FAIR VALUES: Included in equity securities without readily determinable fair values are our holdings in FHLB stock and FRB stock as well as our ownership interests in Corporate Settlement Solutions, LLC and Valley Financial Corporation. Our investment in Corporate Settlement Solutions, LLC, a title insurance company, was made in the 1st quarter of 2008. We are not the managing entity of Corporate Settlement Solutions, LLC, and account for our investment in that entity under the equity method of accounting. Valley Financial Corporation is the parent company of 1st State Bank in Saginaw, Michigan, which is a bank that opened in 2005. We made investments in Valley Financial Corporation in 2004 and in 2007.

Equity securities without readily determinable fair values consist of the following as of December 31:

	2014	2013
FHLB Stock	$9,800	$8,100
Corporate Settlement Solutions, LLC	6,936	6,970
FRB Stock	1,999	1,879
Valley Financial Corporation	1,000	1,000
Other	341	344
Total	$20,076	$18,293
EQUITY COMPENSATION PLAN: At December 31, 2014, the Directors Plan had 187,369 shares eligible to be issued to participants, for which the Rabbi Trust held 13,934 shares. We had 185,311 shares to be issued in 2013, with 12,761 shares held in the Rabbi Trust. Compensation costs relating to share based payment transactions are recognized as the services are rendered, with the cost measured based on the fair value of the equity or liability instruments issued (see “Note 16 – Benefit Plans”). We have no other equity-based compensation plans.
CORPORATE OWNED LIFE INSURANCE: We have purchased life insurance policies on key members of management. In the event of death of one of these individuals, we would receive a specified cash payment equal to the face value of the policy. Such policies are recorded at their cash surrender value, or the amount that can be realized on the balance sheet dates. Increases in cash surrender value in excess of single premiums paid are reported as other noninterest income.
As of December 31, 2014 and 2013, the present value of the post retirement benefits payable by us to the covered employees was estimated to be $2,782 and $2,699, respectively, and is included in accrued interest payable and other liabilities. The periodic policy maintenance costs were $83, $75, and $24 for 2014, 2013, and 2012, respectively and is included in other noninterest expenses.
ACQUISITION INTANGIBLES AND GOODWILL: We previously acquired branch facilities and related deposits in business combinations accounted for as a purchase. The acquisitions included amounts related to the valuation of customer deposit relationships (core deposit intangibles). Core deposit intangibles arising from acquisitions are included in goodwill and other intangible assets are being amortized over their estimated lives and evaluated for potential impairment on at least an annual basis. Goodwill represents the excess of purchase price over identifiable assets, is not amortized but is evaluated for impairment on at least an annual basis. Acquisition intangibles and goodwill are typically qualitatively evaluated to determine if it is more likely than not that the carrying balance is impaired. If it is determined that the carrying balance is more likely than not to be impaired, we perform a cash flow valuation to determine the extent of the potential impairment. This valuation method requires a significant degree of our judgment. In the event the projected undiscounted net operating cash flows for these intangible assets are less than the carrying value, the asset is recorded at fair value as determined by the valuation model.
OFF BALANCE SHEET CREDIT RELATED FINANCIAL INSTRUMENTS: In the ordinary course of business, we have entered into commitments to extend credit, including commitments under credit card arrangements, home equity lines of credit, commercial letters of credit, and standby letters of credit. Such financial instruments are recorded only when funded.
FEDERAL INCOME TAXES: Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method. Under this method, the net deferred tax assets or liability is determined based on the tax effects of the temporary differences between the book and tax bases on the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws. Valuation allowances are established, where necessary, to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the year plus or minus the change during the year in deferred tax assets and liabilities.
We analyze our filing positions in the jurisdictions where we are required to file income tax returns, as well as all open tax years in these jurisdictions. We have also elected to retain our existing accounting policy with respect to the treatment of interest and penalties attributable to income taxes, and continue to reflect any charges for such, to the extent they arise, as a component of our noninterest expenses.
DEFINED BENEFIT PENSION PLAN: We maintain a noncontributory defined benefit pension plan, which was curtailed effective March 1, 2007. Defined benefit pension plan expenses are included in “compensation and benefits" on the consolidated statements of income and are funded consistent with the requirements of federal laws and regulations. The current benefit obligation is included in "accrued interest payable and other liabilities" on the consolidated balance sheets. Inherent in the determination of defined benefit pension costs are assumptions concerning future events that will affect the amount and timing of required benefit payments under the plan. These assumptions include demographic assumptions such as mortality, a discount rate used to determine the current benefit obligation and a long-term expected rate of return on plan assets. Net periodic benefit cost includes interest cost based on the assumed discount rate, an expected return on plan assets based on an actuarially derived market-related value of assets, and amortization of unrecognized net actuarial gains or losses. Actuarial gains and losses result from experience different from that assumed and from changes in assumptions (excluding asset gains and losses not yet reflected in market-related value). Amortization of actuarial gains and losses is included as a component of net periodic defined benefit pension cost.
For additional information, see "Note 16 – Benefit Plans."
MARKETING COSTS: Marketing costs are expensed as incurred (see “Note 10 – Other Noninterest Expenses”).
RECLASSIFICATIONS: Certain amounts reported in the 2013 and 2012 consolidated financial statements have been reclassified to conform with the 2014 presentation.
Note 2 – Computation of Earnings Per Common Share
Basic earnings per common share represents income available to common shareholders divided by the weighted average number of common shares outstanding during the period. Diluted earnings per common share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued. Potential common shares that may be issued relate solely to outstanding shares in the Directors Plan, see “Note 16 – Benefit Plans.”
Earnings per common share have been computed based on the following:

	2014	2013	2012
Average number of common shares outstanding for basic calculation	7,734,161	7,694,392	7,604,303
Average potential effect of common shares in the Directors Plan (1)	171,393	168,948	195,063
Average number of common shares outstanding used to calculate diluted earnings per common share	7,905,554	7,863,340	7,799,366
Net income	$13,724	$12,510	$12,206
Earnings per common share
Basic	$1.77	$1.63	$1.61
Diluted	$1.74	$1.59	$1.56

(1)	Exclusive of shares held in the Rabbi Trust
Note 3 – Pending Accounting Standards Updates
ASU No. 2014-01: “Accounting for Investments in Qualified Affordable Housing Projects (a consensus of the FASB Emerging Issues Task Force)”
In January 2014, ASU No. 2014-01 amended ASC Topic 323, “Investments" to allow investors in low income housing tax credits to use the proportional amortization method if the following criteria are met:

•	It is probable that the tax credits allocable to the investor will be available.

•	The investor does not have the ability to exercise significant influence over the operating and financial policies of the limited liability entity.

•	Substantially all of the projected benefits are from tax credits and other tax benefits (e.g., operating losses).

•	The investor’s projected yield is based solely on the cash flows from the tax credits and other tax benefits are positive.

•	The investor is a limited liability investor in the limited liability entity for both legal and tax purposes, and the investor’s liability is limited to its capital investment.
Investors that do not meet the above criteria must utilize the cost method or equity method in accordance with previously issued authoritative accounting guidance. The new authoritative guidance is effective for interim and annual periods beginning after December 15, 2014 and is not expected to have a significant impact on our operations.
ASU No. 2014-04: “Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans upon Foreclosure (a consensus of the FASB Emerging Issues Task Force)”
In January 2014, ASU No. 2014-04 amended ASC Topic 310, “Receivables” to reduce diversity by clarifying when an in substance repossession or foreclosure occurs, that is, when a creditor should be considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan such that the loan receivable should be derecognized and the real estate property recognized. The new authoritative guidance is effective for interim and annual periods beginning after December 15, 2014 and is not expected to have a significant impact on our operations.
ASU No. 2014-09: “Revenue from Contracts with Customers”
In May 2014, ASU No. 2014-09 created new Topic 606 to provide a common revenue standard to achieve consistency and clarification to the revenue recognition principles. The guidance outlines steps to achieve the core principle which states that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. These steps consist of: (1) identify the contract(s) with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when (or as) the entity satisfies a performance obligation. The new authoritative guidance is effective for interim and annual periods beginning after December 15, 2016 and is not expected to have a significant impact on our operations.
ASU No. 2014-11: “Repurchase-to-Maturity Transactions, Repurchase Financings, and Disclosures”
In June 2014, ASU No. 2014-11 amended ASC Topic 860, “Transfers and Servicing” to address concerns that current accounting guidance distinguishes between repurchase agreements that settle at the same time as the maturity of the transferred financial asset and those that settle any time before maturity. The update changes the accounting for repurchase-to-maturity transactions to secured borrowing accounting and, for repurchase financing arrangements, separate accounting for a transfer of a financial asset executed contemporaneously with a repurchase agreement with the same counterparty, which will result in secured borrowing accounting for the repurchase agreement. The new authoritative guidance is effective for interim and annual periods beginning after December 15, 2014 and is not expected to impact our financial statement disclosures.
ASU No. 2014-14: “Classification of Certain Government-Guaranteed Mortgage Loans upon Foreclosure (a consensus of the FASB Emerging Issues Task Force)”
In August 2014, ASU No. 2014-14 amended ASC Topic 310, “Receivables” to provide specific guidance on how to classify and measure foreclosed loans that are government guaranteed. The update requires that a mortgage loan be derecognized and that a separate other receivable be recognized upon foreclosure if the following conditions are met:

•	The loan has a government guarantee that is not separable from the loan before foreclosure.

•
At the time of foreclosure, the creditor has the intent to convey the real estate property to the guarantor and make a claim on the guarantee, and the creditor has the ability to recover under that claim.

•	At the time of foreclosure, any amount of the claim that is determined on the basis of the fair value of the real estate is fixed.
Upon foreclosure, the separate other receivable should be measured based on the amount of the loan balance (principal and interest) expected to be recovered from the guarantor. The new authoritative guidance is effective for interim and annual periods beginning after December 15, 2014 and is not expected to have a significant impact on our operations.
ASU No. 2014-15: “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”
In August 2014, ASU No. 2014-15 amended ASC Topic 205, “Presentation of Financial Statements” to provide guidance on how to determine whether to disclose relevant conditions or events that raise substantial doubt about the entity's ability to continue as a going concern. If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, financial statements would continue to be prepared under the going concern assumption; however, disclosures may be necessary depending upon the conditions or events raising substantial doubt. Additionally, if identified substantial doubt is not alleviated after consideration of management’s plans, an entity should include a statement in the footnotes indicating that there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued). The new authoritative guidance is effective for annual and interim periods beginning after December 15, 2016 and is not expected to impact our financial statement disclosures.

Note 4 – AFS Securities
The amortized cost and fair value of AFS securities, with gross unrealized gains and losses, are as follows as of December 31:

	2014
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Government sponsored enterprises	$24,597	$10	$471	$24,136
States and political subdivisions	209,153	6,986	794	215,345
Auction rate money market preferred	3,200	—	581	2,619
Preferred stocks	6,800	31	691	6,140
Mortgage-backed securities	165,888	2,042	1,004	166,926
Collateralized mortgage obligations	152,255	1,533	1,420	152,368
Total	$561,893	$10,602	$4,961	$567,534

	2013
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Government sponsored enterprises	$24,860	$7	$1,122	$23,745
States and political subdivisions	200,323	5,212	3,547	201,988
Auction rate money market preferred	3,200	—	623	2,577
Preferred stocks	6,800	20	993	5,827
Mortgage-backed securities	147,292	657	3,834	144,115
Collateralized mortgage obligations	135,139	1,016	2,345	133,810
Total	$517,614	$6,912	$12,464	$512,062
The amortized cost and fair value of AFS securities by contractual maturity at December 31, 2014 are as follows:

	Maturing				Securities with Variable Monthly Payments or Noncontractual Maturities
	Due in One Year or Less	After One Year But Within Five Years	After Five Years But Within Ten Years	After Ten Years		Total
Government sponsored enterprises	$—	$19,068	$5,529	$—	$—	$24,597
States and political subdivisions	13,943	56,317	97,295	41,598	—	209,153
Auction rate money market preferred	—	—	—	—	3,200	3,200
Preferred stocks	—	—	—	—	6,800	6,800
Mortgage-backed securities	—	—	—	—	165,888	165,888
Collateralized mortgage obligations	—	—	—	—	152,255	152,255
Total amortized cost	$13,943	$75,385	$102,824	$41,598	$328,143	$561,893
Fair value	$13,975	$76,994	$105,990	$42,522	$328,053	$567,534
Expected maturities for government sponsored enterprises and states and political subdivisions may differ from contractual maturities because issuers may have the right to call or prepay obligations.
As the auction rate money market preferred and preferred stocks have continual call dates, they are not reported by a specific maturity group. Because of their variable monthly payments, mortgage-backed securities and collateralized mortgage obligations are not reported by a specific maturity group.

A summary of the sales activity of AFS securities was as follows during the years ended December 31:

	2014	2013	2012
Proceeds from sales of AFS securities	$13,362	$16,229	$40,677
Gross realized gains (losses)	$97	$171	$1,119
Applicable income tax expense (benefit)	$33	$58	$380
The cost basis used to determine the realized gains or losses of AFS securities sold was the amortized cost of the individual investment security as of the trade date.
Information pertaining to AFS securities with gross unrealized losses at December 31 aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows:

	2014
	Less Than Twelve Months		Twelve Months or More
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Total Unrealized Losses
Government sponsored enterprises	$—	$—	$471	$23,525	$471
States and political subdivisions	48	5,323	746	17,416	794
Auction rate money market preferred	—	—	581	2,619	581
Preferred stocks	—	—	691	3,109	691
Mortgage-backed securities	5	9,456	999	52,407	1,004
Collateralized mortgage obligations	105	29,435	1,315	39,540	1,420
Total	$158	$44,214	$4,803	$138,616	$4,961
Number of securities in an unrealized loss position:		22		72	94

	2013
	Less Than Twelve Months		Twelve Months or More
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Total Unrealized Losses
Government sponsored enterprises	$1,122	$22,873	$—	$—	$1,122
States and political subdivisions	2,566	42,593	981	6,115	3,547
Auction rate money market preferred	—	—	623	2,577	623
Preferred stocks	—	—	993	2,807	993
Mortgage-backed securities	2,424	101,816	1,410	21,662	3,834
Collateralized mortgage obligations	2,345	84,478	—	—	2,345
Total	$8,457	$251,760	$4,007	$33,161	$12,464
Number of securities in an unrealized loss position:		182		19	201
As of December 31, 2014 and 2013, we conducted an analysis to determine whether any securities currently in an unrealized loss position, should be other-than-temporarily impaired. Such analyses considered, among other factors, the following criteria:

•	Has the value of the investment declined more than what is deemed to be reasonable based on a risk and maturity adjusted discount rate?

•	Is the investment credit rating below investment grade?

•	Is it probable the issuer will be unable to pay the amount when due?

•	Is it more likely than not that we will have to sell the security before recovery of its cost basis?

•	Has the duration of the investment been extended?
During the three month period ended March 31, 2012, we had one state issued student loan auction rate AFS investment security (which is included in states and political subdivisions) that was downgraded by Moody's from A3 to Caa3. As a result of this downgrade, we engaged the services of an independent investment valuation firm to estimate the amount of credit losses

(if any) related to this particular issue as of March 31, 2012. The evaluation calculated a range of estimated credit losses utilizing two different bifurcation methods:
1) Discounted Cash Flow Method
2) Credit Yield Analysis Method
The two methods were then weighted, with a higher weighting applied to the Discounted Cash Flow Method, to determine the estimated credit related impairment. As a result of this analysis, we recognized an OTTI of $282 in earnings in the three month period ended March 31, 2012.
A summary of key valuation assumptions used in the aforementioned analysis as of March 31, 2012, follows:

Discounted Cash Flow Method
Ratings
Fitch	Not Rated
Moody's	Caa3
S&P	A
Seniority	Senior
Discount rate	LIBOR + 6.35%

Credit Yield Analysis Method
Credit discount rate	LIBOR + 4.00%
Average observed discounts based on closed transactions	14.00%
To test for additional impairment of this security as of December 31, 2014, we obtained another investment valuation (from the same firm engaged to perform the initial valuation as of March 31, 2012) as of December 31, 2014. Based on our analysis, no additional OTTI was indicated as of December 31, 2014.
The following table provides a roll-forward of credit related impairment recognized in earnings for the years ended December 31:

	2014	2013	2012
Balance at beginning of year	$282	$282	$—
Additions to credit losses for which no previous OTTI was recognized	—	—	282
Balance at end of year	$282	$282	$282
Based on our analyses, the fact that we have asserted that we do not have the intent to sell AFS securities in an unrealized loss position, and considering it is unlikely that we will have to sell AFS securities in an unrealized loss position before recovery of their cost basis, we do not believe that the values of any AFS securities are other-than-temporarily impaired as of December 31, 2014, or December 31, 2013.
Note 5 – Loans and ALLL
We grant commercial, agricultural, residential real estate, and consumer loans to customers situated primarily in Clare, Gratiot, Isabella, Mecosta, Midland, Montcalm, and Saginaw counties in Michigan. The ability of the borrowers to honor their repayment obligations is often dependent upon the real estate, agricultural, light manufacturing, retail, gaming, tourism, higher education, and general economic conditions of this region. Substantially all of our consumer and residential real estate loans are secured by various items of property, while commercial loans are secured primarily by real estate, business assets, and personal guarantees; a portion of loans are unsecured.
Loans that we have the intent and ability to hold in our portfolio are reported at their outstanding principal balance adjusted for any charge-offs, the ALLL, and any deferred fees or costs. Interest income is accrued over the term of the loan based on the principal amount outstanding. Loan origination fees and certain direct loan origination costs are capitalized and recognized as a component of interest income over the term of the loan using the level yield method.
The accrual of interest on commercial, agricultural, and residential real estate loans is typically discontinued at the time the loan is 90 days or more past due unless the credit is well-secured and in the process of collection. Upon transferring the loans to nonaccrual status, we perform an evaluation to determine the net realizable value of the underlying collateral. This evaluation is used to help determine if any charge-offs are necessary. Consumer loans are typically charged-off no later than 180 days past due. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.
For loans that are placed on nonaccrual status or charged-off, all interest accrued in the current calendar year, but not collected, is reversed against interest income while interest accrued in prior calendar years, but not collected, is charged against the ALLL. Loans are typically returned to accrual status after six months of continuous performance. For impaired loans not classified as nonaccrual, interest income continues to be accrued over the term of the loan based on the principal amount outstanding.
Commercial and agricultural loans include loans for commercial real estate, commercial operating loans, farmland and agricultural production, and states and political subdivisions. Repayment of these loans is often dependent upon the successful operation and management of a business. We minimize our risk by limiting the amount of credit exposure to any one borrower to $15,000. Borrowers with credit needs of more than $15,000 are serviced through the use of loan participations with other commercial banks. Commercial and agricultural real estate loans generally require loan-to-value limits of less than 80%. Depending upon the type of loan, past credit history, and current operating results, we may require the borrower to pledge accounts receivable, inventory, and property and equipment. Personal guarantees are generally required from the owners of closely held corporations, partnerships, and sole proprietorships. In addition, we require annual financial statements, prepare cash flow analyses, and review credit reports as deemed necessary.
We offer adjustable rate mortgages, construction loans, and fixed rate residential real estate loans which typically have amortization periods up to a maximum of 30 years. Fixed rate residential real estate loans with an amortization of greater than 15 years are generally sold upon origination to Freddie Mac. Fixed rate residential real estate loans with an amortization of 15 years or less may be held in our portfolio or sold to Freddie Mac upon origination. We consider the direction of interest rates, the sensitivity of our balance sheet to changes in interest rates, and overall loan demand to determine whether or not to sell these loans to Freddie Mac.
Our lending policies generally limit the maximum loan-to-value ratio on residential real estate loans to 95% of the lower of the appraised value of the property or the purchase price, with the condition that private mortgage insurance is required on loans with loan-to-value ratios in excess of 80%. Substantially all loans upon origination have a loan to value ratio of less than 80%. Underwriting criteria for residential real estate loans include: evaluation of the borrower’s ability to make monthly payments, the value of the property securing the loan, ensuring the payment of principal, interest, taxes, and hazard insurance does not exceed 28% of a borrower’s gross income, all debt servicing does not exceed 36% of income, acceptable credit reports, verification of employment, income, and financial information. Appraisals are performed by independent appraisers and reviewed internally. All mortgage loan requests are reviewed by our mortgage loan committee or through a secondary market automated underwriting system; loans in excess of $500 require the approval of our Internal Loan Committee, the Executive Loan Committee, the Board of Directors’ Loan Committee, or the Board of Directors.
Consumer loans include secured and unsecured personal loans. Loans are amortized for a period of up to 12 years based on the age and value of the underlying collateral. The underwriting emphasis is on a borrower’s perceived intent and ability to pay rather than collateral value. No consumer loans are sold to the secondary market.
The ALLL is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the ALLL when we believe the uncollectability of the loan balance is confirmed. Subsequent recoveries, if any, are credited to the ALLL.
The ALLL is evaluated on a regular basis and is based upon a periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.
The primary factors behind the determination of the level of the ALLL are specific allocations for impaired loans, historical loss percentages, as well as unallocated components. Specific allocations for impaired loans are primarily determined based on the difference between the loan’s outstanding balance to the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral, less cost to sell. Historical loss allocations were calculated at the loan class and segment levels based on a migration analysis of the loan portfolio over the preceding five years. An unallocated component is maintained to cover uncertainties that we believe affect our estimate of probable losses based on qualitative factors. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

A summary of changes in the ALLL and the recorded investment in loans by segments follows:

	Allowance for Loan Losses
	Year Ended December 31, 2014
	Commercial	Agricultural	Residential Real Estate	Consumer	Unallocated	Total
January 1, 2014	$6,048	$434	$3,845	$639	$534	$11,500
Charge-offs	(559)	(31)	(722)	(316)	—	(1,628)
Recoveries	550	—	197	149	—	896
Provision for loan losses	(2,216)	(187)	918	173	644	(668)
December 31, 2014	$3,823	$216	$4,238	$645	$1,178	$10,100

	Allowance for Loan Losses and Recorded Investment in Loans
	As of December 31, 2014
	Commercial	Agricultural	Residential Real Estate	Consumer	Unallocated	Total
ALLL
Individually evaluated for impairment	$1,283	$—	$2,143	$1	$—	$3,427
Collectively evaluated for impairment	2,540	216	2,095	644	1,178	6,673
Total	$3,823	$216	$4,238	$645	$1,178	$10,100
Loans
Individually evaluated for impairment	$12,029	$1,595	$12,160	$64		$25,848
Collectively evaluated for impairment	419,932	103,126	252,435	32,241		807,734
Total	$431,961	$104,721	$264,595	$32,305		$833,582

	Allowance for Loan Losses
	Year Ended December 31, 2013
	Commercial	Agricultural	Residential Real Estate	Consumer	Unallocated	Total
January 1, 2013	$6,862	$407	$3,627	$666	$374	$11,936
Charge-offs	(895)	(12)	(1,004)	(429)	—	(2,340)
Recoveries	363	—	181	249	—	793
Provision for loan losses	(282)	39	1,041	153	160	1,111
December 31, 2013	$6,048	$434	$3,845	$639	$534	$11,500

	Allowance for Loan Losses and Recorded Investment in Loans
	As of December 31, 2013
	Commercial	Agricultural	Residential Real Estate	Consumer	Unallocated	Total
ALLL
Individually evaluated for impairment	$2,035	$30	$2,287	$—	$—	$4,352
Collectively evaluated for impairment	4,013	404	1,558	639	534	7,148
Total	$6,048	$434	$3,845	$639	$534	$11,500
Loans
Individually evaluated for impairment	$13,816	$1,538	$14,302	$119		$29,775
Collectively evaluated for impairment	378,288	91,051	275,629	33,294		778,262
Total	$392,104	$92,589	$289,931	$33,413		$808,037

The following table displays the credit quality indicators for commercial and agricultural credit exposures based on internally assigned credit risk ratings as of December 31:

	2014
	Commercial			Agricultural
	Real Estate	Other	Total	Real Estate	Other	Total
Rating
1 - Excellent	$—	$492	$492	$—	$—	$—
2 - High quality	13,620	14,423	28,043	5,806	3,582	9,388
3 - High satisfactory	94,556	51,230	145,786	28,715	12,170	40,885
4 - Low satisfactory	184,000	49,869	233,869	33,361	17,560	50,921
5 - Special mention	8,456	1,322	9,778	1,607	65	1,672
6 - Substandard	11,055	123	11,178	1,602	147	1,749
7 - Vulnerable	2,687	116	2,803	106	—	106
8 - Doubtful	—	12	12	—	—	—
Total	$314,374	$117,587	$431,961	$71,197	$33,524	$104,721

	2013
	Commercial			Agricultural
	Real Estate	Other	Total	Real Estate	Other	Total
Rating
1 - Excellent	$—	$—	$—	$—	$—	$—
2 - High quality	18,671	14,461	33,132	3,527	3,235	6,762
3 - High satisfactory	91,323	39,403	130,726	26,015	17,000	43,015
4 - Low satisfactory	149,921	43,809	193,730	26,874	10,902	37,776
5 - Special mention	13,747	1,843	15,590	1,609	922	2,531
6 - Substandard	16,974	473	17,447	1,232	1,273	2,505
7 - Vulnerable	1,041	238	1,279	—	—	—
8 - Doubtful	183	17	200	—	—	—
Total	$291,860	$100,244	$392,104	$59,257	$33,332	$92,589
Internally assigned credit risk ratings are reviewed, at a minimum, when loans are renewed or when management has knowledge of improvements or deterioration of the credit quality of individual credits. Descriptions of the internally assigned credit risk ratings for commercial and agricultural loans are as follows:
1. EXCELLENT – Substantially Risk Free
Credit has strong financial condition and solid earnings history, characterized by:

•	High liquidity, strong cash flow, low leverage.

•	Unquestioned ability to meet all obligations when due.

•	Experienced management, with management succession in place.

•	Secured by cash.
2. HIGH QUALITY – Limited Risk
Credit with sound financial condition and has a positive trend in earnings supplemented by:

•	Favorable liquidity and leverage ratios.

•	Ability to meet all obligations when due.

•	Management with successful track record.

•	Steady and satisfactory earnings history.

•	If loan is secured, collateral is of high quality and readily marketable.

•	Access to alternative financing.

•	Well defined primary and secondary source of repayment.

•	If supported by guaranty, the financial strength and liquidity of the guarantor(s) are clearly evident.

3. HIGH SATISFACTORY – Reasonable Risk
Credit with satisfactory financial condition and further characterized by:

•	Working capital adequate to support operations.

•	Cash flow sufficient to pay debts as scheduled.

•	Management experience and depth appear favorable.

•	Loan performing according to terms.

•	If loan is secured, collateral is acceptable and loan is fully protected.
4. LOW SATISFACTORY – Acceptable Risk
Credit with bankable risks, although some signs of weaknesses are shown:

•	Would include most start-up businesses.

•	Occasional instances of trade slowness or repayment delinquency – may have been 10-30 days slow within the past year.

•	Management’s abilities are apparent, yet unproven.

•	Weakness in primary source of repayment with adequate secondary source of repayment.

•	Loan structure generally in accordance with policy.

•	If secured, loan collateral coverage is marginal.

•	Adequate cash flow to service debt, but coverage is low.
To be classified as less than satisfactory, only one of the following criteria must be met.
5. SPECIAL MENTION – Criticized
Credit constitutes an undue and unwarranted credit risk but not to the point of justifying a classification of substandard. The credit risk may be relatively minor yet constitute an unwarranted risk in light of the circumstances surrounding a specific loan:

•	Downward trend in sales, profit levels, and margins.

•	Impaired working capital position.

•	Cash flow is strained in order to meet debt repayment.

•	Loan delinquency (30-60 days) and overdrafts may occur.

•	Shrinking equity cushion.

•	Diminishing primary source of repayment and questionable secondary source.

•	Management abilities are questionable.

•	Weak industry conditions.

•	Litigation pending against the borrower.

•	Collateral or guaranty offers limited protection.

•	Negative debt service coverage, however the credit is well collateralized and payments are current.
6. SUBSTANDARD – Classified
Credit where the borrower’s current net worth, paying capacity, and value of the collateral pledged is inadequate. There is a distinct possibility that we will implement collection procedures if the loan deficiencies are not corrected. In addition, the following characteristics may apply:

•	Sustained losses have severely eroded the equity and cash flow.

•	Deteriorating liquidity.

•	Serious management problems or internal fraud.

•	Original repayment terms liberalized.

•	Likelihood of bankruptcy.

•	Inability to access other funding sources.

•	Reliance on secondary source of repayment.

•	Litigation filed against borrower.

•	Collateral provides little or no value.

•	Requires excessive attention of the loan officer.

•	Borrower is uncooperative with loan officer.

7. VULNERABLE – Classified
Credit is considered “Substandard” and warrants placing on nonaccrual. Risk of loss is being evaluated and exit strategy options are under review. Other characteristics that may apply:

•	Insufficient cash flow to service debt.

•	Minimal or no payments being received.

•	Limited options available to avoid the collection process.

•	Transition status, expect action will take place to collect loan without immediate progress being made.
8. DOUBTFUL – Workout
Credit has all the weaknesses inherent in a “Substandard” loan with the added characteristic that collection and/or liquidation is pending. The possibility of a loss is extremely high, but its classification as a loss is deferred until liquidation procedures are completed, or reasonably estimable. Other characteristics that may apply:

•	Normal operations are severely diminished or have ceased.

•	Seriously impaired cash flow.

•	Original repayment terms materially altered.

•	Secondary source of repayment is inadequate.

•	Survivability as a “going concern” is impossible.

•	Collection process has begun.

•	Bankruptcy petition has been filed.

•	Judgments have been filed.

•	Portion of the loan balance has been charged-off.
Our primary credit quality indicator for residential real estate and consumer loans is the individual loan’s past due aging. The following tables summarize the past due and current loans as of December 31:

	2014
	Accruing Interest and Past Due:				Total Past Due and Nonaccrual
	30-59 Days	60-89 Days	90 Days or More	Nonaccrual		Current	Total
Commercial
Commercial real estate	$1,155	$282	$—	$2,764	$4,201	$310,173	$314,374
Commercial other	153	24	2	116	295	117,292	117,587
Total commercial	1,308	306	2	2,880	4,496	427,465	431,961
Agricultural
Agricultural real estate	101	—	—	106	207	70,990	71,197
Agricultural other	102	—	—	—	102	33,422	33,524
Total agricultural	203	—	—	106	309	104,412	104,721
Residential real estate
Senior liens	1,821	425	146	668	3,060	210,138	213,198
Junior liens	235	18	—	130	383	10,750	11,133
Home equity lines of credit	468	20	—	250	738	39,526	40,264
Total residential real estate	2,524	463	146	1,048	4,181	260,414	264,595
Consumer
Secured	107	2	—	10	119	28,229	28,348
Unsecured	19	—	—	—	19	3,938	3,957
Total consumer	126	2	—	10	138	32,167	32,305
Total	$4,161	$771	$148	$4,044	$9,124	$824,458	$833,582

	2013
	Accruing Interest and Past Due:				Total Past Due and Nonaccrual
	30-59 Days	60-89 Days	90 Days or More	Nonaccrual		Current	Total
Commercial
Commercial real estate	$1,226	$296	$—	$1,136	$2,658	$289,202	$291,860
Commercial other	368	15	13	238	634	99,610	100,244
Total commercial	1,594	311	13	1,374	3,292	388,812	392,104
Agricultural
Agricultural real estate	34	295	—	—	329	58,928	59,257
Agricultural other	—	—	—	—	—	33,332	33,332
Total agricultural	34	295	—	—	329	92,260	92,589
Residential real estate
Senior liens	3,441	986	129	1,765	6,321	229,865	236,186
Junior liens	408	44	—	29	481	13,074	13,555
Home equity lines of credit	181	—	—	25	206	39,984	40,190
Total residential real estate	4,030	1,030	129	1,819	7,008	282,923	289,931
Consumer
Secured	167	11	—	50	228	28,444	28,672
Unsecured	25	5	—	1	31	4,710	4,741
Total consumer	192	16	—	51	259	33,154	33,413
Total	$5,850	$1,652	$142	$3,244	$10,888	$797,149	$808,037
Impaired Loans
Loans may be classified as impaired if they meet one or more of the following criteria:

1.	There has been a charge-off of its principal balance (in whole or in part);

2.	The loan has been classified as a TDR; or

3.	The loan is in nonaccrual status.
Impairment is measured on a loan-by-loan basis for commercial and agricultural loans by comparing the loan’s outstanding balance to the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral, less cost to sell, if the loan is collateral dependent. Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Impairment is measured on a loan-by-loan basis for residential real estate and consumer loans by comparing the loan’s unpaid principal balance to the present value of expected future cash flows discounted at the loan’s effective interest rate.

We do not recognize interest income on impaired loans in nonaccrual status. For impaired loans not in nonaccrual status, interest income is recognized daily, as earned, according to the terms of the loan agreement. The following is a summary of information pertaining to impaired loans as of, and for the years ended, December 31:

	2014
	Outstanding Balance	Unpaid Principal Balance	Valuation Allowance	Average Outstanding Balance	Interest Income Recognized
Impaired loans with a valuation allowance
Commercial real estate	$7,115	$7,234	$1,279	$6,958	$392
Commercial other	609	828	4	704	51
Agricultural real estate	—	—	—	85	—
Agricultural other	—	—	—	—	—
Residential real estate senior liens	11,645	12,782	2,015	12,713	509
Residential real estate junior liens	265	275	53	133	—
Home equity lines of credit	250	650	75	229	21
Consumer secured	54	54	1	68	4
Total impaired loans with a valuation allowance	19,938	21,823	3,427	20,890	977
Impaired loans without a valuation allowance
Commercial real estate	4,116	4,462		4,997	309
Commercial other	189	212		360	17
Agricultural real estate	1,529	1,529		1,455	89
Agricultural other	66	186		100	30
Home equity lines of credit	—	—		24	—
Consumer secured	10	10		6	—
Total impaired loans without a valuation allowance	5,910	6,399		6,942	445
Impaired loans
Commercial	12,029	12,736	1,283	13,019	769
Agricultural	1,595	1,715	—	1,640	119
Residential real estate	12,160	13,707	2,143	13,099	530
Consumer	64	64	1	74	4
Total impaired loans	$25,848	$28,222	$3,427	$27,832	$1,422

	2013
	Outstanding Balance	Unpaid Principal Balance	Valuation Allowance	Average Outstanding Balance	Interest Income Recognized
Impaired loans with a valuation allowance
Commercial real estate	$6,748	$6,888	$1,915	$7,256	$400
Commercial other	521	521	120	879	51
Agricultural real estate	90	90	30	91	4
Agricultural other	—	—	—	53	—
Residential real estate senior liens	14,061	15,315	2,278	11,111	442
Residential real estate junior liens	48	64	9	80	2
Home equity lines of credit	—	—	—	—	—
Consumer secured	—	—	—	—	—
Total impaired loans with a valuation allowance	21,468	22,878	4,352	19,470	899
Impaired loans without a valuation allowance
Commercial real estate	5,622	6,499		4,312	337
Commercial other	925	1,035		989	83
Agricultural real estate	1,370	1,370		320	28
Agricultural other	78	198		357	(7)
Home equity lines of credit	193	493		180	16
Consumer secured	119	148		72	2
Total impaired loans without a valuation allowance	8,307	9,743		6,230	459
Impaired loans
Commercial	13,816	14,943	2,035	13,436	871
Agricultural	1,538	1,658	30	821	25
Residential real estate	14,302	15,872	2,287	11,371	460
Consumer	119	148	—	72	2
Total impaired loans	$29,775	$32,621	$4,352	$25,700	$1,358
As of December 31, 2014 and December 31, 2013, we had committed to advance $0 and $134, respectively, in connection with impaired loans, which include TDRs.
Troubled Debt Restructurings
Loan modifications are considered to be TDRs when the modification includes terms outside of normal lending practices to a borrower who is experiencing financial difficulties.
Typical concessions granted include, but are not limited to:

1.	Agreeing to interest rates below prevailing market rates for debt with similar risk characteristics.

2.	Extending the amortization period beyond typical lending guidelines for loans with similar risk characteristics.

3.	Forgiving principal.

4.	Forgiving accrued interest.
To determine if a borrower is experiencing financial difficulties, factors we consider include:

1.	The borrower is currently in default on any of their debt.

2.	The borrower would likely default on any of their debt if the concession was not granted.

3.	The borrower’s cash flow was insufficient to service all of their debt if the concession was not granted.

4.	The borrower has declared, or is in the process of declaring, bankruptcy.

5.	The borrower is unlikely to continue as a going concern (if the entity is a business).

The following is a summary of information pertaining to TDRs granted in the years ended December 31:

	2014			2013
	Number of Loans	Pre-Modification Recorded Investment	Post-Modification Recorded Investment	Number of Loans	Pre-Modification Recorded Investment	Post-Modification Recorded Investment
Commercial other	9	$1,533	$1,533	18	$5,299	$5,103
Agricultural other	1	49	49	4	1,379	1,379
Residential real estate
Senior liens	15	1,011	1,011	55	6,069	6,053
Junior liens	4	233	233	1	20	20
Home equity lines of credit	1	160	160	—	—	—
Total residential real estate	20	1,404	1,404	56	6,089	6,073
Consumer
Secured	—	—	—	1	27	27
Unsecured	4	18	18	2	34	34
Total consumer	4	18	18	3	61	61
Total	34	$3,004	$3,004	81	$12,828	$12,616
The following tables summarize concessions we granted to borrowers in financial difficulty in the years ended December 31:

	2014				2013
	Below Market Interest Rate		Below Market Interest Rate and Extension of Amortization Period		Below Market Interest Rate		Below Market Interest Rate and Extension of Amortization Period
	Number of Loans	Pre-Modification Recorded Investment	Number of Loans	Pre-Modification Recorded Investment	Number of Loans	Pre-Modification Recorded Investment	Number of Loans	Pre-Modification Recorded Investment
Commercial other	8	$1,525	1	$8	12	$3,070	6	$2,229
Agricultural other	—	—	1	49	4	1,379	—	—
Residential real estate
Senior liens	3	97	12	914	24	1,904	31	4,165
Junior liens	2	152	2	81	—	—	1	20
Home equity lines of credit	1	160	—	—	—	—	—	—
Total residential real estate	6	409	14	995	24	1,904	32	4,185
Consumer
Secured	—	—	—	—	1	27	—	—
Unsecured	3	15	1	3	1	16	1	18
Total Consumer	3	15	1	3	2	43	1	18
Total	17	$1,949	17	$1,055	42	$6,396	39	$6,432
We did not restructure any loans by forgiving principal or accrued interest during 2014 or 2013.
Based on our historical loss experience, losses associated with TDRs are not significantly different than other impaired loans within the same loan segment. As such, TDRs, including TDRs that have been modified in the past 12 months that subsequently defaulted, are analyzed in the same manner as other impaired loans within their respective loan segment.

Following is a summary of loans that defaulted in the years ended December 31, which were modified within 12 months prior to the default date:

	2014				2013
	Number of Loans	Pre- Default Recorded Investment	Charge-Off Recorded Upon Default	Post- Default Recorded Investment	Number of Loans	Pre- Default Recorded Investment	Charge-Off Recorded Upon Default	Post- Default Recorded Investment
Residential real estate senior liens	—	$—	$—	$—	1	$62	$11	$51
Consumer unsecured	2	7	7	—	1	16	16	—
Total	2	$7	$7	$—	2	$78	$27	$51
The following is a summary of TDR loan balances as of December 31:

	2014	2013
TDRs	$23,341	$25,865
Note 6 – Premises and Equipment
A summary of premises and equipment at December 31 follows:

	2014	2013
Land	$5,429	$5,429
Buildings and improvements	25,441	24,765
Furniture and equipment	31,011	30,128
Total	61,881	60,322
Less: accumulated depreciation	36,000	34,603
Premises and equipment, net	$25,881	$25,719
Depreciation expense amounted to $2,551, $2,556, and $2,417 in 2014, 2013, and 2012, respectively.
Note 7 – Goodwill and Other Intangible Assets
The carrying amount of goodwill was $45,618 at December 31, 2014 and 2013.
Identifiable intangible assets were as follows as of December 31:

	2014
	Gross Intangible Assets	Accumulated Amortization	Net Intangible Assets
Core deposit premium resulting from acquisitions	$5,373	$4,863	$510

	2013
	Gross Intangible Assets	Accumulated Amortization	Net Intangible Assets
Core deposit premium resulting from acquisitions	$5,373	$4,680	$693
Amortization expense associated with identifiable intangible assets was $183, $221, and $260 in 2014, 2013, and 2012, respectively.

Estimated amortization expense associated with identifiable intangibles for each of the next five years succeeding December 31, 2014, and thereafter is as follows:

Estimated Amortization Expense
2015	$145
2016	106
2017	74
2018	62
2019	49
Thereafter	74
Total	$510
Note 8 – Deposits
Scheduled maturities of time deposits for the next five years, and thereafter, are as follows:

Scheduled Maturities of Time Deposits
2015	$217,505
2016	75,192
2017	56,391
2018	50,550
2019	22,901
Thereafter	17,723
Total	$440,262
Interest expense on time deposits greater than $100 was $2,920 in 2014, $3,203 in 2013 and $3,854 in 2012.
Note 9 – Borrowed Funds
Borrowed funds consist of the following obligations at December 31:

	2014		2013
	Amount	Rate	Amount	Rate
FHLB advances	$192,000	2.05%	$162,000	2.02%
Securities sold under agreements to repurchase without stated maturity dates	95,070	0.14%	106,025	0.13%
Securities sold under agreements to repurchase with stated maturity dates	439	3.25%	11,301	3.30%
Federal funds purchased	2,200	0.50%	—	—
Total	$289,709	1.41%	$279,326	1.35%
FHLB advances are collateralized by a blanket lien on all qualified 1-4 family residential real estate loans, AFS securities, and FHLB stock.

The following table lists the maturity and weighted average interest rates of FHLB advances as of December 31:

	2014		2013
	Amount	Rate	Amount	Rate
Fixed rate advances due 2014	$—	—	$10,000	0.48%
Fixed rate advances due 2015	42,000	0.72%	32,000	0.84%
Fixed rate advances due 2016	10,000	2.15%	10,000	2.15%
Fixed rate advances due 2017	30,000	1.95%	30,000	1.95%
Fixed rate advances due 2018	40,000	2.35%	40,000	2.35%
Fixed rate advances due 2019	20,000	3.11%	20,000	3.11%
Fixed rate advances due 2020	10,000	1.98%	10,000	1.98%
Fixed rate advances due 2021	30,000	2.26%	—	—
Fixed rate advances due 2023	10,000	3.90%	10,000	3.90%
Total	$192,000	2.05%	$162,000	2.02%
Securities sold under agreements to repurchase are classified as secured borrowings and are reflected at the amount of cash received in connection with the transaction. The securities underlying the agreements have a carrying value and a fair value of $135,222 and $148,930 at December 31, 2014 and 2013, respectively. Such securities remain under our control. We may be required to provide additional collateral based on the fair value of underlying securities.
The following table lists the maturity and weighted average interest rates of securities sold under agreements to repurchase with stated maturity dates at December 31:

	2014		2013
	Amount	Rate	Amount	Rate
Repurchase agreements due 2014	$—	—	$10,876	3.30%
Repurchase agreements due 2015	439	3.25%	425	3.25%
Total	$439	3.25%	$11,301	3.30%
Securities sold under repurchase agreements without stated maturity dates, federal funds purchased, and FRB Discount Window advances generally mature within one to four days from the transaction date. The following table provides a summary of securities sold under repurchase agreements without stated maturity dates, federal funds purchased, and FRB Discount Window advances borrowings for the years ended December 31:

	2014			2013
	Maximum Month End Balance	Average Balance	Weighted Average Interest Rate During the Period	Maximum Month End Balance	Average Balance	Weighted Average Interest Rate During the Period
Securities sold under agreements to repurchase without stated maturity dates	$95,070	$91,422	0.13%	$106,025	$74,602	0.15%
Federal funds purchased	17,700	4,589	0.48%	13,700	4,445	0.61%
We had pledged trading securities, AFS securities, and 1-4 family residential real estate loans in the following amounts at December 31:

	2014	2013
Pledged to secure borrowed funds	$324,584	$320,173
Pledged to secure repurchase agreements	135,222	148,930
Pledged for public deposits and for other purposes necessary or required by law	19,851	20,922
Total	$479,657	$490,025
As of December 31, 2014, we had the ability to borrow up to an additional $112,301, based on assets pledged as collateral. We had no investment securities that are restricted to be pledged for specific purposes.

Note 10 – Other Noninterest Expenses
A summary of expenses included in other noninterest expenses is as follows for the years ended December 31:

	2014	2013	2012
Marketing and community relations	$1,431	$1,131	$1,965
FDIC insurance premiums	842	1,082	864
Audit and related fees	809	738	711
Director fees	775	819	885
Education and travel	625	502	588
Postage and freight	397	387	389
Printing and supplies	367	396	424
Loan underwriting fees	361	423	403
Consulting fees	349	315	482
Legal fees	320	359	268
Other losses	250	109	300
Amortization of deposit premium	183	221	260
State taxes	171	140	187
Foreclosed asset and collection	122	211	202
All other	1,628	1,517	1,123
Total other	$8,630	$8,350	$9,051
Note 11 – Federal Income Taxes
Components of the consolidated provision for federal income taxes are as follows for the years ended December 31:

	2014	2013	2012
Currently payable	$2,159	$3,404	$1,747
Deferred (benefit) expense	185	(1,208)	616
Income tax expense	$2,344	$2,196	$2,363

The reconciliation of the provision for federal income taxes and the amount computed at the federal statutory tax rate of 34% of income before federal income tax expense is as follows for the year ended December 31:

	2014	2013	2012
Income taxes at 34% statutory rate	$5,463	$5,000	$4,953
Effect of nontaxable income
Interest income on tax exempt municipal securities	(1,999)	(1,746)	(1,675)
Earnings on corporate owned life insurance policies	(255)	(249)	(238)
Other	(263)	(154)	(147)
Total effect of nontaxable income	(2,517)	(2,149)	(2,060)
Effect of nondeductible expenses	156	146	137
Effect of tax credits	(758)	(801)	(667)
Federal income tax expense	$2,344	$2,196	$2,363

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for federal income tax purposes. Significant components of our deferred tax assets and liabilities, included in other assets in the accompanying consolidated balance sheets, are as follows as of December 31:

	2014	2013
Deferred tax assets
Allowance for loan losses	$2,507	$2,988
Deferred directors’ fees	2,414	2,313
Employee benefit plans	255	257
Core deposit premium and acquisition expenses	1,037	971
Net unrealized losses on trading securities	361	360
Net unrecognized actuarial losses on pension plan	1,962	1,100
Net unrealized losses on available-for-sale securities	—	1,345
Life insurance death benefit payable	804	804
Alternative minimum tax	650	729
Other	203	321
Total deferred tax assets	10,193	11,188
Deferred tax liabilities
Prepaid pension cost	989	1,023
Premises and equipment	247	449
Accretion on securities	49	42
Core deposit premium and acquisition expenses	1,229	1,229
Net unrealized gains on available-for-sale securities	2,339	—
Other	449	547
Total deferred tax liabilities	5,302	3,290
Net deferred tax assets	$4,891	$7,898
We are subject to U.S. federal income tax; however, we are no longer subject to examination by taxing authorities for years before 2011. There are no material uncertain tax positions requiring recognition in our consolidated financial statements. We do not expect the total amount of unrecognized tax benefits to significantly increase in the next twelve months.
We recognize interest and/or penalties related to income tax matters in income tax expense. We do not have any amounts accrued for interest and penalties at December 31, 2014 and 2013 and we not aware of any claims for such amounts by federal income tax authorities.
Note 12 – Off-Balance-Sheet Activities
Credit-Related Financial Instruments
We are party to credit related financial instruments with off-balance-sheet risk. These financial instruments are entered into in the normal course of business to meet the financing needs of our customers. These financial instruments, which include commitments to extend credit and standby letters of credit, involve, to varying degrees, elements of credit and IRR in excess of the amounts recognized in the consolidated balance sheets. The contract or notional amounts of these instruments reflect the extent of involvement we have in a particular class of financial instrument.

	December 31
	2014	2013
Unfunded commitments under lines of credit	$116,935	$121,959
Commercial and standby letters of credit	4,985	4,169
Commitments to grant loans	13,988	29,096
Unfunded commitments under lines of credit are commitments for possible future extensions of credit to existing customers. These commitments may expire without being drawn upon. Therefore, the total commitment amounts do not necessarily represent future cash requirements.

Commercial and standby letters of credit are conditional commitments we issued to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support private borrowing arrangements, including commercial paper, bond financing, and similar transactions. These commitments to extend credit and letters of credit mature within one year. The credit risk involved in these transactions is essentially the same as that involved in extending loans to customers. We evaluate each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if we deem necessary upon the extension of credit, is based on our credit evaluation of the borrower. While we consider standby letters of credit to be guarantees, the amount of the liability related to such guarantees on the commitment date is not significant and a liability related to such guarantees is not recorded on the consolidated balance sheets.
Commitments to grant loans are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The amount of collateral obtained, if we deem necessary, is based on our credit evaluation of the customer. Commitments to grant loans include loans committed to be sold to the secondary market.
Our exposure to credit-related loss in the event of nonperformance by the counter parties to the financial instruments for commitments to extend credit and standby letters of credit could be up to the contractual notional amount of those instruments. We use the same credit policies in deciding to make these commitments as we do for extending loans to customers. No significant losses are anticipated as a result of these commitments.
Note 13 – On-Balance Sheet Activities
Derivative Loan Commitments
Mortgage loan commitments are referred to as derivative loan commitments if the loan that will result from exercise of the commitment will be held for sale upon funding. We enter into commitments to fund residential mortgage loans at specific times in the future, with the intention that these loans will subsequently be sold in the secondary market. A mortgage loan commitment binds us to lend funds to a potential borrower at a specified interest rate within a specified period of time, generally up to 60 days after inception of the rate lock.
Outstanding derivative loan commitments expose us to the risk that the price of the loans arising from the exercise of the loan commitment might decline from the inception of the rate lock to funding of the loan due to increases in mortgage interest rates. If interest rates increase, the value of these loan commitments decreases. Conversely, if interest rates decrease, the value of these loan commitments increase. The notional amount of undesignated interest rate lock commitments was $632 and $182 at December 31, 2014 and 2013, respectively.
Forward Loan Sale Commitments
To protect against the price risk inherent in derivative loan commitments, we utilize both “mandatory delivery” and “best efforts” forward loan sale commitments to mitigate the risk of potential decreases in the values of loan that would result from the exercise of the derivative loan commitments.
With a “mandatory delivery” contract, we commit to deliver a certain principal amount of mortgage loans to an investor at a specified price on or before a specified date. If we fail to deliver the amount of mortgages necessary to fulfill the commitment by the specified date, we are obligated to pay a “pair-off” fee, based on then current market prices, to the investor to compensate the investor for the shortfall.
With a “best efforts” contract, we commit to deliver an individual mortgage loan of a specified principal amount and quality to an investor if the loan to the underlying borrower closes. Generally, the price the investor will pay the seller for an individual loan is specified prior to the loan being funded (e.g. on the same day the lender commits to lend funds to a potential borrower).
We expect that these forward loan sale commitments will experience changes in fair value opposite to the change in fair value of derivative loan commitments. The notional amount of undesignated forward loan sale commitments was $1,533 and $1,286 at December 31, 2014 and 2013, respectively.
The fair values of the rate lock loan commitments related to the origination of mortgage loans that will be held for sale and the forward loan sale commitments are deemed insignificant by management and, accordingly, are not recorded in our consolidated financial statements.

Note 14 – Commitments and Other Matters
Banking regulations require us to maintain cash reserve balances in currency or as deposits with the FRB. At December 31, 2014 and 2013, the reserve balances amounted to $963 and $910, respectively.
Banking regulations limit the transfer of assets in the form of dividends, loans, or advances from the Bank to the Corporation. At December 31, 2014, substantially all of the Bank’s assets were restricted from transfer to the Corporation in the form of loans or advances. Consequently, Bank dividends are the principal source of funds for the Corporation. Payment of dividends without regulatory approval is limited to the current year’s retained net income plus retained net income for the preceding two years, less any required transfers to common stock. At January 1, 2015, the amount available to the Corporation for dividends from the Bank, without regulatory approval, was approximately $22,800.
Note 15 – Minimum Regulatory Capital Requirements
The Corporation (on a consolidated basis) and the Bank are subject to various regulatory capital requirements administered by the FRB and the FDIC. Failure to meet minimum capital requirements can initiate mandatory and possibly additional discretionary actions by the FRB and the FDIC that if undertaken, could have a material effect on our financial statements. Under regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, we must meet specific capital guidelines that include quantitative measures of assets, liabilities, capital, and certain off-balance-sheet items, as calculated under regulatory accounting standards. Our capital amounts and classifications are also subject to qualitative judgments by the FRB and the FDIC about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.
Quantitative measures established by regulation to ensure capital adequacy require us to maintain minimum amounts and ratios (set forth in the following table) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and Tier 1 capital to average assets (as defined). We believe, as of December 31, 2014 and 2013, that we met all capital adequacy requirements.
As of December 31, 2014, the most recent notifications from the FRB and the FDIC categorized us as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the following tables. There are no conditions or events since the notifications that we believe has changed our categories. Our actual capital amounts and ratios are also presented in the table.

	Actual		Minimum Capital Requirement		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2014
Total capital to risk weighted assets
Isabella Bank	$128,074	14.16%	$72,341	8.00%	$90,426	10.00%
Consolidated	138,820	15.18	73,170	8.00	N/A	N/A
Tier 1 capital to risk weighted assets
Isabella Bank	117,974	13.05	36,170	4.00	54,255	6.00
Consolidated	128,720	14.08	36,585	4.00	N/A	N/A
Tier 1 capital to average assets
Isabella Bank	117,974	7.96	59,297	4.00	74,121	5.00
Consolidated	128,720	8.59	59,908	4.00	N/A	N/A

	Actual		Minimum Capital Requirement		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2013
Total capital to risk weighted assets
Isabella Bank	$120,067	13.84%	$69,390	8.00%	$86,738	10.00%
Consolidated	131,398	14.92	70,452	8.00	N/A	N/A
Tier 1 capital to risk weighted assets
Isabella Bank	109,217	12.59	34,695	4.00	52,043	6.00
Consolidated	120,384	13.67	35,226	4.00	N/A	N/A
Tier 1 capital to average assets
Isabella Bank	109,217	7.75	56,403	4.00	70,504	5.00
Consolidated	120,384	8.46	56,932	4.00	N/A	N/A
Note 16 – Benefit Plans
401(k) Plan
We have a 401(k) plan in which substantially all employees are eligible to participate. Employees may contribute up to 100% of their compensation subject to certain limits based on federal tax laws. The plan was amended in 2013 to provide a matching safe harbor contribution for all eligible employees equal to 100% of the first 5.0% of an employee's compensation contributed to the Plan during the year. Employees are 100% vested in the safe harbor matching contributions.
For 2012, we made a 3.0% safe harbor contribution for all eligible employees and matching contributions equal to 50% of the first 4.0% of an employee’s compensation contributed to the Plan during the year. Employees were 100% vested in the safe harbor contributions and were 0% vested through their first two years of employment and were 100% vested after 6 years of service for matching contributions.
For 2014, 2013 and 2012, expenses attributable to the Plan were $655, $608, and $662, respectively.
Defined Benefit Pension Plan
We maintain a noncontributory defined benefit pension plan, which was curtailed effective March 1, 2007. As a result of the curtailment, future salary increases are no longer considered (the projected benefit obligation is equal to the accumulated benefit obligation), and plan benefits are based on years of service and the individual employee’s five highest consecutive years of compensation out of the last ten years of service through March 1, 2007.

Changes in the projected benefit obligation and plan assets during each year, the funded status of the plan, and the net amount recognized on our consolidated balance sheets using an actuarial measurement date of December 31, are summarized as follows during the years ended December 31:

	2014	2013
Change in benefit obligation
Benefit obligation, January 1	$10,732	$12,209
Interest cost	486	450
Actuarial (gain) loss	3,049	(1,294)
Benefits paid, including plan expenses	(1,017)	(633)
Benefit obligation, December 31	13,250	10,732
Change in plan assets
Fair value of plan assets, January 1	10,508	9,650
Investment return	699	1,276
Contributions	200	215
Benefits paid, including plan expenses	(1,017)	(633)
Fair value of plan assets, December 31	10,390	10,508
Deficiency in funded status at December 31, included on the consolidated balance sheets in accrued interest payable and other liabilities	$(2,860)	$(224)

	2014	2013
Change in accrued pension benefit costs
Accrued benefit cost at January 1	$(224)	$(2,559)
Contributions	200	215
Net periodic benefit cost	(300)	(208)
Net change in unrecognized actuarial loss and prior service cost	(2,536)	2,328
Accrued pension benefit cost at December 31	$(2,860)	$(224)
We have recorded the funded status of the Plan in our consolidated balance sheets. We adjust the underfunded status in a liability account to reflect the current funded status of the plan. Our liability increased in 2014 as a result of changes in mortality tables and discount rates used to determine the current benefit obligation. Any gains or losses that arise during the year but are not recognized as components of net periodic benefit cost are recognized as a component of other comprehensive income (loss). The components of net periodic benefit cost are as follows for the years ended December 31:

	2014	2013	2012
Interest cost on benefit obligation	$486	$450	$470
Expected return on plan assets	(615)	(572)	(511)
Amortization of unrecognized actuarial net loss	169	330	292
Settlement loss	260	—	—
Net periodic benefit cost	$300	$208	$251
During 2014, an additional settlement loss of $260 was recognized in connection with lump-sum benefits distributions. Many plan participants elect to receive their retirement benefit payments in the form of lump-sum settlements. Pro rata settlement losses, which can occasionally occur as a result of these lump sum distributions, are recognized only in years when the total of such distributions exceed the sum of the service and interest expense components of net periodic benefit cost.
Accumulated other comprehensive income at December 31, 2014 includes net unrecognized pension costs before income taxes of $5,770, of which $241 is expected to be amortized into benefit cost during 2015.
The actuarial assumptions used in determining the benefit obligation are as follows for the years ended December 31:

	2014	2013	2012
Discount rate	3.80%	4.64%	3.75%
Expected long-term rate of return	6.00%	6.00%	6.00%

The actuarial weighted average assumptions used in determining the net periodic pension costs are as follows for the years ended December 31:

	2014	2013	2012
Discount rate	4.64%	3.75%	4.22%
Expected long-term return on plan assets	6.00%	6.00%	6.00%
As a result of the curtailment of the Plan, there is no rate of compensation increase considered in the above assumptions.
The expected long term rate of return is an estimate of anticipated future long term rates of return on plan assets as measured on a market value basis. Factors considered in arriving at this assumption include:

•	Historical long term rates of return for broad asset classes.

•	Actual past rates of return achieved by the plan.

•	The general mix of assets held by the plan.

•	The stated investment policy for the plan.
The selected rate of return is net of anticipated investment related expenses.
Plan Assets
Our overall investment strategy is to moderately grow the portfolio by investing 50% of the portfolio in equity securities and 50% in fixed income securities. This strategy is designed to generate a long term rate of return of 6.00%.  Equity securities primarily consist of the S&P 500 Index with a smaller allocation to the Small Cap and International Index.  Fixed income securities are invested in the Bond Market Index.  The Plan has appropriate assets invested in short term investments to meet near-term benefit payments.
The asset mix and the sector weighting of the investments are determined by our pension committee, which is comprised of members of our management. To manage the Plan, we retain a third party investment advisor to conduct consultations. We review the performance of the advisor at least annually.
The fair values of our pension plan assets by asset category were as follows as of December 31:

	2014		2013
	Total	(Level 2)	Total	(Level 2)
Short-term investments	$804	$804	$142	$142
Common collective trusts
Fixed income	4,738	4,738	5,064	5,064
Equity investments	4,848	4,848	5,302	5,302
Total	$10,390	$10,390	$10,508	$10,508
The following is a description of the valuation methodologies used for assets measured at fair value. There have been no changes in the methodologies used at December 31, 2014 and 2013:

•	Short-term investments: Shares of a money market portfolio, which is valued using amortized cost, which approximates fair value.

•
Common collective trusts: These investments are public investment securities valued using the NAV provided by a third party investment advisor. The NAV is quoted on a private market that is not active; however, the unit price is based on underlying investments which are traded on an active market.

We do not anticipate any contributions to the plan in 2015.
The components of projected net periodic benefit cost are as follows for the year ending:

December 31, 2015
Interest cost on projected benefit obligation	$493
Expected return on plan assets	(607)
Amortization of unrecognized actuarial net loss	355
Net periodic benefit cost	$241

Estimated future benefit payments are as follows for the next ten years:

Estimated Benefit Payments
2015	$535
2016	526
2017	555
2018	559
2019	604
2020 - 2024	3,425
Equity Compensation Plan
Pursuant to the terms of the Directors Plan, our directors are required to invest at least 25% of their board fees in our common stock. These stock investments can be made either through deferred fees or through the purchase of shares through the Dividend Reinvestment Plan. Deferred fees, under the Directors Plan, are converted on a quarterly basis into shares of our common stock based on the fair value of a share of common stock as of the relevant valuation date. Stock credited to a participant’s account is eligible for stock and cash dividends as declared. Dividend Reinvestment Plan shares are purchased on a monthly basis pursuant to the Dividend Reinvestment Plan.
Distribution of deferred fees from the Directors Plan occurs when the participant retires from the Board or upon the occurrence of certain other events. The participant is eligible to receive a lump-sum, in-kind, distribution of all of the stock that is then in his or her account, and any unconverted cash will be converted to and rounded up to whole shares of stock and distributed, as well. The Directors Plan does not allow for cash settlement, and therefore, such share-based payment awards qualify for classification as equity. All authorized but unissued shares of common stock are eligible for issuance under the Directors Plan. We may also purchase shares of common stock on the open market to meet our obligations under the Directors Plan.
We maintain the Rabbi Trust to fund the Directors Plan. The Rabbi Trust is an irrevocable grantor trust to which we may contribute assets for the limited purpose of funding a nonqualified deferred compensation plan. Although we may not reach the assets of the Rabbi Trust for any purpose other than meeting our obligations under the Directors Plan, the assets of the Rabbi Trust remain subject to the claims of our creditors and are included in the consolidated financial statements. We may contribute cash or common stock to the Rabbi Trust from time to time for the sole purpose of funding the Directors Plan. The Rabbi Trust will use any cash that we contributed to purchase shares of our common stock on the open market through our brokerage services department.
The components of shares eligible to be issued under the Directors Plan were as follows as of December 31:

	2014		2013
	Eligible Shares	Market Value	Eligible Shares	Market Value
Unissued	173,435	$3,902	172,550	$4,115
Shares held in Rabbi Trust	13,934	314	12,761	304
Total	187,369	$4,216	185,311	$4,419
Other Employee Benefit Plans
We maintain two nonqualified supplementary employee retirement plans to provide supplemental retirement benefits to specified participants. Expenses related to these programs for 2014, 2013 and 2012 were $372, $375, and $382, respectively, and are being recognized over the participants’ expected years of service.
We maintain a non-leveraged ESOP which was frozen to new participants on December 31, 2006. Contributions to the plan are discretionary and are approved by the Board of Directors and recorded as compensation expense. During 2012, the Board of Directors approved a contribution of $75 to the ESOP. We made no contributions in 2014 or 2013. Compensation cost related to the plan for 2014, 2013 and 2012 was $23, $29, and $102, respectively. Total allocated shares outstanding related to the ESOP at December 31, 2014, 2013, and 2012 were 241,958, 241,958, and 246,404, respectively. Such shares are included in the computation of dividends and earnings per share in each of the respective years.

We maintain a self-funded medical plan under which we are responsible for the first $75 per year of claims made by a covered family. Expenses are accrued based on estimates of the aggregate liability for claims incurred and our experience. Expenses were $1,786 in 2014, $2,698 in 2013 and $2,534 in 2012.
Note 17 – Accumulated Other Comprehensive Income (Loss)
AOCI includes net income as well as unrealized gains and losses, net of tax, on AFS investment securities owned and changes in the funded status of our defined benefit pension plan, which are excluded from net income. Unrealized AFS securities gains and losses and changes in the funded status of the pension plan, net of tax, are excluded from net income, and are reflected as a direct charge or credit to shareholders’ equity. Comprehensive income (loss) and the related components are disclosed in the consolidated statements of comprehensive income.
The following table summarizes the changes in AOCI by component for the years ended December 31 (net of tax):

	Unrealized Holding Gains (Losses) on AFS Securities	Change in Unrecognized Pension Cost on Defined Benefit Pension Plan	Total
Balance, January 1, 2012	$5,942	$(3,453)	$2,489
OCI before reclassifications	3,921	(580)	3,341
Amounts reclassified from AOCI	(837)	251	(586)
Subtotal	3,084	(329)	2,755
Tax effect	(348)	111	(237)
OCI, net of tax	2,736	(218)	2,518
Balance, December 31, 2012	8,678	(3,671)	5,007
OCI before reclassifications	(18,971)	2,120	(16,851)
Amounts reclassified from AOCI	(171)	208	37
Subtotal	(19,142)	2,328	(16,814)
Tax effect	6,257	(791)	5,466
OCI, net of tax	(12,885)	1,537	(11,348)
Balance, December 31, 2013	(4,207)	(2,134)	(6,341)
OCI before reclassifications	11,290	(2,836)	8,454
Amounts reclassified from AOCI	(97)	300	203
Subtotal	11,193	(2,536)	8,657
Tax effect	(3,684)	862	(2,822)
OCI, net of tax	7,509	(1,674)	5,835
Balance, December 31, 2014	$3,302	$(3,808)	$(506)
Included in OCI for the years ended December 31, 2014 and 2013 are changes in unrealized holding gains and losses related to auction rate money market preferred and preferred stocks. For federal income tax purposes, these securities are considered equity investments. As such, no deferred federal income taxes related to unrealized holding gains or losses are expected or recorded.

A summary of the components of unrealized holding gains on AFS securities included in OCI follows for the years ended December 31:

	2014			2013			2012
	Auction Rate Money Market Preferred and Preferred Stocks	All Other AFS Securities	Total	Auction Rate Money Market Preferred and Preferred Stocks	All Other AFS Securities	Total	Auction Rate Money Market Preferred and Preferred Stocks	All Other AFS securities	Total
Unrealized gains (losses) arising during the period	$355	$10,935	$11,290	$(737)	$(18,234)	$(18,971)	$2,059	$1,862	$3,921
Reclassification adjustment for net realized (gains) losses included in net income	—	(97)	(97)	—	(171)	(171)	—	(1,119)	(1,119)
Reclassification adjustment for impairment loss included in net income	—	—	—	—	—	—	—	282	282
Net unrealized gains (losses)	355	10,838	11,193	(737)	(18,405)	(19,142)	2,059	1,025	3,084
Tax effect	—	(3,684)	(3,684)	—	6,257	6,257	—	(348)	(348)
Unrealized gains (losses), net of tax	$355	$7,154	$7,509	$(737)	$(12,148)	$(12,885)	$2,059	$677	$2,736
The following table details reclassification adjustments and the related affected line items in our consolidated statements of income for the years ended December 31:

Details about AOCI components	Amount Reclassified from AOCI			Affected Line Item in the Consolidated Statements of Income
	2014	2013	2012
Unrealized holding gains (losses) on AFS securities
	$97	$171	$1,119	Net gains (losses) on sale of AFS securities
	—	—	(282)	Net AFS impairment loss
	97	171	837	Income before federal income tax expense
	33	58	285	Federal income tax expense
	$64	$113	$552	Net income

Change in unrecognized pension cost on defined benefit pension plan
	$300	$208	$251	Compensation and benefits
	102	71	85	Federal income tax expense
	$198	$137	$166	Net income

Note 18 – Related Party Transactions
In the ordinary course of business, we grant loans to principal officers and directors and their affiliates (including their families and companies in which they have 10% or more ownership). Annual activity consisted of the following for the years ended December 31:

	2014	2013
Balance, January 1	$4,178	$6,598
New loans	1,475	2,373
Repayments	(1,831)	(4,793)
Balance, December 31	$3,822	$4,178
Total deposits of these principal officers and directors and their affiliates amounted to $5,861 and $6,158 at December 31, 2014 and 2013, respectively. In addition, the ESOP held deposits with the Bank aggregating $392 and $292, respectively, at December 31, 2014 and 2013.
From time-to-time, we make charitable donations to the Isabella Bank Foundation (the “Foundation”), which is an affiliated nonprofit entity formed for the purpose of distributing charitable donations to recipient organizations generally located in the communities we service. Donations are expensed when committed to the Foundation. The assets and transactions of the Foundation are not included in our consolidated financial statements.
Assets of the Foundation include cash and cash equivalents, certificates of deposit, and shares of Isabella Bank Corporation common stock. The Foundation owned 34,350 and 16,850 shares of our common stock as of December 31, 2014 and 2013, respectively. Such shares are included in the computation of dividends and earnings per share.
The following table displays total asset balances of, and our donations to, the Foundation as of, and for the years ended, December 31:

	2014	2013	2012
Total assets	$2,090	$1,815	$1,766
Donations	$500	$200	$850
Note 19 – Fair Value
Following is a description of the valuation methodologies, key inputs, and an indication of the level of the fair value hierarchy in which the assets or liabilities are classified.
Cash and cash equivalents: The carrying amounts of cash and demand deposits due from banks and interest bearing balances due from banks approximate fair values. As such, we classify cash and cash equivalents as Level 1.
Certificates of deposit held in other financial institutions: Certificates of deposit held in other financial institutions include certificates of deposit and other short term interest bearing balances that mature within 3 years. Fair value is determined using prices for similar assets with similar characteristics. As such, we classify certificates of deposits held in other financial institutions as Level 2.
AFS securities: AFS securities are recorded at fair value on a recurring basis. Level 1 fair value measurement is based upon quoted prices for identical instruments. Level 2 fair value measurement is based upon quoted prices for similar instruments. If quoted prices are not available, fair values are measured using independent pricing models or other model based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss and liquidity assumptions. The values for Level 1 and Level 2 investment securities are generally obtained from an independent third party. On a quarterly basis, we compare the values provided to alternative pricing sources.
Mortgage loans AFS: Mortgage loans AFS are carried at the lower of cost or fair value. The fair value of Mortgage loans AFS are based on what price secondary markets are currently offering for portfolios with similar characteristics. As such, we classify Mortgage loans AFS subject to nonrecurring fair value adjustments as Level 2.

Loans: For variable rate loans with no significant change in credit risk, fair values are based on carrying values. Fair values for fixed rate loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The resulting amounts are adjusted to estimate the effect of changes in the credit quality of borrowers since the loans were originated. As such, we classify loans as Level 3 assets.
We do not record loans at fair value on a recurring basis. However, from time-to-time, loans are classified as impaired and a specific allowance for loan losses may be established. Loans for which it is probable that payment of interest and principal will be significantly different than the contractual terms of the original loan agreement are considered impaired. Once a loan is identified as impaired, we measure the estimated impairment. The fair value of impaired loans is estimated using one of several methods, including the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral, less cost to sell, if the loan is collateral dependent. Those impaired loans not requiring an allowance represent loans for which the fair value of the expected repayments or collateral exceed the recorded investments in such loans.
We review the net realizable values of the underlying collateral for collateral dependent impaired loans on at least a quarterly basis for all loan types.  To determine the collateral value, we utilize independent appraisals, broker price opinions, or internal evaluations.  We review these valuations to determine whether an additional discount should be applied given the age of market information that may have been considered as well as other factors such as costs to carry and sell an asset if it is determined that the collateral will be liquidated in connection with the ultimate settlement of the loan. We use these valuations to determine if any specific reserves or charge-offs are necessary. We may obtain new valuations in certain circumstances, including when there has been significant deterioration in the condition of the collateral, if the foreclosure process has begun, or if the existing valuation is deemed to be outdated.
The following tables list the quantitative fair value information about impaired loans as of December 31:

	2014
Valuation Techniques	Fair Value	Unobservable Input	Range
		Discount applied to collateral appraisal:
		Real Estate	20% - 25%
		Equipment	30% - 40%
Discounted appraisal value	$8,720	Cash crop inventory	40%
		Other inventory	75%
		Accounts receivable	50%
		Liquor license	75%

	2013
Valuation Techniques	Fair Value	Unobservable Input	Range
		Discount applied to collateral appraisal:
		Real Estate	20% - 30%
		Equipment	50%
Discounted appraisal value	$13,902	Livestock	50%
		Cash crop inventory	50%
		Other inventory	75%
		Accounts receivable	75%
Discount factors with ranges are based on the age of the independent appraisal, broker price opinion, or internal evaluations.
Accrued interest receivable: The carrying amounts of accrued interest receivable approximate fair value. As such, we classify accrued interest receivable as Level 1.
Equity securities without readily determinable fair values: Included in equity securities without readily determinable fair values are FHLB stock and FRB stock as well as our ownership interests in Corporate Settlement Solutions, LLC and Valley Financial Corporation. The investment in Corporate Settlement Solutions, LLC, a title insurance company, was made in the first quarter 2008. We are not the managing entity of Corporate Settlement Solutions, LLC, and therefore, we account for our investment under the equity method of accounting. Valley Financial Corporation is the parent company of 1st State Bank in Saginaw, Michigan, which is a community bank that opened in 2005. We made investments in Valley Financial Corporation in 2004 and in 2007.

The lack of an active market, or other independent sources to validate fair value estimates coupled with the impact of future capital calls and transfer restrictions, is an inherent limitation in the valuation process. As the fair values of these investments are not readily determinable, they are not disclosed under a specific fair value hierarchy; however, they are reviewed quarterly for impairment. If we were to record an impairment adjustment related to these securities, it would be classified as a nonrecurring Level 3 fair value adjustment. During 2014 and 2013, there were no impairments recorded on equity securities without readily determinable fair values.
Foreclosed assets: Upon transfer from the loan portfolio, foreclosed assets (which are included in other assets) are adjusted to and subsequently carried at the lower of carrying value or fair value less costs to sell. Net realizable value is based upon independent market prices, appraised values of the collateral, or management’s estimation of the value of the collateral. Due to the inherent level of estimation in the valuation process, we record foreclosed assets as nonrecurring Level 3.
The table below lists the quantitative fair value information related to foreclosed assets as of:

	December 31, 2014
Valuation Techniques	Fair Value	Unobservable Input	Range
		Discount applied to collateral appraisal:
Discounted appraisal value	$885	Real Estate	20% - 25%

	December 31, 2013
Valuation Techniques	Fair Value	Unobservable Input	Range
		Discount applied to collateral appraisal:
Discounted appraisal value	$1,412	Real Estate	20% - 30%
Discount factors with ranges are based on the age of the independent appraisal, broker price opinion, or internal evaluations.
Goodwill and other intangible assets: Acquisition intangibles and goodwill are evaluated for potential impairment on at least an annual basis. Acquisition intangibles and goodwill are typically qualitatively evaluated to determine if it is more likely than not that the carrying balance is impaired. If it is determined that the carrying balance of acquisition intangibles or goodwill is more likely than not to be impaired, we perform a cash flow valuation to determine the extent of the potential impairment. If the testing resulted in impairment, we would classify goodwill and other acquisition intangibles subjected to nonrecurring fair value adjustments as Level 3. During 2014 and 2013, there were no impairments recorded on goodwill and other acquisition intangibles.
OMSR: OMSR (which are included in other assets) are subject to impairment testing. To test for impairment, we utilize a discounted cash flow analysis using interest rates and prepayment speed assumptions currently quoted for comparable instruments and discount rates. If the valuation model reflects a value less than the carrying value, OMSR are adjusted to fair value through a valuation allowance as determined by the model. As such, we classify OMSR subject to nonrecurring fair value adjustments as Level 2.
Deposits: The fair value of demand, savings, and money market deposits are, by definition, equal their carrying amounts and are classified as Level 1. Fair values for variable rate certificates of deposit approximate their carrying value. Fair values for fixed rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits. As such, fixed rate certificates of deposit are classified as Level 2.
Borrowed funds: The carrying amounts of federal funds purchased, borrowings under overnight repurchase agreements, and other short-term borrowings maturing within ninety days approximate their fair values. The fair values of other borrowed funds are estimated using discounted cash flow analyses based on current incremental borrowing arrangements. As such, borrowed funds are classified as Level 2.
Accrued interest payable: The carrying amounts of accrued interest payable approximate fair value. As such, we classify accrued interest payable as Level 1.
Commitments to extend credit, standby letters of credit, and undisbursed loans: Our commitments to extend credit, standby letters of credit, and undisbursed funds have no carrying amount and are estimated to have no realizable fair value. Historically, a majority of the unused commitments to extend credit have not been drawn upon and, generally, we do not receive fees in connection with these commitments other than standby letter of credit fees, which are not significant.

The preceding methods described may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Although we believe our valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement.
Estimated Fair Values of Financial Instruments Not Recorded at Fair Value in their Entirety on a Recurring Basis
Disclosure of the estimated fair values of financial instruments, which differ from carrying values, often requires the use of estimates. In cases where quoted market values in an active market are not available, we use present value techniques and other valuation methods to estimate the fair values of our financial instruments. These valuation methods require considerable judgment and the resulting estimates of fair value can be significantly affected by the assumptions made and methods used.

Note 20 – Parent Company Only Financial Information
Condensed Balance Sheets

	December 31
	2014	2013
ASSETS
Cash on deposit at the Bank	$1,035	$529
AFS securities	3,294	3,542
Investments in subsidiaries	124,827	110,192
Premises and equipment	1,982	2,013
Other assets	53,228	54,223
TOTAL ASSETS	$184,366	$170,499
LIABILITIES AND SHAREHOLDERS’ EQUITY
Other liabilities	$9,772	$9,890
Shareholders' equity	174,594	160,609
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$184,366	$170,499
Condensed Statements of Income

	Year Ended December 31
	2014	2013	2012
Income
Dividends from subsidiaries	$7,000	$7,000	$6,125
Interest income	150	161	174
Management fee and other	3,665	2,146	2,037
Total income	10,815	9,307	8,336
Expenses
Compensation and benefits	3,688	2,811	2,424
Occupancy and equipment	1,082	476	370
Audit and related fees	404	345	351
Other	1,395	958	945
Total expenses	6,569	4,590	4,090
Income before income tax benefit and equity in undistributed earnings of subsidiaries	4,246	4,717	4,246
Federal income tax benefit	940	790	673
Income before equity in undistributed earnings of subsidiaries	5,186	5,507	4,919
Undistributed earnings of subsidiaries	8,538	7,003	7,287
Net income	$13,724	$12,510	$12,206

Condensed Statements of Cash Flows

	Year Ended December 31
	2014	2013	2012
Operating activities
Net income	$13,724	$12,510	$12,206
Adjustments to reconcile net income to cash provided by operations
Undistributed earnings of subsidiaries	(8,538)	(7,003)	(7,287)
Undistributed earnings of equity securities without readily determinable fair values	37	74	(459)
Share-based payment awards	495	554	643
Depreciation	144	174	114
Net amortization of AFS securities	1	2	4
Deferred income tax expense (benefit)	(159)	(305)	425
Changes in operating assets and liabilities which provided (used) cash
Other assets	145	(51)	(513)
Accrued interest and other liabilities	1,516	1,238	(98)
Net cash provided by (used in) operating activities	7,365	7,193	5,035
Investing activities
Maturities, calls, principal repayments, and sales of AFS securities	250	395	370
Purchases of premises and equipment	(81)	(146)	(239)
Advances to subsidiaries, net of repayments	641	(299)	(50)
Net cash provided by (used in) investing activities	810	(50)	81
Financing activities
Net increase (decrease) in borrowed funds	(1,600)	(1,350)	(597)
Cash dividends paid on common stock	(6,843)	(6,456)	(6,074)
Proceeds from the issuance of common stock	4,227	3,618	2,898
Common stock repurchased	(3,122)	(2,375)	(1,980)
Common stock purchased for deferred compensation obligations	(331)	(383)	(505)
Net cash provided by (used in) financing activities	(7,669)	(6,946)	(6,258)
Increase (decrease) in cash and cash equivalents	506	197	(1,142)
Cash and cash equivalents at beginning of year	529	332	1,474
Cash and cash equivalents at end of year	$1,035	$529	$332
Note 21 – Operating Segments
Our reportable segments are based on legal entities that account for at least 10% of net operating results. The operations of the Bank as of December 31, 2014, 2013, and 2012 represent approximately 90% or more of our consolidated total assets and operating results. As such, no additional segment reporting is presented.

SHAREHOLDERS’ INFORMATION
Annual Meeting
The Annual Meeting of Shareholders will be held at 5:00 p.m., Tuesday, May 5, 2015, Comfort Inn Conference Center, 2424 S. Mission Street, Mt. Pleasant, Michigan.
Financial Information and Form 10-K
Copies of the 2014 Annual Report, Isabella Bank Corporation Form 10-K, and other financial information not contained herein are available on the Bank’s website (www.isabellabank.com) under the Investors tab, or may be obtained, without charge, by writing to:
Debra Campbell
Secretary
Isabella Bank Corporation
401 N. Main St.
Mt. Pleasant, Michigan 48858
Mission Statement
To create an operating environment that will provide shareholders with sustained growth in their investment while maintaining our independence and subsidiaries’ autonomy.
Equal Employment Opportunity
The equal employment opportunity clauses in Section 202 of the Executive Order 11246, as amended; 38 USC 2012, Vietnam Era Veterans Readjustment Act of 1974; Section 503 of the Rehabilitation Act of 1973, as amended; relative to equal employment opportunity and implementing rules and regulations of the Secretary of Labor are adhered to and supported by Isabella Bank Corporation, and its subsidiaries.

ISABELLA BANK CORPORATION

ISABELLA BANK CORPORATION
401 NORTH MAIN STREET
MOUNT PLEASANT, MI 48858

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The Board of Directors recommends you vote "FOR" Proposal 1.

Proposal 1- Proposal to elect the following four (4) persons as directors:	For	Against	Abstain
Dennis P. Angner (3 year term)	☐	☐	☐
Richard J. Barz (3 year term)	☐	☐	☐
Jay A. Evans (3 year term)	☐	☐	☐
W. Michael McGuire (3 year term)	☐	☐	☐

For address changes/comments, mark here. ☐
(see reverse for instructions)

Please indicate if you plan to attend this meeting ☐ **Yes** ☐ **No**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or other business entity, please sign full entity name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Shareholder Letter are available at www.proxyvote.com.

M83697-P59482

ISABELLA BANK CORPORATION
Annual Meeting of Shareholders
May 5, 2015 at 5:00 PM
This proxy is solicited by the Board of Directors

The Shareholder hereby appoints Thomas L. Kleinhardt, Dr. Jeffrey J. Barnes and Sarah R. Opperman as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote as designated on the reverse side, all the shares of Common Stock of Isabella Bank Corporation that the undersigned is eligible to vote as of March 12, 2015 at the Annual Meeting of Shareholders to be held on May 5, 2015 or any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1. The shares represented by this proxy will be voted in the discretion of the proxies on any other matters which may come before the meeting.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

To be signed on reverse side